AMENDMENT NUMBER 1:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

REGEN BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	45-5192997
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

   _______________________

4700 Spring Street, Suite 304, La Mesa, California, 91942

(619) 722-5505

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

     ________________________

Attn: David R. Koos

Chief Executive Officer

REGEN BIOPHARMA, INC.

4700 Spring Street, Suite 304

La Mesa, CA 91942

Tel: 619-702-1404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

   _________________________

Copies to:

Law Offices of William Aul

1600 Hotel Circle North

Suite 207

San Diego, CA 92108

Tel: 619 497 2555

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Aggregate Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,000,000	$2.00	$2,000,000	$220.40

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such State.these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED APRIL ___, 2023

REGEN BIOPHARMA, INC.

1,000,000 Shares of Common Stock

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

 This is a public offering of the Common Shares of Regen Biopharma, Inc.. We are offering 1,000,000 Common Shares at $2.00 per share (the “Shares”), in a best effort, direct public offering, by our officers and directors for the Company.

There is no minimum proceeds threshold for the offering. The offering will terminate within ninety days from the date of this prospectus. The Company will retain all proceeds received from the shares sold in this offering. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 14.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____, 2023.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Before investing in our common stock, you should read this entire prospectus carefully, especially the sections entitled “Risk Factors” beginning on page 14 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 118 , as well our financial statements and related notes included elsewhere in this prospectus. In this prospectus, the terms “Regen Biopharma, Inc.” “Regen ” “Company,” “we,” “us” and “our” refer to Regen Biopharma , Inc.. In this prospectus, the terms “KCL Therapeutics, Inc.” and “KCL” refer to KCL Therapeutics , Inc.( a wholly owned subsidiary of Regen Biopharma, Inc.

ABOUT US

We were incorporated April 24, 2012 under the laws of the State of Nevada. We intend to engage primarily in the development of regenerative medical applications which we intend to license, develop internally or acquire outright from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. The primary factor to be considered by us in arriving at a decision to advance an application further to Phase III clinical trials would be a greater than anticipated indication of efficacy seen in Phase I trials.

The Company has the following therapies in development:

HemaXellarate : HemaXellarate is a cellular composition of autologous stromal vascular fraction derived from adipose tissue. HemaXellarate contains endothelial progenitor cells as well as mesenchymal stem cells. It is believed by the Company that once re-infused into the patient, the patient’s bone marrow will regenerate and begin to function normally.

dCellVax: dCellVax is comprised of autologous dendritic cells which have been treated with an siRNA inhibitor of indoleamine-2,3-dioxygenase (IDO), an immunosuppressive enzyme. The Company believes that by inhibiting this enzyme in these dendritic cells, the patient’s cells can now attack cancers, particularly breast cancer.

tCellVax: Immune cells are removed from the patient, treated with siRNA to inhibit NR2F6 and the cells re-infused to the patient. The Company believes that once the inhibitor protein is blocked, the immune system will be very activated and kill tumors. siRNA is a double-stranded RNA molecule that is non-coding and is a powerful tool in drug targeting and therapeutics development as it is used to modulate gene expression through transcriptional or translational repression. The NR2F6 nuclear receptor has been identified as a potentially very important immune cell inhibitor (an immune checkpoint) and cancer stem cell differentiator.

DiffronC: This drug is intended to use our proprietary siRNA in vivo to inhibit cancer growth and activate T cells. The siRNA targets NR2F6. T cells are part of the immune system and develop from stem cells in the bone marrow.

DuraCar: DuraCar is comprised of CAR-T cells which have been treated with an shRNA targeting the gene NR2F6. By inhibiting NR2F6, we expect our DuraCar cells to have greater efficacy and persistence than conventional CAR-T cells and create a new, optimal way to manufacture CAR-T cells. We are currently in pre-clinical testing of this drug. Chimeric antigen receptor T cells ( CAR-T cells) are T cells that have been genetically engineered to produce an artificial T cell receptor for use in immunotherapy. Chimeric antigen receptors are receptor proteins that have been engineered to give T cells the new ability to target a specific antigen.

Small molecule: We have identified and patented a series of small molecules which can both activate and inhibit NR2F6. We are currently in pre-clinical testing of these drugs.

None of the abovementioned statements regarding any of our products in development are intended to be a prediction or conclusion of efficacy. No clinical trials on our product candidates have commenced so no conclusions of efficacy can be made.

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As of April 10, 2023 we have not licensed any existing therapies which may be marketed. On June 23, 2015 Regen Biopharma, Inc. ( “Regen”) entered into an agreement (“Agreement”) with Zander Therapeutics, Inc. ( “Zander”) whereby Regen granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen (” License IP”) for non-human veterinary therapeutic use for a term of fifteen years. Zander is under common control with the Company.

Pursuant to the Agreement, Zander shall pay to Regen one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement.

he abovementioned payments may be made, at Zander’s discretion, in cash or newly issued common stock of Zander or in common stock of Entest BioMedical Inc. valued as of the lowest closing price on the principal exchange upon which said common stock trades publicly within the 14 trading days prior to issuance.

Pursuant to the Agreement, Zander shall pay to Regen royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, Zander will pay Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Zander from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment pursuant to the terms and conditions of the Agreement).

Zander is obligated pay to Regen minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by Regen:

If Zander has not sold any Licensed Product by ten years of the effective date of the Agreement or Zander has not sold any Licensed Product for any twelve (12) month period after Zander’s first commercial sale of a Licensed Product.

The Agreement may be terminated by Zander with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to Regen with regard to that License IP.

The Agreement may be terminated by Zander with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to Regen with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

On April 7, 2021 Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) with Oncology Pharma, Inc. (“Licensee”) whereby Regen granted to Licensee an exclusive right and license for the development and commercialization of certain intellectual property ( “License IP”) for the treatment in humans of pancreatic cancer for a term of fifteen years from April 7, 2021.

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The License IP consists of antigen specific cancer vaccines in which modified mRNA is administered to produce epitopes able to produce an immune response which augments likelihood of successful induction of immunity. An epitope is the part of an antigen that is recognized by the immune system.

As consideration to Regen for the rights and license granted pursuant to the Agreement Licensee shall:

(a)	pay to Regen a nonrefundable fee of $55,000 no later than April 20,2021
(b)	pay to Regen royalties equal to five percent (5%) of the Net Sales as Net Sales are defined in the Agreement of any Licensed Products in a quarter.
(c)	pay to Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Licensee from sublicensees, excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment.

Licensed Product is defined in the Agreement as (a) any method, procedure, service or process that incorporates, uses, used, is covered by, infringes or would infringe any of the License IP in the U.S. or foreign jurisdictions; and (b) any apparatus, material, equipment, machine or other product that incorporates, uses, used, is covered by, infringes or would infringe any of the License IP in the U.S. or foreign jurisdictions but for the rights granted pursuant to the Agreement.

In the event that development of the License IP by the Licensee is not commenced as of the date that is nine months from the effective date of the Agreement the rights and license granted pursuant to the Agreement shall become nonexclusive.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

On April 7, 2021 KCL Therapeutics, Inc. (“KCL”) entered into an agreement (“Agreement”) with Oncology Pharma, Inc. (“Licensee”) whereby KCL granted to Licensee an exclusive right and license for the development and commercialization of certain intellectual property (“License IP”) for the treatment in humans of colon cancer for a term of fifteen years from April 7, 2021.

As consideration to KCL for the rights and license granted pursuant to the Agreement Licensee shall:

(a)	pay to KCL a nonrefundable fee of Fifty Thousand common shares of Oncology Pharma, Inc. no later than April 20,2021
(b)	pay to KCL royalties equal to five percent (5%) of the Net Sales as Net Sales are defined in the Agreement of any Licensed Products in a quarter.
(c)	pay to KCL ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Licensee from sublicensees, excluding royalties from sublicensees based on Net Sales of any Licensed Products for which KCL receives payment.

Licensed Product is defined in the Agreement as (a) any method, procedure, service or process that incorporates, uses, used, is covered by, infringes or would infringe any of the License IP in the U.S. or foreign jurisdictions; and (b) any apparatus, material, equipment, machine or other product that incorporates, uses, used, is covered by, infringes or would infringe any of the License IP in the U.S. or foreign jurisdictions but for the rights granted pursuant to the Agreement.

In the event that development of the License IP by the Licensee is not commenced as of the date that is nine months from the effective date of the Agreement the rights and license granted pursuant to the Agreement shall become nonexclusive.

Zander and Regen are under common control. David Koos serves as sole officer and director of both Regen BioPharma, Inc. and Zander Therapeutics Inc.

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Both Zander and Oncology Pharma, Inc. will be required to obtain approval from the United States Food and Drug Administration (“FDA”) in order to market any Licensed Product which may be developed within the United States and no assurance may be given that such approval would be granted.

The stockholders’ equity section of the Company contains the following classes of capital stock :

As of April 10, 2023

Common stock, $ 0.0001 par value; 5, 800,000,000 shares authorized:3,381,366  shares issued and outstanding.

Preferred Stock, $0.0001 par value, 800,000,000 shares authorized of which 600,000 is designated as Series AA Preferred Stock: 34 shares issued and outstanding as of April 10, 2023, 540,000,000 is designated Series A Preferred Stock of which 409,551 shares are outstanding as of April 10, 2023, 60,000,000 is designated Series M Preferred Stock of which 29,338 shares are outstanding as of April 10, 2023 and 20,000 is designated Series NC Preferred Stock of which 15,007 shares are outstanding as of April 10 ,2023.

Our common stock is traded on the OTC Pink Market under the symbol “RGBP” and our Series A Preferred stock is traded on the OTC Pink Market under the symbol “RGBPP”. No public market currently exists for any other equity securities of the Company.

At March 31, 2023 (unaudited)
Selected Balance Sheet Information:
Cash	$87,700
Current assets	184,055
Total assets	$406,635

Current liabilities	$5,336,389
Total liabilities	5,336,389
Total stockholders’ equity (deficit)	$(4,929,755)

Retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

	For the six months ended March 31, 2023 (unaudited)	For the six months ended March 31, 2022 (unaudited)
Selected Statement of Operations Information:
(unaudited)
Revenues	$118,129	$117,034
Total operating expenses	(660,837)	(300,351)
Operating income (loss)	(542,708)	(182,917)
Net income (loss) to common shareholders	$1,391,061	$(64,036,609)

Basis and diluted earnings (loss) per common share	$0.41	$(21.31)

Weighted average common shares outstanding basic and diluted	3,364,578	3,023,724

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023.

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	For the year ended September 30, 2033	For the year ended September 30, 2021
Selected Statement of Operations Information:

Revenues	235,517	$171,194
Total operating expenses	(575,122)	(319,317)
Operating income (loss)	(200,771)	(371,964)
Net income (loss) to common shareholders	2,227,034	$(6,765,233)
Basis and diluted earnings (loss) per common share	0.712	$(0.000)
Weighted average common shares outstanding basic and diluted	3,135,846	2,007,696

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023.

As of March 31, 2023 we had Cash of $87,700 and as of September 30, 2022 we had cash of $51,204. The decrease in cash of approximately 70% is primarily attributable to cash expended in the operation of the Company’s business offset by .receipt by the Company of $230,000 in accrued license fees ( related party) due as well as the issuance by the Company of Notes Payable in the principal amount of $100,000.

As of March 31, 2023 we had Accounts Receivable, Related Party of $79,123 and as of September 30, 2022 we had Accounts Receivable, Related Party of $ 295,466. The decrease of approximately 6% is primarily attributable to (a)receipt by the Company of $150,000 in accrued license fees ( related party) due offset by accrual of $27,425 of minimum royalties and anniversary fees pursuant to a license granted to Zander Therapeutics, Inc. by Regen Biopharma, Inc. during the quarter ended December 31, 2022 and (b) )receipt by the Company of $80,000 in accrued license fees ( related party) due offset by accrual of $27,425 of minimum royalties and anniversary fees pursuant to a license granted to Zander Therapeutics, Inc. by Regen Biopharma, Inc. during the quarter ended March 31, 2023.

As of March 31, 2023 we had Prepaid Expenses of $7,233 and as of September 30, 2022 we had prepaid expenses of $20,945. The decrease in Prepaid Expenses of approximately 65% is attributable to the recognition of expenses incurred over the six months ended March 31, 2023 resulting from an agreement to provide Research and Development services which was prepaid during the quarter ended September 30, 2021. The term of the agreement is from July 1, 2021 to July 1, 2023. The total consideration due of $55,000 was paid to the contractor as of July 1, 2021 and is being expensed over the term of the agreement.

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As of September 30, 2022 we had Accounts Payable of $28,799 and as of March 31, 2023 we had Accounts Payable of $34,047 The increase in Accounts Payable of approximately 18% is primarily attributable to $5,248 of Transfer Agent fees incurred during the six months ended March 31, 2023.

As of September 30,2022 we had Notes Payable of $710 and as of March 31, 2023 we had Notes Payable of $100,710 attributable to Promissory Notes issued by the Company during the quarter ended March 31, 2023 in the principal amount of $100,000.

As of September 30, 2022 we had Accrued Interest Payable of $689,785 and as of March 31, 2023 we had Accrued Interest Payable of $313,448. The decrease in Accrued Interest Payable of approximately 55% is attributable to the issuance of equity securities of the Company during the quarter ended December 31, 2022 in satisfaction of $405,631 of interest accrued but unpaid on Convertible Notes issued by the Company offset by  additional interest accrued but unpaid during the quarter ended December 31, 2022 on Notes Payable and Convertible Notes Payable.

As of September 30, 2022 we had a Derivative Liability of $3,551,793 and as of March 31, 2023 we had a Derivative Liability of $1,400,000. The decrease in Derivative Liability of approximately 61% is attributable to the recognition by the Company of embedded derivatives on Convertible Notes Payable with an aggregate face value of $350,000 outstanding as of March 31, 2023.

As of March 31, 2023 we had total Convertible Notes Payable of $509,880 and as of September 30, 2022 we had total Convertible Notes Payable of $1,272,340. The decrease in total Convertible Notes Payable of approximately 60 % is attributable to the conversion of $761,500 of convertible indebtedness into shares of the Company’s Series A Preferred Stock as well as the derecognition of $1,000 of convertible indebtedness.

Revenues from continuing operations were $59,065 for the three months ended March 31, 2023 and $58,369 for the same period ended 2021. $27,425 of revenue from related parties recognized during the three months ended March 31, 2023 and March 31, 2022 consisted of $24,932 related to an anniversary expense receivable pursuant to a license granted by the Company to Zander Therapeutics, Inc. and $2,493 of minimum royalties recognized during the three months ended March 31, 2023 and 2022 respectively pursuant to the same license. $30,945 of revenue recognized during the three months ended March 31, 2022 were recognized pursuant to licenses granted to Oncology Pharma,Inc. and $31,640 of revenue was recognized during the quarter ended March 31, 2023 pursuant to those same license.

With regards to the aforementioned license granted to Zander On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

The Company recognized an Operating Loss of $524,708 during the six months ended March 31, 2023 whereas the Company recognized an Operating Loss of 182,917 for the same period ended 2022. The large disparity in Operating Losses is primarily attributable to $471,480 in Consulting and Professional fees expensed during the period ended 2023 as well as $131,959 of Research and Development Expenses incurred during the period ended 2023.The Company recognized a Net Loss of $64,436,609 for the three months ended March 31, 2022 whereas the Company recognized Net Income of $1,580,752for the same period ended 2023 primarily attributable to Derivative Losses of $63, 699,343 recognized during the six months ended March 31, 2022 as opposed to Derivative Income of $2,151,755 recognized during the same period ended 2023.

As of December 31, 2022 we had Cash of $40,741 and as of September 30, 2022 we had cash of $51,204. The decrease in cash of approximately 20% is primarily attributable to cash expended in the operation of the Company’s business offset by .receipt by the Company of $150,000 in accrued license fees ( related party) due.

As of December 31, 2022 we had Accounts Receivable, Related Party of $131,698 and as of September 30, 2022 we had Accounts Receivable, Related Party of $ 295,466. The decrease of approximately 48% is primarily attributable to receipt by the Company of $150,000 in accrued license fees ( related party) due offset by accrual of $27,425 of minimum royalties and anniversary fees pursuant to a license granted to Zander Therapeutics, Inc. by Regen Biopharma, Inc. during the quarter ended December 31, 2022.

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As of December 31, 2022 we had Prepaid Expenses of $14,089 and as of September 30, 2022 we had prepaid expenses of $20,945. The decrease in Prepaid Expenses of approximately 33% is attributable to the recognition of expenses incurred over the three months ended December 31, 2022 resulting from an agreement to provide Research and Development services which was prepaid during the quarter ended September 30, 2021. The term of the agreement is from July 1, 2021 to July 1, 2023. The total consideration due of $55,000 was paid to the contractor as of July 1, 2021 and is being expensed over the term of the agreement. .

As of September 30, 2022 we had Prepaid Rent of $10,000 and as of December 31, 2022 we had Prepaid Rent of $0. The decrease in Prepaid Rent of 50% is attributable to $10,000 of rental expenses prepaid to BST Partners (an entity under common control with the Company) during the quarter ended September 30, 2022 of which $5,000 was expensed during the quarter ended December 31, 2022.

As of September 30, 2022 we had Accounts Payable of $28,799 and as of December 31, 2022 we had Accounts Payable of $31,039. The increase in Accounts Payable of approximately 8% is primarily attributable to expenses of $1,730 of patent related legal expenses as well as $510 of Transfer Agent fees incurred during the quarter ended December 31, 2022.

As of September 30, 2022 we had Accrued Interest Payable of $689,785 and as of December 31, 2022 we had Accrued Interest Payable of $301,363. The decrease in Accrued Interest Payable of approximately 56% is attributable to the issuance of equity securities of the Company during the quarter ended December 31,2022 in satisfaction of $405,631 of interest accrued but unpaid on Convertible Notes issued by the Company offset by  additional interest accrued but unpaid during the quarter ended December 31, 2022 on Notes Payable and Convertible Notes Payable.

As of September 30, 2022 we had a Derivative Liability of $3,551,793 and as of December 31, 2022 we had a Derivative Liability of $1,435, 949. The decrease in Derivative Liability of approximately 60% is attributable to the recognition by the Company of embedded derivatives on Convertible Notes Payable with an aggregate face value of $350,000 outstanding as of December 31, 2022.

As of December 31, 2022 we had total Convertible Notes Payable of $509,880 and as of September 30, 2022 we had total Convertible Notes Payable of $1,272,340. The decrease in total Convertible Notes Payable of approximately 60 % is attributable to the conversion of $761,500 of convertible indebtedness into shares of the Company’s Series A Preferred Stock as well as the derecognition of $1,000 of convertible indebtedness.

Revenues from continuing operations were $59,065 for the three months ended December 31, 2022 and $59,065 for the same period ended 2021. $27,425 of revenue from related parties recognized during the three months ended December 31, 2022 and December 31, 2021 consisted of $24,932 related to an anniversary expense receivable pursuant to a license granted by the Company to Zander Therapeutics, Inc. and $2,493 of minimum royalties recognized during the three months ended December 31, 2021 and 2022 respectively pursuant to the same license. $31,640 of revenue recognized during the three months ended December 31, 2021 were recognized pursuant to licenses granted to Oncology Pharma,Inc. and $31,640 of revenue was recognized during the quarter ended December 31, 2022 pursuant to those same licenses.

With regards to the aforementioned license granted to Zander On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

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The Company recognized an Operating Loss of $463,867 during the three months ended December 31, 2022 whereas the Company recognized an Operating Loss of $106,422 for the same period ended 2021. The Company recognized a Net Loss of $2,644,980 for the three months ended December 31, 2021 whereas the Company recognized a Net Income of $1,635,730 for the same period ended 2022. The larger Operating Loss recognized during the three months ended December 31 , 2022 as compared to the same period ended 2021 is primarily attributable to material increases in Research and Development expenses and consulting expenses incurred during the period ended 2022 as compared to the same period ended 2021. With regard to Net Income contributing factors to greater Net Income being recognized during the three months ended December 31, 2021 as compared to the same period ended 2021 include:

(1)	greater operating losses incurred during the three months ended December 31, 2022
(2)	Recognition of Derivative Income of $2,964,939 during the quarter ended December 31, 2021 as opposed to $2,115,806 of Derivative Income recognized during the quarter ended December 31, 2022
(3)	The recognition of a $62,700 gain on derecognition of Accounts Payable during the quarter ended December 31, 2021 for which recovery is barred by the statute of limitations imposed under California Code of Civil Procedure §337.

Revenues from continuing operations were $235,517 for the twelve months ended September 30, 2022 and $171,194 for the same period ended 2021. $110,000 of revenue from related parties recognized during the years ended September 30, 2021 and September 30, 2022 consisted of $100,000 related to an anniversary expense receivable pursuant to a license granted by the Company to Zander Therapeutics, Inc. and $10,000 of minimum royalties recognized during the twelve months ended September 30 2021 and 2022 respectively pursuant to the same license. $61,194 of revenue recognized during the year ended September 30, 2021 were recognized pursuant to licenses granted to Oncology Pharma,Inc. and $125,517 of revenue was recognized during the year ended September 30, 2022 pursuant to those same licenses.

With regards to the aforementioned license granted to Zander On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

The Company recognized an Operating Loss of $200,771 during the year ended September 30, 2021 whereas the Company recognized an Operating Loss of $339,605 for the same period ended September 30, 2022. The Company recognized a Net Loss of $6,765,233 for the twelve months ended September 30, 2021 whereas the Company recognized a Net Income of $2,443,531 for the same period ended 2022. Contributing factors to the difference between the periods were the recognition of a Derivative Income of $3,340,683 during the period ended 2022 as opp osed to the recognition of Derivative Losses of $4,264,975 during the period ended 2021, the recognition during the fiscal year ended September 30, 2021 of an $800,000 expense related to a legal settlement during the year ended September 30,2021 and recognition of $632, 094 of unrealized losses on sales of Investment Securities as well as $524,960 of realized losses on sales of Investment Securities during the year ended September 30,2021.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act.

An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we are permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and
•	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions for up to five years subsequent to the effective date of this registration statement or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

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SUMMARY OF THIS OFFERING

Newly issued common stock being registered pursuant to the Public Offering:	1,000,000 shares of common stock

Primary Offering price:	$2.00 per share

Primary Offering period:	From the date of this prospectus until ninety days after

Number of Common Shares Outstanding After the Offering:

Market for the common stock:	Our shares of common stock are currently quoted on the OTC Markets Pink under the symbol “RGBP”.

Use of proceeds:	See “Use of Proceeds” beginning on page 21 for a more detailed explanation of how the proceeds from the Direct Public Offering will be used.

Risk Factors:	See “Risk Factors” beginning on Page 14 and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Subscriptions:	Subscriptions are to be made payable to: Regen Biopharma, Inc.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment. The following discussion and analysis should be read in conjunction with the other financial information and consolidated financial statements and related notes appearing in this prospectus.

Risks Related to our Business:

THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN.

 Our auditor’s report dated November 15, 2022 expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern.  Because obtaining investment capital is not certain, we may not have the funds necessary to continue our operations. Our ability to meet our operating needs depends in large part on our ability to secure third party financing. We cannot provide any assurances that we will be able to obtain financing.

THE COMPANY DOES NOT CURRENTLY OWN OR OPERATE ANY LABORATORY OR MANUFACTURING FACILITIES, THE COMPANY CAN PROVIDE NO ASSURANCE THAT THE USAGE OF SUCH FACILITIES CAN BE OBTAINED ON TERMS FAVORABLE TO THE COMPANY

The Company does not currently own or operate any laboratory or manufacturing facilities. As a result, we plan to outsource certain functions, tests and services to Contract Research Organizations (“CROs”) and collaborators as well as outsourcing manufacturing to collaborators and/or contract manufacturers. We also plan to engage a CRO to run all aspects of preclinical studies and clinical trials on our behalf. There is no assurance that such individuals or organizations will be able to provide the functions, tests, or services as agreed upon or in a quality fashion or on terms favorable to the Company. Any failure to do so could cause us to suffer significant delays in the development of our products.

WE ARE IN THE EARLY STAGES OF DEVELOPING OUR PRODUCTS, THE EFFECTIVENESS OF WHICH ARE UNPROVEN.

The Company is currently in the early stage of developing its products. No assurance can be given that the Company’s products will prove effective for their intended purpose or otherwise that any of our work will result in any commercially viable product.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

In the event that we have sufficient financial resources, we anticipate that we will compete with many large and well-established companies. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins and otherwise result in significant financial losses that could result in insolvency or bankruptcy.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT SIGNIFICANT ADDITIONAL FINANCING WHICH MAY BE UNAVAILABLE.

We have negative equity as of December 31, 2022, minimal working capital and no clear plan to raise additional capital. To date, have funded our operations with minimal financial resources, and we have not generated sufficient cash from operations to be profitable or to maintain sufficient inventory. Unless we are successful in generating sufficient revenues to finance operations as a going concern while also achieving profitability and positive cash flow, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

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WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON ACCEPTABLE TERMS.

We are aware that our business may require significant capital in the future each year and for many years even if we can implement our business plans. Even if we are successful in implementing our business plan, any person who acquires our Common Stock or our Preferred Stock will likely suffer significant and immediate dilution or otherwise become subordinate to the rights and claims of creditors. In addition, any financing that we obtain may not be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender and investor sentiment and our ability to incur additional debt or equity financing in compliance with other contractual restrictions which may arise. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth. Any person who acquires our securities should be prepared to lose all of their investment.

WE RELY ON HIGHLY SKILLED PERSONNEL AND, IF WE ARE UNABLE TO RETAIN OR MOTIVATE KEY PERSONNEL OR HIRE QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO GROW EFFECTIVELY.

Our performance largely depends on the talents and efforts of highly skilled individuals. Competition in our industry for qualified employees is intense.  In addition, our compensation arrangements may not always be successful in attracting new employees and retaining and motivating our existing employees.  Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

THE COMPANY DOES NOT MAINTAIN CERTAIN INSURANCE, INCLUDING ERRORS AND OMISSIONS INSURANCE.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products.  Any such liability which might arise could be substantial and may exceed the assets of the Company.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

We are aware that directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do not carry directors’ and officers’ liability insurance. Directors’ and officers’ liability insurance has recently become much more expensive and difficult to obtain. If we are unable to provide directors’ and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors. We may lose potential independent board members and management candidates to other companies that have greater directors’ and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company that is in the early stages of development and which has limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

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IN THE FUTURE WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS, WHICH ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES AND COULD LIMIT OUR ABILITY TO SELL SOME OF OUR PRODUCTS.

Although we have not been subject to any intellectual property litigation or infringement claims, we may be in the future, which could cause us to incur significant expenses to defend such claims, divert management’s attention or prevent us from manufacturing, selling or using some aspect of our products.  If we chose or are forced to settle such claims, we may be required to pay for a license to certain rights, paying royalties on both a retrospective and prospective basis, and/or cease our manufacturing and sale of certain products that are alleged to be infringing.  Future infringement claims against us by third parties may adversely impact our business, financial condition and results of operations.

WE MAY BE SUBJECT TO VARIOUS FORMS OF LITIGATION INCLUDING, BUT NOT LIMITED TO, CLASS ACTION LAWSUITS, WHICH ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES AND COULD LIMIT OUR ABILITY TO SELL SOME OF OUR PRODUCTS.

Companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws. Proceedings of this nature, if successful, could result in our payment of substantial damages.

Our results of operations may be adversely affected by legal or governmental proceedings brought by or on behalf of employees or consumers. In recent years, a number of companie, have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law. A number of these lawsuits have resulted in the payment of substantial awards by the defendants. Although we are not currently a party to any class action lawsuits, we could incur substantial damages and expenses resulting from lawsuits, which would increase the cost of operating the business and decrease the cash available for other uses.

WE ARE SUBJECT TO NUMEROUS LAWS AND REGULATIONS, FAILURE TO COMPLY WITH THOSE LAWS AND REGULATIONS MAY ADVERSELY IMPACT OUR BUSINESS.

Products we are currently developing and which may be developed by us would be highly regulated. We currently have no products approved for sale and we cannot guarantee that we will ever have marketable products. The development of a product candidate and issues relating to its approval and marketing are subject to extensive regulation by the Food and Drug Administration (FDA) in the United States and regulatory authorities in other countries, with regulations differing from country to country. We are not permitted to market our product candidates in the United States until we receive approval of a New Drug Application (NDA) or a Biologic License Application (BLA), as applicable, from the FDA.

In the United States, NDAs and BLAs must include extensive preclinical and clinical data and supporting information to establish the product candidate’s safety and effectiveness for each desired indication. NDAs and BLAs must also include significant information regarding the chemistry, manufacturing and controls for the product. Obtaining approval of a NDA or BLA is a lengthy, expensive and uncertain process, and we may not be successful in obtaining approval. Regulators of other jurisdictions, such as the European Medicines Agency (EMA) , a European Union agency for the evaluation of medicinal products, have their own procedures for approval of product candidates. Even in the event that a product is approved, the FDA or the EMA, as the case may be, may limit the indications for which the product may be marketed, require extensive warnings on the product labeling or require expensive and time-consuming clinical trials or reporting as conditions of approval. Regulatory authorities in countries outside of the United States and Europe also have requirements for approval of drug candidates with which we must comply prior to marketing in those countries. Obtaining regulatory approval for marketing of a product candidate in one country does not ensure that we will be able to obtain regulatory approval in any other country.

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NO ASSURANCE CAN BE GIVEN THAT ANY PRODUCT IN DEVELOPMENT OR WHICH MAY BE PUT INTO DEVELOPMENT WILL SUCCESFULLY COMPLETE ANY CLINICAL TRIALS.

Clinical trials involving new drugs and biologics are commonly classified into three phases. Each phase of the drug approval process is treated as a separate clinical trial and the drug-development process usually advances through all four phases over many years. Each phase exposes greater number of subjects to the drug and each phase builds on existing safety and efficacy information. Phase 1 trials are designed to assess the safety and tolerability of a drug or biologic. Phase II trials are designed to assess how well the drug or biologic works, as well as to continue Phase I safety assessments in a larger group of volunteers and patients. Phase III trials are aimed at being the definitive assessment of how effective the drug or biologic is, in comparison with current treatment and to provide an adequate basis for physician labeling. If the drug or biologic successfully passes through Phases I, II, and III, it will usually be approved by the national regulatory authority for use in the general population.

The Company’s plan is to engage primarily in the development of regenerative medical applications up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials.

We have yet to complete a successful clinical trial of any product under development and no assurance can be made that any product under development will successfully complete a clinical trial.

THE COMPANY CAN PROVIDE NO ASSURANCE THAT IT WILL BE ABLE TO SELL OR LICENSE ANY PRODUCT UNDER DEVELOPMENT OR WHICH WE MAY DEVELOPIN THE FUTURE.

The Company’s current plans include the development of regenerative medical applications up to the point of successful completion of Phase I and/ or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. We can provide no assurance that the Company will be able to sell or license any product or that, if such product is sold or licensed, such sale or license will be on terms favorable to the Company.

WE HAVE NOT OBTAINED PATENT PROTECTION FOR MUCH OF OUR INTELLECTUAL PROPERTY.

The Company has not obtained patent protection on much of its intellectual property.  Although the Company plans on attempting to obtain patents on its products and services, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products.

LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED. OUR BYLAWS INDEMNIFY MEMBERS OF OUR BOARD OF DIRECTORS, OUR OFFICERS, EMPLOYEES, AND AGENTS AND PERSONS WHO FORMERLY HELD SUCH POSITIONS, AND THE LEGAL REPRESENTATIVES OF ANY OF THEM, TO THE FULLEST EXTENT LEGALLY PERMISSIBLE UNDER THE GENERAL CORPORATION LAW OF THE STATE OF NEVADA AGAINST ANY OR ALL EXPENSE, LIABILITY AND LOSS REASONABLY INCURRED IN DEFENDING A CIVIL OR CRIMINAL ACTION, SUIT OR PROCEEDING TO WHICH ANY SUCH PERSON SHALL HAVE BECOME SUBJECT BY REASON OF HIS HAVING HELD SUCH A POSITION OR HAVING ALLEGEDLY TAKEN OR OMITTED TO TAKE ANY ACTION IN CONNECTION WITH SUCH POSITION.

According to Nevada law (NRS 78.138(7)), all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute. In addition our Bylaws indemnify members of the board of directors, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the state of Nevada against any or all expense, liability and loss reasonably incurred in defending a civil or criminal action, suit or proceeding to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

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DEPENDENCE ON DAVID R. KOOS, WITHOUT WHOSE SERVICES COMPANY BUSINESS OPERATIONS COULD CEASE.

At this time, the sole officer and director of the Company is David R. Koos, who is wholly responsible for the development and execution of our business. Mr. Koos is not party to an employment agreement with us. If Mr. Koos should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment. David Koos is not party to an employment agreement with the Company.

LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED.

According to Nevada law (NRS 78.138(7)), all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute.

EVENTS OUTSIDE OF OUR CONTROL, INCLUDING PUBLIC HEALTH CRISES SUCH AS THE COVID-19 PANDEMIC, COULD NEGATIVELY AFFECT OUR BUSINESS AND OUR OPERATING RESULTS.

A public health crisis such as the COVID-19 pandemic may cause us to experience disruptions that could severely impact our business including interruptions in preclinical studies due to restricted or limited operations at laboratory facilities, interruption or delays in the operations of the FDA or other regulatory authorities, which may impact review and approval timelines and interruption of, or delays in receiving, supplies for productions of our product candidates from our third party suppliers due to staffing shortages, production slowdowns or stoppages and disruptions in delivery system.

While we are not currently conducting any clinical trials in the event of a public health crisis during a time when we are in the process of conducting one or more clinical trials such trials may be adversely impacted due to:

•	delays or difficulties in enrolling patients in our clinical trials;
•	delays or difficulties in clinical trial site activities, including difficulties in recruiting clinical trial staff;
•	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;
•	interruption of key clinical trial activities, such as clinical trial site data monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others or interruption of clinical trial subject visits and study procedures (i.e., those that are deemed non-essential), which may impact the integrity of subject data and clinical study endpoints;

THERE IS NO FIRM COMMITMENT TO PURCHASE THE SHARES OF COMMON STOCK BEING OFFERED.

This is a best efforts, no minimum offering of shares of our common stock being conducted solely by certain members of our management.  There is no commitment by anyone to purchase any of the shares being offered.  We cannot give any assurance that any or all of the shares will be sold.  There is no minimum and we will retain any amount of proceeds received from the sale of the shares.  As this offering is a best efforts financing, there is no assurance that this financing will be completed or that any future financing will be affected.  Investors assume additional risk on whether the offering will be fully subscribed and to what extent the Company will be able to utilize the proceeds as intended in the event that the offering is not fully subscribed.

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Risks Related to an Investment in Our Common Stock

WE DO NOT PLANT TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired or that any continuous and liquid trading market will develop or, if it does develop, that it will be sustained for any period of time and at a level that will allow a stockholder an opportunity to sell any shares of our common stock in any amount at any time.

OUR COMMON STOCK IS QUOTED ON THE OTC PINK MARKET WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our common stock is quoted on the OTC Pink Market . The OTC Pink Market is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTC Pink Market may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•	Make a suitability determination prior to selling a penny stock to the purchaser;
•	Receive the purchaser’s written consent to the transaction; and
•	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

 WE ARE REGISTERING AN AGGREGATE OF 1,000,000 SHARES OF COMMON STOCK.  THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 1,000,000 shares of common stock under the registration statement of which this prospectus forms a part. The sale of these shares into the public market could depress the market price of our common stock.

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CONCENTRATED CONTROL RISKS; SHAREHOLDERS COULD BE UNABLE TO CONTROL OR INFLUENCE KEY CORPORATE ACTIONS OR EFFECT CHANGES IN THE COMPANY’S BOARD OF DIRECTORS OR MANAGEMENT

Our sole officer and director, David R. Koos, has voting power over 503_ shares of our common stock, 122,221 of our Series A Preferred stock, 34 shares of our Series AA Preferred Stock , 7,667 shares of our Series M Preferred Stock and 15,007 shares of our Series NC Preferred stock representing approximately 58.5% of the voting control of the Company as of April 10, 2023. Mr. Koos therefore has the power to make many major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration. In addition, due to Mr. Koos voting power, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

OUR DIRECTOR HAS THE RIGHT TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND CHANGE THE AMOUNT AND TYPE OF AUTHORIZED PREFERRED STOCK.

Our sole director, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, has the authority to issue shares of our existing authorized common stock and also to change the amount and type of our authorized capital stock. Any such action would also likely and significantly reduce the value of our existing Common Stock.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS PURSUANT TO SECTION 102(b)(1) OF THE JOBS ACT OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates. .

LIKELIHOOD OF IMMEDIATE AND SUBSTANTIAL DILUTION.

We anticipate that we may need to raise additional capital to implement our business plan. At present we have not had any definitive discussions with any venture capital, angel investors, FINRA-registered broker dealers, or other persons regarding the extent of their interest in investing into the Company. Since we are an early-stage company with no track record of generating revenues, positive cash flow, or profitability, there can be no guarantee that we will raise the additional capital that we anticipate that we will need to raise or, if we are successful in raising any such additional capital that we can do so on a reasonable and timely basis, in sufficient amounts and on terms that are reasonable in light of our present circumstances. For these and other reasons, any person who acquires our Common Stock is likely to incur immediate and substantial dilution with respect to the book value of the Company’s common stock offered hereby.

FUTURE ISSUANCE OF COMMON STOCK RELATED TO CONVERTIBLE NOTES PAYABLE AND ACCRUED INTEREST ON CONVERTIBLE NOTES PAYABLE MAY HAVE A DILUTING FACTOR ON EXISTING AND FUTURE SHAREHOLDERS.

As of February 10, 223 the Company has outstanding an aggregate of $769,361 of convertible debt and accrued interest on convertible debt. Of that aggregate amount $569,799 is convertible into common or Series A preferred shares of the Company at various discounts from the market price of the Company’s publicly traded shares. It is the Company’s belief that shares issuable to the holders of $569,799 of combined convertible debt and accrued interest on convertible debt may be resold pursuant to the safe harbor provisions of Rule 144. It is the Company’s intent to use $350,000 of the proceeds of this offering to satisfy principal indebtedness convertible into into common or Series A preferred shares of the Company at various discounts from the market price of the Company’s publicly traded shares. however in the event that the Company realizes less than $350,00 from this offering or in the event that convertible noteholders do not agree to the satisfaction of principal but not of interest accrued then no convertible debt will be satisfied.

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WE DO NOT CURRENTLY INTEND TO REGISTER OUR COMMON SHARES UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 (“EXCHANGE ACT”). OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE EXCHANGE ACT MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 HOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR AFTER THE YEAR OF EFFECTIVENESS OF THE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OF 1933 OF WHICH THIS PROSPECTUS CONSTITUTES PART .

We will become subject to the Exchange Act reporting requirements under Section 15(d) upon effectiveness of the current registration statement for at least one year after effectiveness. Our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year, other than a fiscal year in which a registration statement under the Securities Act has gone effective, we have fewer than 300 holders of record. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information

WE DO NOT CURRENTLY INTEND TO REGISTER OUR COMMON SHARES UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 (“EXCHANGE ACT”). UNLESS WE REGISTER A CLASS OF OUR SECURITIES PURSUANT TO SECTION 12 OF THE EXCHANGE ACT, WE WILL ONLY BE SUBJECT TO THE PERIODIC REPORTING OBLIGATIONS IMPOSED BY SECTION 15(D) OF THE EXCHANGE ACT WHICH MAY LIMIT THE INFORMATION ON THE COMPANY AVAILABLE TO SHAREHOLDERS.

We do not currently intend to register our common shares under the Securities and Exchange act of 1934 ( “Exchange Act”). Unless we register a class of our securities pursuant to Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, short-swing profit provisions, going-private regulation, beneficial ownership reporting, and the majority of the tender offer rules and the reporting requirements of the Exchange Act. Accordingly, shareholders may have access to less information regarding the activities of the Company and its officers and directors than they otherwise may have if a class of the Company’s securities was registered under the Exchange Act.

FORWARD LOOKING STATEMENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

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USE OF PROCEEDS

We want to raise a maximum of $2,000,000 in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($2,000,000). The actual amount of proceeds realized may differ from the amounts summarized below.

The amounts set forth above are estimates by management for the allocations of the net proceeds of this offering based upon the current state of our business operations, our business plan and current economic and industry conditions.

	If 10% ($200,000)	If 25% ($500,000}	If 50% ($1,000,000)	If 75% ($1,500,000)	If 100% ($2,000,000)
Satisfaction of Convertible Debt	$0	$350,000	$350,000	$350,000	$350,000
DCell Vax Studies and Investigational New Drug Preparation	$0	$0	$600,000	$0	$600,000
Car-T Program In Vitro Studies and Pre Clinical Animal Studies	$0	$0	$0	$750,000	$750,000
TCell VaxProgram IND enabling Studies IND preparation	$0	$0	$0	$0	$0
DiffronC Program In Vitro Experiments, Pre-Clinical Animal Studies,IND Enabling Studies, and IND Preparation	$0	$0	$0	$0	$0
General Corporate Purposes	$200,000	$150,000	$50,000	$400,000	$250,000

DETERMINATION OF OFFERING PRICE

The shares are being offered at $2.00 per share which equals 94 % of the closing price per share of the common shares of the Company on the OTC Pink Market as of March 20, 2023.

PLAN OF DISTRIBUTION

Up to 1,000,000 shares of our common stock(“Shares”) will be sold through our sole director and officer David R. Koos, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Koos will not receive any commission in connection with the sale of Shares, although we may reimburse her for direct expenses incurred by her in connection with the offer and sale of the Shares.

Shares may be purchased by completing and executing a subscription agreement and delivering it to our offices with payment in full for all common shares one wishes to purchase. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this prospectus is a part. A subscription shall not become effective until accepted by us.

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DILUTION

The following unaudited table illustrates the dilution on a per share of common stock basis under the scenarios of the Company achieving the sale of 10%, 25%, 50%, 75% and 100% of this offering*:

	If 10% of	If 25% of	If 50% of	If 75% of	If 100% of
	shares sold	shares sold	shares sold	shares sold	shares sold
Book value per share before offering	$(1.296)	$(1.296)	$(1.296)	$(1.296)	$(1.296)
Book value per share after offering	$(1.244)	$(1.165)	$(1.03)	$(0.90)	$(0.77)
Net increase to original shareholders	$0.053	$0.13	$0.26	$0.39	$0.54
Decrease in investment to new shareholders	$(3.2)	$(3.16)	$(3.03)	$(2.90)	$(2.77)
Dilution percentage to new shareholders	162%	158%	151%	145%	138%

* Based on book value as of 03/31/2023

DESCRIPTION OF SECURITIES TO BE REGISTERED

The Company is registering for sale 1,000,000 shares of our common stock .

The par value of our common stock is $0.0001. There are 5,800,000,000 shares authorized and 3,381,366 shares issued and outstanding as of April 10, 2023.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company’s stockholders, a ratable share in the assets of the Corporation.

Our common shareholders are entitled to dividends if and when declared by the Board of Directors and in accordance with the Company’s Bylaws as well as the laws of the State of Nevada.

OUR OTHER CLASSES AND SERIES OF SECURITIES BESIDES COMMON SHARES

The Company also has the following classes and series of stock authorized and outstanding.

Preferred Stock, $0.0001 par value, 800,000,000 shares authorized of which 600,000 is designated as Series AA Preferred Stock: 34 shares issued and outstanding as of April 10 , 2023 739,000,000 is designated Series A Preferred Stock of which 409,551 shares are outstanding as of April 10 ,2023 60,000,000 is designated Series M Preferred Stock of which 29,338 shares are outstanding as of April 10, 2023 and 20,000 is designated Series NC Preferred Stock of which 15,007 shares are outstanding as of April 10,2023.

The abovementioned shares authorized pursuant to the Company’s certificate of incorporation may be issued from time to time without prior approval of the shareholders. The Board of Directors of the Company shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, restrictions, options, conversion rights and other special or relative rights of any series of the Stock that may be desired.

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Series AA Preferred Stock

On September 15, 2014 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series AA Preferred Stock” (hereinafter referred to as “Series AA Preferred Stock”). The Certificate of Designation was amended effective March 6, 2023 to establish that with respect to each matter submitted to a vote of stockholders of the Corporation each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times seven (7).

The Board of Directors of the Company have authorized 600,000 shares of the Series AA Preferred Stock, par value $0.0001. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series AA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Series A Preferred Stock

On January 15, 2015 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series A Preferred Stock” (hereinafter referred to as “Series A Preferred Stock”).

The Board of Directors of the Company have authorized 739,000,000 shares of the Series A Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series A Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series A Preferred Stock owned by such holder times one . Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series A Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company (the “Board”) out of funds legally available therefore, non-cumulative cash dividends of $0.01 per quarter. In the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock , the holders of Series A Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive, as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had each share of the Series A Preferred Stock been one share of the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the Common Stock.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $0.01 per share of Series A Preferred (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred held by them.

If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred, then the entire net assets of the Company shall be distributed among the holders of the Series A Preferred, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

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On January 10, 2017 Regen Biopharma, Inc. (“Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series M Preferred Stock” (hereinafter referred to as “Series M Preferred Stock”).

The Board of Directors of Regen have authorized 60,000,000 shares of the Series M Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series M Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series M Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

On March 26, 2021 Regen Biopharma, Inc. ( “Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as Nonconvertible Series NC Preferred Stock (hereinafter referred to as “Series NC Preferred Stock”). The Certificate of Designation was amended effective March 6, 2023 to establish that with respect to each matter submitted to a vote of stockholders of the Corporation each holder of Series NC Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series NC Preferred Stock owned by such holder times three hundred and thirty four (334)

The Board of Directors of Regen have authorized 20,000 shares of the Series NC Preferred Stock, par value $0.0001. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series NC Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series NC Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series NC Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

Our common stock is traded on the OTC Pink Market under the symbol “RGBP” and our Series A Preferred stock is traded on the OTC Pink Market under the symbol “RGBPP”. No public market currently exists for any other equity securities of the Company.

Our Transfer Agent is:

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno NV 89501

Tel: 775-322-0626

Fax: 775-322-5623

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The audited financial statements of the Company included in this prospectus and in the registration statement have been audited by BF Borgers CPA PC

William Aul, our independent legal counsel, has provided an opinion on the validity of our common stock.

BUSINESS

We were incorporated April 24, 2012 under the laws of the State of Nevada. We intend to engage primarily in the development of regenerative medical applications which we intend to license, develop internally or acquire outright from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. The primary factor to be considered by us in arriving at a decision to advance an application further to Phase III clinical trials would be a greater than anticipated indication of efficacy seen in Phase I trials.

As of April 27, 2023 we have not licensed any existing therapies which may be marketed.

Patents and Patent Applications:

The following is a list of intellectual property (“IP”) controlled by either Regen Biopharma, Inc. ( the “Company”) or KCL Therapeutics (“KCL”). KCL is a wholly owned subsidiary of the Company.

IP which has been granted patent protection by the United States Patent and Trademark Office (“USPTO”)

GENE SILENCING OF THE BROTHER OF THE REGULATOR OF IMPRINTED SITES (BORIS)

Provides methods and compositions useful for inhibiting expression of the gene encoding the transcription factor, Brother of the Regulatory of Imprinted Sites (BORIS) by RNA interference. Methods of the present invention can be used to silence BORIS in cancer cells, which results in apoptosis and may be useful as for treating cancer in mammals. The methods of the invention directed to cancer therapy can be used alone or in combination with standard cancer treatments such as surgery, radiation, chemotherapy, and immunotherapy.

Patent No: 8263571

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METHODS AND MEANS OF GENERATING IL-17 ASSOCIATED ANTITUMOR EFFECTOR CELLS BY INHIBITION OF NR2F6 INHIBITION

Means, methods, and compositions of matter useful for generation of cancer inhibitory effector cells producing interleukin-17 (IL-17). In one embodiment a cellular population is obtained, said cellular population is exposed to agents capable of inhibiting NR2F6, whereby said inhibition of NR2F6 results in upregulation of IL-17 production, said upregulation of IL-17 production associated with acquisition of anti-tumor activity.

Patent No : 11,053,503

METHODS OF SCREENING COMPOUNDS THAT CAN MODULATE NR2F6 BY DISPLACEMENT OF A REFERENCE LIGAND

Compositions of matter, protocols and methods of screening test compounds to identifying agonists and antagonists of the orphan nuclear receptor NR2F6 by measuring the ability of a test compound to occupy the active site of NR2F6, in the presence of a reference compound.

Patent No: 10,088,485

MODULATION OF NR2F6 AND METHODS AND USES THEREOF

The application provides methods of modulating NR2F6 in a cell or animal in need thereof by administering an effective amount of a NR2F6 modulator

Patent No: 9091696

“UNIVERSAL DONOR CHECKPOINT INHIBITOR SILENCED/GENE EDITED CORD BLOOD KILLER CELLS”

The invention encompasses compositions of matters, cells, and treatment protocols useful for induction of anticancer responses in a patient suffering from cancer. In one embodiment the invention provides the use of NR2F6 silencing or gene editing in cord blood cells possessing anti-tumor activity in order to induce potentiated killer cells suitable for therapeutic use. In one embodiment said allogeneic cord blood killer cells are administered to initiate a cascade of antitumor immune responses, with initially responses mediated by allogeneic killer cells, and followed by endogenous immune responses.

Patent No: 11,141,471 B2

ANTIGEN SPECIFIC MRNA CELLULAR CANCER VACCINES

Antigen specific cancer vaccines in which immunogenic epitopes are produced intracellularly by administration of modified mRNA encoding said immunogenic epitopes. In one embodiment of the invention, said modified mRNA encodes peptides derived from the protein survivin. By directly inducing gene expression of the antigens to which an immune response is desired, immunogenic peptides are generated intracellularly, thus allowing for a wider repertoire of epitopes to be presented to the adaptive immune system, which augments likelihood of successful induction of immunity.

Patent No. 11,090,332

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METHOD OF CANCER TREATMENT USING SIRNA SILENCING

Comprises administering to a subject one or more siRNA constructs capable of inhibiting the expression of an immunosuppressive molecule. The invention also provides siRNA constructs and compositions.

Patent No: 8389708

SMALL MOLECULE AGONISTS AND ANTAGONISTS OF NR2F6 ACTIVITY IN HUMANS.

Patent No. 11,324,719

The invention relates to compounds useful to alteration of NR2F6 activity.

Active Patent Applications:

ENHANCED DENDRITIC CELL IMMUNE ACTIVATION BY COMBINED INHIBITION OF NR2F6 WITH CANNIBIDIOL;

Application Number 17035955

REDUCTION OF POST-SURGERY CANCER METASTASIS BY COMBINATION OF CANNABIDIOL AND NR2F6 INHIBITION.

Application Number 17037284

SUPPRESSION OF PATHOLOGICAL ANGIOGENESIS BY INHIBITION OF NR2F6

Application Number 17087386

STIMULATION OF T REGULATORY CELLS BY CANNABIDIOL AS A MEANS OF TREATING ARTHRITIS AND AUTOIMMUNITY

Application Number 17010720

SMALL MOLECULE AGONISTS AND ANTAGONISTS OF NR2F6 ACTIVITY IN HUMANS

Application Number 15820324

SMALL MOLECULE MODULATORS OF NR2F6 ACTIVITY.

Application Number 15652967

NR2F6 INHIBITED CHIMERIC ANTIGEN RECEPTOR CELLS

Application Number 15351414

COMBINATION THERAPY OF SOLID TUMORS USING CHIMERIC ANTIGEN RECEPTOR CELLS REPRESENTING ADAPTIVE AND INNATE IMMUNITY

Application Number 63400740

ENHANCEMENT OF CHIMERIC ANTIGEN RECEPTOR T CELL EFFICACY BY DEDIFFERENTIATION

Application Number 63396419

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AUGMENTATION OF SURVIVIN MODIFIED MRNA VACCINE EFFICACY USING DENDRITIC CELLS

Application Number 63391889

Treatment of Liver Cancer through Embolization Depot Delivery of BORIS Gene Silencing Agents

Application Number US-2017166896-A1

Immune Modulation by TLR Activation for Treatment of Filovirus Infections Including Ebola

Application Number US-2016151469-A1

Stimulation of Immunity to Tumor Specific and Endothelial Specific Proteins by in vivo DC Attraction and Maturation

Application Number US-2016074489-A1

Cells, Compositions, and Treatment Methods for Stimulation of Hematopoiesis

Application Number US-2015037303-A1

Cancer Therapy by ex vivo Activated Autologous Immune Cells

Application Number US-2014065096-A1

Acceleration of Hematopoietic Reconstitution by Placental Endothelial and Endothelial Progenitor Cells

Application Number US-2013309210-A1

License Agreements:

On June 23, 2015 Regen Biopharma, Inc. ( “Regen”) entered into an agreement (“Agreement”) with Zander Therapeutics, Inc. ( “Zander”) whereby Regen granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen (” License IP”) for non-human veterinary therapeutic use for a term of fifteen years. Zander is under common control with the Company.

Pursuant to the Agreement, Zander shall pay to Regen one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement.

The abovementioned payments may be made, at Zander’s discretion, in cash or newly issued common stock of Zander or in common stock of Entest BioMedical Inc. valued as of the lowest closing price on the principal exchange upon which said common stock trades publicly within the 14 trading days prior to issuance.

Pursuant to the Agreement, Zander shall pay to Regen royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, Zander will pay Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Zander from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment pursuant to the terms and conditions of the Agreement).

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Zander is obligated pay to Regen minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by Regen:

If Zander has not sold any Licensed Product by ten years of the effective date of the Agreement or Zander has not sold any Licensed Product for any twelve (12) month period after Zander’s first commercial sale of a Licensed Product.

The Agreement may be terminated by Zander with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to Regen with regard to that License IP.

The Agreement may be terminated by Zander with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to Regen with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

On April 7, 2021 Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) with Oncology Pharma, Inc. (“Licensee”) whereby Regen granted to Licensee an exclusive right and license for the development and commercialization of certain intellectual property ( “License IP”) for the treatment in humans of pancreatic cancer for a term of fifteen years from April 7, 2021.

The License IP consists of antigen specific cancer vaccines in which modified mRNA is administered to produce epitopes able to produce an immune response which augments likelihood of successful induction of immunity. An epitope is the part of an antigen that is recognized by the immune system.

As consideration to Regen for the rights and license granted pursuant to the Agreement Licensee shall:

(a)	pay to Regen a nonrefundable fee of $55,000 no later than April 20,2021
(b)	pay to Regen royalties equal to five percent (5%) of the Net Sales as Net Sales are defined in the Agreement of any Licensed Products in a quarter.
(c)	pay to Regen ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Licensee from sublicensees, excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Regen receives payment.

Licensed Product is defined in the Agreement as (a) any method, procedure, service or process that incorporates, uses, used, is covered by, infringes or would infringe any of the License IP in the U.S. or foreign jurisdictions; and (b) any apparatus, material, equipment, machine or other product that incorporates, uses, used, is covered by, infringes or would infringe any of the License IP in the U.S. or foreign jurisdictions but for the rights granted pursuant to the Agreement.

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In the event that development of the License IP by the Licensee is not commenced as of the date that is nine months from the effective date of the Agreement the rights and license granted pursuant to the Agreement shall become nonexclusive.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

On April 7, 2021 KCL Therapeutics, Inc. (“KCL”) entered into an agreement (“Agreement”) with Oncology Pharma, Inc. (“Licensee”) whereby KCL granted to Licensee an exclusive right and license for the development and commercialization of certain intellectual property (“License IP”) for the treatment in humans of colon cancer for a term of fifteen years from April 7, 2021.

As consideration to KCL for the rights and license granted pursuant to the Agreement Licensee shall:

(a)	pay to KCL a nonrefundable fee of Fifty Thousand common shares of Oncology Pharma, Inc. no later than April 20,2021
(b)	pay to KCL royalties equal to five percent (5%) of the Net Sales as Net Sales are defined in the Agreement of any Licensed Products in a quarter.
(c)	pay to KCL ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Licensee from sublicensees, excluding royalties from sublicensees based on Net Sales of any Licensed Products for which KCL receives payment.

Licensed Product is defined in the Agreement as (a) any method, procedure, service or process that incorporates, uses, used, is covered by, infringes or would infringe any of the License IP in the U.S. or foreign jurisdictions; and (b) any apparatus, material, equipment, machine or other product that incorporates, uses, used, is covered by, infringes or would infringe any of the License IP in the U.S. or foreign jurisdictions but for the rights granted pursuant to the Agreement.

In the event that development of the License IP by the Licensee is not commenced as of the date that is nine months from the effective date of the Agreement the rights and license granted pursuant to the Agreement shall become nonexclusive.

Zander and Regen are under common control. David Koos serves as sole officer and director of both Regen BioPharma, Inc. and Zander Therapeutics Inc.

Both Zander and Oncology Pharma, Inc. will be required to obtain approval from the United States Food and Drug Administration (“FDA”) in order to market any Licensed Product which may be developed within the United States and no assurance may be given that such approval would be granted.

Principal Products and Services

The Company has begun development of HemaXellerate, a cellular therapy designed to heal damaged bone marrow. HemaXellerate is a patient-specific composition of cells that have been demonstrated to repair damaged bone marrow and stimulate production of blood cells based in previous animal studies. The initial application of HemaXellerate will be the treatment of severe aplastic anemia which is characterized by immune-mediated bone marrow hypoplasia (underdevelopment or incomplete development of a tissue) and pancytopenia (reduction in the number of blood cells and platelets).

Adipose tissue is collected from the patient and processed in order to separate, extract and isolate Stromal Vascular Fraction (SVF), a mix of various cell types including mesenchymal stem cells and endothelial cells. Mesenchymal stem cells are connective tissue cells that can differentiate into a variety of cell types and endothelial cells are the cells that line the interior surface of blood vessels and lymphatic vessels and which play a vital role in angiogenesis (the physiological process through which new blood vessels form from pre-existing vessels).

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The isolated SVF is then intravenously administered to the patient. The Company believes that the isolated SVF will generate growth factors with the ability to repair damaged hematopoietic stem cells. Hematopoietic stem cells are immature cells that can develop into all types of blood cells, including white blood cells, red blood cells, and platelets. Hematopoietic stem cells are found in the peripheral blood and the bone marrow.

On February 5, 2013 Regen filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I clinical trial assessing HemaXellerate in patients with drug-refractory aplastic anemia. The Phase I clinical trial is intended to determine safety and potential efficacy of intravenously administered autologous SVF cells in patients with severe, immune suppressive refractory aplastic anemia with the primary endpoints of safety and feasibility and secondary endpoints of efficacy as determined by patients having complete response, partial response or relapse.

Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a previously unapproved drug or biologic intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States. Generally, if a product with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a seven year period of marketing exclusivity, which precludes the FDA from approving another marketing application for the same drug for that time period. The sponsor of the product would also be entitled to a United States federal tax credit equal to 50% of clinical investigation expenses as well as exemptions from certain fees.

The Company believes that this application of HemaXellerate qualifies for Orphan designation under the Orphan Drug Act due to the fact that aplastic anemia is a rare disease with prevalence in the United States of less than 200,000 and intends to apply to the FDA for Orphan designation for HemaXellerate.

On December 10, 2015 Regen was informed by the United States Food and Drug Administration that Regen has satisfactorily addressed all clinical hold issues related to Regen’s Investigational New Drug Application for HemaXellerate and may initiate a Phase I clinical trial assessing HemaXellerate in patients with drug-refractory aplastic anemia. The Phase I clinical trial is intended to determine safety and potential efficacy of intravenously administered autologous stromal vascular fraction (SVF) cells in patients with severe, immune suppressive refractory aplastic anemia with the primary endpoints of safety and feasibility and secondary endpoints of efficacy as determined by patients having complete response, partial response or relapse.

dCellVax is intended to be a therapy whereby dendritic cells of the cancer patient are harvested from the body, treated with siRNA that has the ability to block the dendritic cell from expressing indoleamine 2,3-dioxygenase (“IDO”) and subsequently reimplanted in the cancer patient.

The dendritic cells that are treated with the IDO-blocking RNA become resistant to the influence of tumor cells which produce factors which cause the dendritic cell to express the IDO. Expression of IDO in the dendritic cell halts the dendritic cell from activating T cells and causes the dendritic cell to suppress T cells. T lymphocytes (‘T cells”) are a lymphocyte that play a central role in the human immune system’s attempt to eradicate tumors. The Company has filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I/II clinical trial assessing safety with signals of efficacy of the dCellVax gene-silenced dendritic cell immunotherapy for treating breast cancer. The proposed trial will recruit 10 patients with metastatic breast cancer and will involve 4 monthly injections of the dCellVax gene-silenced dendritic cell therapy. The trial is anticipated to last one year, with tumor assessment before therapy and at 6 and 12 months.

On May 12, 2021 the “Company executed a consulting agreement with Biotech Research Group Corporation, an FDA Specialist Group and Global Regulatory and Scientific Experts, for the purpose of review and guidance with regard to the planned reinstatement of the Company’s inactive Investigational New Drug applications (INDs) #15376 (HemaXellerate) and #16200 (dCellVax) filed with the United States Food and Drug Administration (“FDA”). The securing of the services to be provided to the Company pursuant to this consulting agreement marks the first step taken by the Company with regard to activating the Company’s currently inactive applications to initiate clinical trials.

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tCellVax is intended to be a therapy where immune cells are removed from the cancer patient, treated with siRNA which inhibits NR2F6 and the cells re-infused to the patient. NR2F6 normally acts as a brake on the ability of various immune cells from being activated. The immune cells that are treated with the NR2F6-blocking siRNA become highly activated and can efficiently kill tumors. . The Company has filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I clinical trial assessing safety and feasibility of the dCellVax gene-silenced immune cell immunotherapy for treating patients with solid tumors that are metastatic or not able to be removed surgically. The proposed trial will recruit 25 patients with metastatic cancer and will involve 3 monthly injections of the dCellVax gene-silenced dendritic cell therapy. The trial is anticipated to last one year, with tumor assessment before therapy and at 6 and 12 months.

DiffronC: NR2F6 is a transcription factor that is present in many cells in the body, including immune cells but also highly expressed in certain solid tumors. NR2F6 normally acts as a brake on the ability of various immune cells from being activated and also allows tumor cells to keep growing. The Company has developed a proprietary drug that is based on shRNA technology, which prevents NR2F6 from being expressed. By inhibiting the expression of NR2F6, immune cells that are treated with the NR2F6-blocking shRNA become highly activated and can efficiently kill tumors and tumors that have NR2F6 suppressed begin to differentiate. . We are currently in pre-clinical testing of this drug to optimize its delivery in vivo.

DuraCar: DuraCar is a new cellular therapy being developed by the Company. It is comprised of CAR-T cells which have been treated with an shRNA targeting the gene NR2F6. CAR-T cells are T cells (the lymphoid cells of the body that kill tumors) isolated from a cancer patient that have been modified by expressing a chimeric antigen receptor (CAR) which is specific for the patient’s tumor. These CAR-T cells are then re-infused back into the patient. The CAR-T cells then home in directly on the tumor because they have been given the tumor-specific address via the CAR. While CAR-T cells are very effective in treating leukemias, they are not effective at treating most solid tumors. The reason for this is believed to be that the CAR-T cells are “turned-off” by the physical environment surround solid tumors. By inhibiting NR2F6, we expect our DuraCar cells to have greater efficacy and persistence than conventional CAR-T cells and create a new, optimal way to manufacture CAR-T cells. We are currently in pre-clinical testing of this drug.

Small molecule: We have identified and patented a series of small molecules which can both activate and inhibit NR2F6. NR2F6 normally acts as a brake on the ability of various immune cells from being activated and also allows tumor cells to keep growing. By inhibiting the function of NR2F6 using small molecules, immune cells that are treated with the NR2F6-blocking agents, similar to using the shRNA approach, should become highly activated and efficiently kill tumors. In addition, tumors that have NR2F6 blocked by using these small molecules should begin to differentiate. Conversely, activating NR2F6 is expected to suppress the immune system. This ability to suppress the immune system can be very useful for treating autoimmune disorders. We are currently in pre-clinical testing of these drugs.

None of the abovementioned statements regarding any of our products in development are intended to be a prediction or conclusion of efficacy. No clinical trials on our product candidates have commenced so no conclusions of efficacy can be made.

Research Conducted

The Company has begun development of HemaXellerate, a cellular therapy designed to heal damaged bone marrow. HemaXellerate is a patient-specific composition of cells that have been demonstrated to repair damaged bone marrow and stimulate production of blood cells based in previous animal studies. The initial application of HemaXellerate will be the treatment of severe aplastic anemia which is characterized by immune-mediated bone marrow hypoplasia (underdevelopment or incomplete development of a tissue) and pancytopenia (reduction in the number of blood cells and platelets).

Adipose tissue is collected from the patient and processed in order to separate, extract and isolate Stromal Vascular Fraction (SVF), a mix of various cell types including mesenchymal stem cells and endothelial cells. Mesenchymal stem cells are connective tissue cells that can differentiate into a variety of cell types and endothelial cells are the cells that line the interior surface of blood vessels and lymphatic vessels and which play a vital role in angiogenesis (the physiological process through which new blood vessels form from pre-existing vessels).

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The isolated SVF is then intravenously administered to the patient. The Company believes that the isolated SVF will generate growth factors with the ability to repair damaged hematopoietic stem cells. Hematopoietic stem cells are immature cells that can develop into all types of blood cells, including white blood cells, red blood cells, and platelets. Hematopoietic stem cells are found in the peripheral blood and the bone marrow.

On February 5, 2013 Regen filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I clinical trial assessing HemaXellerate in patients with drug-refractory aplastic anemia. The Phase I clinical trial is intended to determine safety and potential efficacy of intravenously administered autologous SVF cells in patients with severe, immune suppressive refractory aplastic anemia with the primary endpoints of safety and feasibility and secondary endpoints of efficacy as determined by patients having complete response, partial response or relapse.

Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a previously unapproved drug or biologic intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States. Generally, if a product with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a seven year period of marketing exclusivity, which precludes the FDA from approving another marketing application for the same drug for that time period. The sponsor of the product would also be entitled to a United States federal tax credit equal to 50% of clinical investigation expenses as well as exemptions from certain fees.

The Company believes that this application of HemaXellerate qualifies for Orphan designation under the Orphan Drug Act due to the fact that aplastic anemia is a rare disease with prevalence in the United States of less than 200,000 and intends to apply to the FDA for Orphan designation for HemaXellerate.

On December 10, 2015 Regen was informed by the United States Food and Drug Administration that Regen has satisfactorily addressed all clinical hold issues related to Regen’s Investigational New Drug Application for HemaXellerate and may initiate a Phase I clinical trial assessing HemaXellerate in patients with drug-refractory aplastic anemia. The Phase I clinical trial is intended to determine safety and potential efficacy of intravenously administered autologous stromal vascular fraction (SVF) cells in patients with severe, immune suppressive refractory aplastic anemia with the primary endpoints of safety and feasibility and secondary endpoints of efficacy as determined by patients having complete response, partial response or relapse.

The costs to perform this Phase I clinical trial is estimated to be approximately $5,000,000 and it is estimated to take 1 year to complete.

The company is developing another cell therapy product termed dCellVax. dCellVax is intended to be a therapy whereby dendritic cells of the cancer patient are harvested from the body, treated with siRNA that has the ability to block the dendritic cell from expressing indoleamine 2,3-dioxygenase (“IDO”) and subsequently reimplanted in the cancer patient.

The dendritic cells that are treated with the IDO-blocking RNA become resistant to the influence of tumor cells which produce factors which cause the dendritic cell to express the IDO. Expression of IDO in the dendritic cell halts the dendritic cell from activating T cells and causes the dendritic cell to suppress T cells. T lymphocytes (‘T cells”) are a lymphocyte that play a central role in the human immune system’s attempt to eradicate tumors. The Company has filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I/II clinical trial assessing safety with signals of efficacy of the dCellVax gene-silenced dendritic cell immunotherapy for treating breast cancer. The proposed trial will recruit 10 patients with metastatic breast cancer and will involve 4 monthly injections of the dCellVax gene-silenced dendritic cell therapy. The trial is anticipated to cost $5,000,000 and last one year, with tumor assessment before therapy and at 6 and 12 months.

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On May 12, 2021 the “Company executed a consulting agreement with Biotech Research Group Corporation, an FDA Specialist Group and Global Regulatory and Scientific Experts, for the purpose of review and guidance with regard to the planned reinstatement of the Company’s inactive Investigational New Drug applications (INDs) #15376 (HemaXellerate) and #16200 (dCellVax) filed with the United States Food and Drug Administration (“FDA”). The securing of the services to be provided to the Company pursuant to this consulting agreement marks the first step taken by the Company with regard to activating the Company’s currently inactive applications to initiate clinical trials.

Another cell therapy that focuses on a different mechanism of action than dCellVax is tCellVax. tCellVax is intended to be a therapy in which immune cells are removed from the cancer patient, treated with siRNA which inhibits NR2F6 and the cells re-infused to the patient. NR2F6 normally acts as a brake on the ability of various immune cells from being activated. The immune cells that are treated with the NR2F6-blocking siRNA become highly activated and can efficiently kill tumors. The Company has filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I clinical trial assessing safety and feasibility of the dCellVax gene-silenced immune cell immunotherapy for treating patients with solid tumors that are metastatic or not able to be removed surgically. The proposed trial will recruit 25 patients with metastatic cancer and will involve 3 monthly injections of the dCellVax gene-silenced dendritic cell therapy. The trial is anticipated to cost $5,000,000 and last one year, with tumor assessment before therapy and at 6 and 12 months.

DiffronC: NR2F6 is a transcription factor that is present in many cells in the body, including immune cells but also highly expressed in certain solid tumors. NR2F6 normally acts as a brake on the ability of various immune cells from being activated and also allows tumor cells to keep growing. The Company has developed a proprietary drug that is based on shRNA technology, which prevents NR2F6 from being expressed. By inhibiting the expression of NR2F6, immune cells that are treated with the NR2F6-blocking shRNA become highly activated and can efficiently kill tumors and tumors that have NR2F6 suppressed begin to differentiate. . We are currently in pre-clinical testing of this drug to optimize its delivery in vivo. The two main risks associated with this drug development plan is that the NR2F6 siRNA is not effective at inhibiting NR2F6 expression or that this inhibition will not result in immune cells with enhanced tumoricidal activity.

DuraCar: DuraCar is a new cellular therapy being developed by the Company. It is comprised of CAR-T cells which have been treated with an shRNA targeting the gene NR2F6. CAR-T cells are T cells (the lymphoid cells of the body that kill tumors) isolated from a cancer patient that have been modified by expressing a chimeric antigen receptor (CAR) which is specific for the patient’s tumor. These CAR-T cells are then re-infused back into the patient. The CAR-T cells then home in directly on the tumor because they have been given the tumor-specific address via the CAR. While CAR-T cells are very effective in treating leukemias, they are not effective at treating most solid tumors. The reason for this is believed to be that the CAR-T cells are “turned-off” by the physical environment surround solid tumors. By inhibiting NR2F6, we expect our DuraCar cells to have greater efficacy and persistence than conventional CAR-T cells and create a new, optimal way to manufacture CAR-T cells. We have engaged two contract research organizations to advance our pre-clinical testing of this drug. Pre-clinical testing includes design and construction of the relevant plasmids, efficient transfection of T cells, assessment of the expression levels of the siRNA directed at NR2F6 and measurement of its effectiveness at inhibition of NR2F6 expression. Then, these cells will be analyzed for enhanced tumor-killing activity. The two main risks associated with this drug development plan is that the NR2F6 siRNA is not effective at inhibiting NR2F6 expression or that this inhibition will not result in a T cell with enhanced tumoricidal activity. Successful completion of these pre-clinical experiments will significantly de-risk the project.

Small Molecule Drugs: We have identified and patented a series of small molecules which can both activate and inhibit NR2F6. NR2F6 normally acts as a brake on the ability of various immune cells from being activated and also allows tumor cells to keep growing. By inhibiting the function of NR2F6 using small molecules, immune cells that are treated with the NR2F6-blocking agents, similar to using the shRNA approach, should become highly activated and efficiently kill tumors. In addition, tumors that have NR2F6 blocked by using these small molecules should begin to differentiate. Conversely, activating NR2F6 is expected to suppress the immune system. This ability to suppress the immune system can be very useful for treating autoimmune disorders. We are currently in pre-clinical testing of these drugs.

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Distribution methods of the products or services:

It is anticipated that Regen and /or KCL will enter into licensing and/or sublicensing agreements with outside entities in order that Regen and/or KCL may obtain royalty income on the products and services which it may develop and commercialize.

Competitive business conditions and Regen’s competitive position in the industry and methods of competition

We have yet to achieve significant revenues or profits. The pharmaceutical and biologics industries in which we intend to compete are highly competitive and characterized by rapid technological advancement. Many of our competitors have greater resources than we do.

We intend to be competitive by utilizing the services and advice of individuals that we believe have expertise in their field in order that we can concentrate our resources on projects in which products and services in which we have the greatest potential to secure a competitive advantage may be developed and commercialized . The Company’s intent is to enter into nonemployee consulting agreements with individuals who we believe have a high level of expertise in their professional fields and who have agreed to provide counsel and assistance to us in (a) determining the viability of proposed projects (b) obtaining financing for projects and (c) obtaining the resources required to initiate and complete a project in the most cost effective and rapid manner.

Sources and availability of raw materials and the names of principal suppliers

The supplies and materials required to conduct our operations are available through a wide variety of sources and may be obtained through a wide variety of sources.

Need for any government approval of principal products or services, effect of existing or probable governmental regulations on the business.

The US Food and Drug Administration (“FDA”) and foreign regulatory authorities will regulate our proposed products as drugs or biologics, , depending upon such factors as the use to which the product will be put, the chemical composition, and the interaction of the product on the human body. In the United States, products that are intended to be introduced into the body will generally be regulated as drugs, while tissues and cells intended for transplant into the human body will be generally be regulated as biologics.

Our domestic human drug and biological products will be subject to rigorous FDA review and approval procedures. After testing in animals, an Investigational New Drug Application (“IND”) must be filed with the FDA to obtain authorization for human testing. Extensive clinical testing, which is generally done in three phases, must then be undertaken at a hospital or medical center to demonstrate optimal use, safety, and efficacy of each product in humans.

Phase I

Phase 1 trials are designed to assess the safety (pharmacovigilance), tolerability, pharmacokinetics, and pharmacodynamics of a drug. These trials are often conducted in an inpatient clinic, where the subject can be observed by full-time staff. The subject who receives the drug is usually observed until several half-lives of the drug have passed. Phase I trials normally include dose-ranging, also called dose escalation, studies so that the appropriate dose for therapeutic use can be found. The tested range of doses usually are a fraction of the dose that causes harm in animal testing and involve a small group of healthy volunteers. However, there are some circumstances when real patients are used, such as patients who have end-stage disease and lack other treatment options.

Phase II

Phase II trials are designed to assess how well the drug or biologic works, as well as to continue Phase I safety assessments in a larger group of volunteers and patients. Phase II trials are performed on larger groups.

Phase III

Phase III trials are aimed at being the definitive assessment of how effective the product is in comparison with current best standard treatment and to provide an adequate basis for physician labeling. Phase III trials may also be conducted for the purposes of (i) “label expansion” (to show the product works for additional types of patients/diseases beyond the original use for which the drug was approved for marketing or (ii) to obtain additional safety data, or to support marketing claims for the product.

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On occasion Phase IV (Post Approval) trials may be required by the FDA. Phase IV trials involve the safety surveillance (pharmacovigilance) and ongoing technical support of a drug after it receives permission to be sold.The safety surveillance is designed to detect any rare or long-term adverse effects over a much larger patient population and longer time period than was possible during the Phase I-III clinical trials.

All phases, must be undertaken at a hospital or medical center to demonstrate optimal use, safety, and efficacy of each product in humans. Each clinical study is conducted under the auspices of an independent Institutional Review Board (“IRB”). The IRB will consider, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution. The time and expense required to perform this clinical testing can far exceed the time and expense of the research and development initially required to create the product. No action can be taken to market any therapeutic product in the United States until an appropriate New Drug Application (“NDA”) or Biologic License Application (“BLA”) or has been approved by the FDA. FDA regulations also restrict the export of therapeutic products for clinical use prior to NDA or BLA approval.

Even after initial FDA approval has been obtained, further studies may be required to provide additional data on safety or to gain approval for the use of a product as a treatment for clinical indications other than those initially targeted. In addition, use of these products during testing and after marketing could reveal side effects that could delay, impede, or prevent FDA marketing approval, resulting in FDA-ordered product recall, or in FDA-imposed limitations on permissible

The FDA regulates the manufacturing process of pharmaceutical products, and human tissue and cell products, requiring that they be produced in compliance with Current Good Manufacturing Practices (“cGMP”) . The FDA also regulates the content of advertisements used to market pharmaceutical products. Generally, claims made in advertisements concerning the safety and efficacy of a product, or any advantages of a product over another product, must be supported by clinical data filed as part of an NDA or an amendment to an NDA, and statements regarding the use of a product must be consistent with the FDA approved labeling and dosage information for that product.

Sales of drugs and biologics outside the United States are subject to foreign regulatory requirements that vary widely from country to country. Even if FDA approval has been obtained, approval of a product by comparable regulatory authorities of foreign countries must be obtained prior to the commencement of marketing the product in those countries. The time required to obtain such approval may be longer or shorter than that required for FDA approval

Amount spent during the fiscal year ended September 30, 2022 on research and development activities

During the fiscal year ended September 30, 2022 we expended $175,388 on research and development activities.

Costs and effects of compliance with environmental laws (federal, state and local)

Regen has not incurred any unusual or significant costs to remain in compliance with any environmental laws and does not expect to incur any unusual or significant costs to remain in compliance with any environmental laws in the foreseeable future.

Number of total employees and number of full-time employees

As of April 27, 2023 the Company has 1 full time employee.

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PROPERTIES

The Company currently occupies 2,320 square feet of office space at 4700 Spring Street, Suite 304, La Mesa, California 91942. The property is utilized as office space. We believe that the foregoing properties are adequate to meet our current needs for office space.

On January 13, 2022 Regen Biopharma, Inc. entered into a sublease agreement with BST Partners (“BST”) whereby Regen Biopharma, Inc. would sublet the aforementioned office space located at 4700 Spring Street, Suite 304, La Mesa, California 91942 from BST on a month to month basis for $5,000 per month beginning January 14, 2022. BST Partners is controlled by David Koos who serves as the sole officer and director of Regen Biopharma, Inc.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Company is a party or of which any of the Company’s property is the subject.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The par value of our common stock is $0.0001. There are 5,800,000,000 shares authorized and 3,381,366 shares issued and outstanding as of April 10, 2023

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company’s stockholders, a ratable share in the assets of the Corporation.

Our common shareholders are entitled to dividends if and when declared by the Board of Directors and in accordance with the Company’s Bylaws as well as the laws of the State of Nevada.

The Company also has the following classes and series of stock authorized and outstanding.

Preferred Stock, $0.0001 par value, 800,000,000 shares authorized of which 600,000 is designated as Series AA Preferred Stock: 34 shares issued and outstanding as of April 10, 2023 , 739,000 is designated Series A Preferred Stock of which 409,551 shares are outstanding as of April 10, 2023 , 60,000,000 is designated Series M Preferred Stock of which 29,338 shares are outstanding as of April 10,2023 and 20,000 is designated Series NC Preferred Stock of which 15,007 shares are outstanding as of April 10, 2023

The abovementioned shares authorized pursuant to the Company’s certificate of incorporation may be issued from time to time without prior approval of the shareholders. The Board of Directors of the Company shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, restrictions, options, conversion rights and other special or relative rights of any series of the Stock that may be desired.

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Series AA Preferred Stock

On September 15, 2014 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series AA Preferred Stock” (hereinafter referred to as “Series AA Preferred Stock”).

The Board of Directors of the Company have authorized 600,000 shares of the Series AA Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times seven (7). Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series AA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Series A Preferred Stock

On January 15, 2015 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series A Preferred Stock” (hereinafter referred to as “Series A Preferred Stock”).

The Board of Directors of the Company have authorized 540,000,000 shares of the Series A Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series A Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series A Preferred Stock owned by such holder times one . Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series A Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company (the “Board”) out of funds legally available therefore, non-cumulative cash dividends of $0.01 per quarter. In the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock , the holders of Series A Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive, as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had each share of the Series A Preferred Stock been one share of the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the Common Stock.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $0.01 per share of Series A Preferred (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred held by them.

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If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred, then the entire net assets of the Company shall be distributed among the holders of the Series A Preferred, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

On January 10, 2017 Regen Biopharma, Inc. (“Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series M Preferred Stock” (hereinafter referred to as “Series M Preferred Stock”).

The Board of Directors of Regen have authorized 60,000,000 shares of the Series M Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series M Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series M Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

On March 26, 2021 Regen Biopharma, Inc. ( “Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as Nonconvertible Series NC Preferred Stock (hereinafter referred to as “Series NC Preferred Stock”).

The Board of Directors of Regen have authorized 20,000 shares of the Series NC Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series NC Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series NC Preferred Stock owned by such holder times 500,000. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series NC Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series NC Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series NC Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

Our common stock is traded on the OTC Pink Market operated by OTC Markets Group under the symbol “RGBP” and our Series A Preferred stock is traded on the OTC Pink Market under the symbol “RGBPP”. No public market currently exists for any other equity securities of the Company.

We had approximately 454 holders of record of our common stock as of March 20, 2023.

We have never paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for use in our business. Consequently, we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends in the future will depend upon our results of operations, as well as our short term and long-term cash availability, working capital, working capital needs, and other factors as determined by our Board of Directors. Currently, except as may be provided by applicable laws, there are no contractual or other restrictions on our ability to pay dividends if we were to decide to declare and pay them.

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Below is the range of high and low bid information for our common equity for each quarter within the last two fiscal years. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

All stock prices have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023.

October 1, 2021 to September 30, 2022	HIGH	LOW
First Quarter	$53.23	$12.23
Second Quarter	$24.18	$8.21
Third Quarter	$16.72	$5.13
Fourth Quarter	$19.70	$5.52

October 1, 2020 to September 30, 2021	HIGH	LOW
First Quarter	$4.48	$.30
Second Quarter	$7.31	$.89
Third Quarter	$122.23	$2.98
Fourth Quarter	$121.64	$18.66

Below is the range of high and low bid information for our common equity for each quarter for which interim financial statements are included in this document. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

All stock prices have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023.

October 1, 2022 to December 31, 2022	HIGH	LOW
First Quarter	$10.89	$5.89
January 1, 2023 to March 31, 2023	HIGH	LOW
Second Quarter	$7.16	$1.25

On April 10, 2023 the closing price of the common shares was $1.92 per share.

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FINANCIAL STATEMENTS

REGEN BIOPHARMA , INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31, 2023	September 30, 2022
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$87,700	$51,204
Accounts Receivable, Related Party	79,123	254,273
Note Receivable, Related Party		0
Accrued Interest Receivable		0
Prepaid Expenses	7,233	20,945
Prepaid Rent	10,000	10,000
Total Current Assets	184,055	336,422
OTHER ASSETS
Investment Securities		0
Investment Securities, Related Party	222,580	222,580
Total Other Assets	222,580	222,580
TOTAL ASSETS	$406,635	$559,002

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	34,047	28,799
Notes Payable	100,710	710
Accrued payroll taxes	4,241	4,241
Accrued Interest	313,448	689,785
Accrued Rent	0	0
Accrued Payroll	1,256,630	1,266,679
Other Accrued Expenses	41,423	41,423
Bank Overdraft	1,000	1,000
Due to Investor	20,000	20,000
Unearned Income	1,655,010	1,718,290
Derivative Liability	1,400,000	3,551,793
Convertible Notes Payable Less unamortized discount	499,880	1,262,340
Convertible Notes Payable, Related Parties Less unamortized discount	10,000	10,000
Total Current Liabilities	5,336,389	8,595,061
Long Term Liabilities:
Convertible Notes Payable, Related Parties Less unamortized discount
Total Long Term Liabilities
Total Liabilities	5,336,389	8,595,061
STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock ($0.0001 par value) 500,000,000 shares authorized; 5,800,000,000 authorized and 3,354,866 issued and outstanding as of September 30,2022 and 3,381,366 shares issued and outstanding as of March 31, 2023.	339	503,150
Preferred Stock, 0.0001 par value, 800,000,000 authorized as of September 30,2022 and March 31, 2023 respectively
Series A Preferred, 739,000,000 authorized as of March 31, 2023 and 540,000,000 authorized as of September 30, 2022; 293,033 and 409,551 outstanding as of September 30,2022 and March 31, 2023 respectively	40	43,929
Series AA Preferred, $0.0001 par value 600,000 authorized and 34 and 34 outstanding as of September 30,2022 and March 31,2023 respectively	0	5
Series M Preferred, $0.0001 par value 60,000,000 authorized and 29,338 outstanding as of March 31, 2023 and 60,000,000 authorized and 29,338 outstanding as of September 30, 2022	3	4,400
Series NC Preferred, $0.0001 par value 20,000 authorized and 15,007 outstanding as of March 31, 2023 and 7 outstanding as of September 30,2022	2	1
Additional Paid in capital	13,658,153	11,581,499
Contributed Capital	736,326	736,326
Retained Earnings (Deficit)	(19,324,617)	(20,905,369)
Total Stockholders' Equity (Deficit)	(4,929,755)	(8,036,059)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$406,635	$559,002

The Accompanying Notes are an Integral Part of These Financial Statements

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

42

REGEN BIOPHARMA , INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended March 31, 2023	Quarter Ended March 31,2022	Six Months Ended March 31, 2023	Six Months Ended March 31, 2022
REVENUES
Revenues	$31,640	$30,945	$63,280	$62,584
Revenues, Related Party	27,425	27,425	54,849	54,849
TOTAL REVENUES	59,065	58,369	118,129	117,434

COST AND EXPENSES
Research and Development	36,446	27,390	131,959	62,809
Research and Development, Related Party	0	36,975	0	117,250
General and Administrative	18,660	5,355	27,398	12,013
Consulting and Professional Fees	67,800	50,143	471,480	88,279
Rent	15,000	15,000	30,000	20,000
Total Costs and Expenses	137,906	134,863	660,837	300,351
OPERATING INCOME (LOSS)	$(78,842)	$(76,494)	$(542,708)	$(182,917)

OTHER INCOME & (EXPENSES)
Interest Income	0	131	0	266
Interest Expense	(12,085)	(42,561)	(29,444)	(77,571)
Interest Expense attributable to Amortization of Discount		(21,977)		(44,428)
Penalties		(300,000)		(300,000)
Unrealized Gain ( Loss) on sale of Investment Securities		(6,405)		(130,296)
Gain(Loss) on sale of Investment Securities		0
Gain (Loss) on derecognition of Accounts Payable		0		62,700
Derivative Income (Expense)	35,949	(66,634,282)	2,151,755	(63,699,343)
Financing Fees		0
Legal Settlement		0
Gain (Loss) on Extinguishment Convertible Debt		0	1,150	(95,019)
TOTAL OTHER INCOME (EXPENSE)	23,864	(67,005,095)	2,123,460	(64,253,692)

NET INCOME (LOSS)	$(54,978)	$(67,081,589)	$1,580,752	$(64,436,609)
NET INCOME (LOSS) attributable to common shareholders	$(54,978)	$(67,081,589)	$1,391,061.82	$(64,436,609)

BASIC AND FULLY DILUTED EARNINGS (LOSS) PER SHARE	$(0.0332)	$(22.04)	$0.41	$(21.31)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,656,429	3,043,028	3,364,578	3,023,724

The Accompanying Notes are an Integral Part of These Financial Statements

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023
43

REGEN BIOPHARMA , INC.
Condensed Consolidated Statement of Shareholder’s Equity (Deficit)
(Unaudited)
Six Months Ended March 31, 2022 and March 31, 2023

		Series A Preferred		Series AA Preferred		Series NC Preferred		Common		Series M Preferred
		Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Retained Earnings	Contributed Capital	Total
	Balance September 30, 2021	288,190	$28	34	$0	7	$0	2,900,914	$290	29,338	$3	$9,126,378	$(23,348,900)	$736,326	$(13,485,877)
10-01-2021	Shares issued for Debt							6,667	1			99,999			100,000
10-01-2021	Shares issued for Interest							1,777	0			26,662		0	26,662
10-01-2021	Shares issued for Debt							6,667	1			99,999			100,000
10-01-2021	Shares issued for Interest							2,589	0			38,837		0	38,837
10-01-2021	Shares issued for Debt							4,015	0			50,000			50,000
10-01-2021	Shares issued for Interest							1,574	0			19,603			19,603
10-01-2021	Shares issued for Debt							10,336	1			49,999			50,000
10-01-2021	Shares issued for Interest							3,840	0			18,575			18,575
10-01-2021	Shares issued for Interest							15,504	2			74,998			75,000
10-01-2021	Shares issued for Debt							6,631	1			32,074			32,075
10-01-2021	Shares issued for Interest							5,168	1			24,999			25,000
10-01-2021	Shares issued for Interest							2,141	0			10,356			10,356
10-01-2021	Shares issued for Debt							667	0			25,000			25,000
10-01-2021	Shares issued for Interest							237	0			8,883			8,883
10-01-2021	Shares issued for Debt	2,667	0									50,000			50,000
10-01-2021	Shares issued for Interest	1,246	0									23,369			23,369
10/29/2021	Shares issued for Debt							6,838	1			99,999			100,000
10/29/2021	Shares issued for Interest							2,722	0			39,808			39,808
10/29/2021	Shares issued for Debt							5,614	1			39,999			40,000
10/29/2021	Shares issued for Interest							1,992	0			14,192			14,192
11-04-2021	Shares issued for Debt							4,167	0			50,000			50,000
11-04-2021	Shares issued for Interest							1,584	0			19,012			19,012
11/24/2021	Shares issued for Debt							48,318	5			10,959			10,964
11/24/2021	Shares issued for Debt							667	0			25,000			25,000
11/24/2021	Shares issued for Interest							307	0			11,527			11,527
11/24/2021	Shares issued for Debt							1,600	0			60,000			60,000
11/24/2021	Shares issued for Interest							678	0			25,440			25,440
12-10-2021	Shares issued for Debt	667	0									25,000			25,000
12-10-2021	Shares issued for Interest	283	0									10,625			10,625
	Net Loss for the Quarter Ended December 31,2021		—		—		—		—		—		2,644,980	—	2,644,980
	Balance December 31, 2021	293,053	$28	34	$0	7	$0	3,043,213	$304	29,338	$3	$10,211,291	$(20,703,920)	$736,326	$(9,755,969)
3/28/2022	Shares issued for Debt							5,861	1			48,419			48,420
3/28/2022	Shares issued for Interest							4,806	0			39,708			39,708
	Net Loss for the Quarter Ended March 31, 2022		—		—		—		—		—		(67,081,589)	—	(67,081,589)
	Balance March 31, 2022	293,053	$28	34	$0	7	$—	3,053,879	$305	29,338	$3	$10,299,418	$(87,785,509)	$736,326	$(76,749,430)
	Balance September 30, 2022	293,053	$28	34	$0	7	$—	3,354,886	$335	29,338	$3	$12,132,620	$(20,905,369)	$736,326	$(8,036,059)
10/25/2022	Preferred Shares Issued for Nonemployee Services	6,667	$1									299,999			$300,000
11-11-2022	Preferred Shares Issued for Debt	70,114	$7									761,493		0	$761,500
11-11-2022	Preferred Shares Issued for Interest	35,012	$4									380,258			$380,262
11-11-2022	Common Shares Issued For Interest							11,279	$1			25,368		0	25,369
12-05-2022	Preferred Shares Issued for Nonemployee Services	1,112	$0									48,372			$48,372
	Net Income for the Quarter ended December 31, 2022		—		—		—		—		—		1,635,730	—	1,635,730
	Balance December 31, 2022	405,958	$40	34	$0	7	$—	3,366,165	$337	29,338		$13,648,107	$(19,269,640)	$736,326	$(4,884,827)
3/13/2023	Common Shares issued pursuant to round up provision
	March 6, 2023 reverse stock split							15,201	$2			(2)			0
3/13/2023	Preferred Shares issued pursuant to round up provision
	March 6, 2023 reverse stock split	3,593
3/17/2023	Preferred Shares issued for accrued salaries					15,000	2					10,048			10,050
	Net Income (Loss) for the Quarter Ended March 31, 2023		—		—		—		—		—		(54,978)	—	(54,978)
	Balance March 31, 2023	409,551	$40	34	$0	15,007	$2	3,381,366	$339	29,338		$13,658,153	$(19,324,617)	$736,326	$(4,929,755)

The Accompanying Notes are an Integral Part of These Financial Statements

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

44

REGEN BIOPHARMA , INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended	Six Months Ended
	March 31, 2023	March 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$1,580,752	$(64,436,609)
Adjustments to reconcile net Income to net cash
Common Stock issued for Expenses
Preferred Stock issued as compensation	348,372
Increase (Decrease) in Interest expense attributable to Amortization of Discount	0	44,428
Increase (Decrease) in Accounts Payable	5,248	(49,870)
(Increase) Decrease in Accounts Receivable	175,150	(54,850)
Increase (Decrease) in accrued Expenses	29,444	48,597
(Increase) Decrease in Prepaid Expenses	13,714	13652
Increase(Decrease) in Contributed Capital
Increase ( Decrease) in Derivative Expense	(2,151,755)	63,699,343
Increase ( Decrease) in Unearned Income	(63,280)	(62,585)
Increase ( Decrease) in Penalties		300000
(Increase( Decrease in Notes Receivable
(Increase( Decrease in Accrued Interest Receivable		(266)
Securities accepted as compensation
(Gain) Loss on forgiveness of Debt	(1,150)
Increase (Decrease) in Loss on Sale of Investment Securities
Unrealized Loss(Gain) on Investment Securities		130,296
Net Cash Provided by (Used in) Operating	(63,504)	(397,953)
	$
Cash Flows from Investment Activities
Increase(Decrease) in Sale of Investment Securities
Net Cash Provided By Investment Activities

CASH FLOWS FROM FINANCING ACTIVITIES
(Decrease) in Notes Payable
Increase (Decrease) in Convertible Notes Payable		(94,535)
Increase (Decrease) in Notes Payable	100000
Net Cash Provided by (Used in) Financing Activities	100000	(94,535)

Net Increase (Decrease) in Cash	$36,496	$(492,488)
Cash at Beginning of Period	$51,204	$727,162
Cash at End of Period	$87,700	$234,674

Supplemental Disclosure of Noncash investing and financing activities:
Common shares Issued for Debt	$—	$759,384
Preferred Shares Issued for Debt	$761,500	$75,000
Cash Paid for Interest	$—	$28,973
Common shares Issued for Interest	$25,369	$304,678
Preferred Shares issued for Interest	$380,262	$33,994

The Accompanying Notes are an Integral Part of These Financial Statements

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

45

REGEN BIOPHARMA, INC.

Notes to Condensed Consolidated Financial Statements

As of March 31, 2023

These Notes have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was organized April 24, 2012 under the laws of the State of Nevada

The Company intends to engage primarily in the development of regenerative medical applications which we intend to license from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials.

The Company is currently engaged in actively identifying small molecules that inhibit or express NR2F6 leading to immune cell activation for oncology applications and immune cell suppression for autoimmune disease.

The Company is in the early stages of development of its proposed products and therapies. The Company will be required to obtain approval from the FDA in order to market any of The Company’s products or therapies. No approval has been granted by the FDA for the marketing and sale of any of the Company’s products and therapies and no assurance may be given that any of the Company’s products or therapies will be granted such approval. The Company’s current plans include the development of regenerative medical applications up to the point of successful completion of Phase I and/ or Phase II clinical trials after which the Company would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. The Company can provide no assurance that the Company will be able to sell or license any product or that, if such product is sold or licensed, such sale or license will be on terms favorable to the Company.

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a September 30 year-end.

B. PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of KCL Therapeutics, Inc., a Nevada corporation and wholly owned subsidiary of Regen. Significant inter-company transactions have been eliminated.

The Company analyzes the conversion feature of Convertible Notes for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change. The Company values the embedded derivative using the Black-Scholes pricing model.

The Black Scholes pricing model used to determine the Derivative Liability on convertible notes issued by the Company in which an embedded derivative is recognized as of March 31, 2023 utilized the following inputs:

Schedule of Derivative liability
Risk Free Interest Rate	3.48%
Expected Term	(2.28) – (2.90) Yrs
Expected Volatility	895.05%
Expected Dividends	0

46

H. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2021 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

I.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.

J. ADVERTISING

Costs associated with advertising are charged to expense as incurred. Advertising expenses were $0 for the quarters ended March 31, 2022 and March 31, 2023.

K. NOTES RECEIVABLE

Notes receivable are stated at cost, less impairment, if any.

47

L. REVENUE RECOGNITION

Sales of products and related costs of products sold are recognized when: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the price is fixed or determinable; and (iv) collectability is reasonably assured. These terms are typically met upon the prepayment or invoicing and shipment of products.

The Company determines the amount and timing of royalty revenue based on its contractual agreements with intellectual property licensees. The Company recognizes royalty revenue when earned under the terms of the agreements and when the Company considers realization of payment to be probable. Where royalties are based on a percentage of licensee sales of royalty-bearing products, the Company recognizes royalty revenue by applying this percentage to the Company’s estimate of applicable licensee sales. The Company bases this estimate on an analysis of each licensee’s sales results. Where warranted, revenue from licensees for contractual obligations such as License Initiation Fees are recognized upon satisfaction of all conditions required to be satisfied in order for that revenue to have been earned by the Company.

M. INTEREST RECEIVABLE

Interest receivable is stated at cost, less impairment, if any.

NOTE 2. RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

As of the fiscal year ending September 30, 2019 the Company has adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606). The guidance in this Update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: Step 1: Identify the contract(s) with a customer. Step 2: Identify the performance obligations in the contract. Step 3: Determine the transaction price. Step 4: Allocate the transaction price to the performance obligations in the contract. Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award’s grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

48

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity’s liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity’s liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity’s liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure.

On January 31, 2013, the FASB issued Accounting Standards Update [ASU] 2013-01, entitled Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. The guidance in ASU 2013-01 amends the requirements in the FASB Accounting Standards Codification [FASB ASC] Topic 210, entitled Balance Sheet. The ASU 2013-01 amendments to FASB ASC 210 clarify that ordinary trade receivables and receivables in general are not within the scope of ASU 2011-11, entitled Disclosure about Offsetting Assets and Liabilities, where that ASU amended the guidance in FASB ASC 210. As those disclosures now are modified with the ASU 2013-01 amendments, the FASB ASC 210 balance sheet offsetting disclosures now clearly are applicable only where reporting entities are involved with bifurcated embedded derivatives, repurchase agreements, reverse repurchase agreements, and securities borrowing and lending transactions that either are offset using the FASB ASC 210 or 815 requirements, or that are subject to enforceable master netting arrangements or similar agreements. ASU 2013-01 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of this ASU is not expected to have a material impact on our financial statements.

 On February 28, 2013, the FASB issued Accounting Standards Update [ASU] 2013-04, entitled Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The ASU 2013-04 amendments add to the guidance in FASB Accounting Standards Codification [FASB ASC] Topic 405, entitled Liabilities and require reporting entities to measure obligations resulting from certain joint and several liability arrangements where the total amount of the obligation is fixed as of the reporting date, as the sum of the following:

The amount the reporting entity agreed to pay on the basis of its arrangement among co-obligors.

Any additional amounts the reporting entity expects to pay on behalf of its co-obligors.

While early adoption of the amended guidance is permitted, for public companies, the guidance is required to be implemented in fiscal years, and interim periods within those years, beginning after December 15, 2013. The amendments need to be implemented retrospectively to all prior periods presented for obligations resulting from joint and several liability arrangements that exist at the beginning of the year of adoption. The adoption of ASU 2013-04 is not expected to have a material effect on the Company’s operating results or financial position.

On April 22, 2013, the FASB issued Accounting Standards Update [ASU] 2013-07, entitled Liquidation Basis of Accounting. With ASU 2013-07, the FASB amends the guidance in the FASB Accounting Standards Codification [FASB ASC] Topic 205, entitled Presentation of Financial Statements. The amendments serve to clarify when and how reporting entities should apply the liquidation basis of accounting. The guidance is applicable to all reporting entities, whether they are public or private companies or not-for-profit entities. The guidance also provides principles for the recognition of assets and liabilities and disclosures, as well as related financial statement presentation requirements. The requirements in ASU 2013-07 are effective for annual reporting periods beginning after December 15, 2013, and interim reporting periods within those annual periods. Reporting entities are required to apply the requirements in ASU 2013-07 prospectively from the day that liquidation becomes imminent. Early adoption is permitted. The adoption of ASU 2013-07 is not expected to have a material effect on the Company’s operating results or financial position.

49

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company adopted ASU 2016-01 as of the fiscal year ending September 30, 2019.

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity; Own Equity (“ASU 2020-06”), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity, and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year. The Company has adopted ASU 2020-06 as of the Fiscal Year ending September 30, 2022.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $19,324,617  during the period from April 24, 2012 (inception) through March 31, 2023. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise.

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NOTE 4. NOTES PAYABLE

(a) RELATED PARTY

As of March 31, 2023
David Koos	$710
Total:	$710

$710 lent to the Company by David Koos is due and payable at the demand of the holder and bears simple interest at a rate of 15% per annum.

(b) NON RELATED PARTY As of March 31, 2023

Bostonia Partners, Inc	$100.000
Total:	$100,000

$50,000 lent to the Company by Bostonia Partners, Inc is due and payable on March 7, 2024 and bears simple interest at a rate of 10% per annum.

$50,000 lent to the Company by Bostonia Partners, Inc is due and payable on March 10, 2024 and bears simple interest at a rate of 10% per annum.

NOTE 5. CONVERTIBLE NOTES PAYABLE

On March 8, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $100,000 for consideration consisting of $100,000 cash. The Note pays simple interest in the amount of 8% per annum . The maturity of the Note is three years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified pursuant to the following terms and conditions:

(a) For the period beginning on the Issue Date and ending 365 days subsequent to the Issue Date (“Year 1”) a 50% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(b) For the period beginning one day subsequent to the final day of Year One and ending 365 days subsequent to Year One (“Year 2”) a 35% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(c) For the period beginning one day subsequent to the final day of Year 2 and ending 365 days subsequent to Year 2 (“Year 3”) a 25% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(d) “Trading Price” means the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Lender (i.e. Bloomberg) or, if the OTCQB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the Lender. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Trading Volume” shall mean the number of shares traded on such Trading Day as reported by such Reporting Service. The Conversion Price shall be equitably adjusted for stock splits, stock dividends, rights offerings, combinations, recapitalization, reclassifications, extraordinary distributions and similar events by the Company relating to the Lender’s securities.

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The Company shall have the right, exercisable on not less than five (5) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

Upon closing of a Transaction Event the Lender shall receive 0 .10% ( one tenth of one percent)of the consideration actually received by the Company from an unaffiliated third party as a result of the closing of a Transaction Event.

“Transaction Event” shall mean either of:

(a) The sale by the Company of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

As of March 31, 2023 $100,000 of the principal amount of the Note remains outstanding.

. On April 6, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 8% per annum . The maturity of the Note is three years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified pursuant to the following terms and conditions:

(a) For the period beginning on the Issue Date and ending 365 days subsequent to the Issue Date (“Year 1”) a 50% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or$150 per share (whichever is greater).

(b) For the period beginning one day subsequent to the final day of Year One and ending 365 days subsequent to Year One (“Year 2”) a 35% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(c) For the period beginning one day subsequent to the final day of Year 2 and ending 365 days subsequent to Year 2 (“Year 3”) a 25% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(d) “Trading Price” means the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Lender (i.e. Bloomberg) or, if the OTCQB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the Lender. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Trading Volume” shall mean the number of shares traded on such Trading Day as reported by such Reporting Service. The Conversion Price shall be equitably adjusted for stock splits, stock dividends, rights offerings, combinations, recapitalization, reclassifications, extraordinary distributions and similar events by the Company relating to the Lender’s securities.

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The Company shall have the right, exercisable on not less than five (5) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

Upon closing of a Transaction Event the Lender shall receive 0 .10% ( one tenth of one percent) of the consideration actually received by the Company from an unaffiliated third party as a result of the closing of a Transaction Event.

“Transaction Event” shall mean either of:

(a) The sale by the Company of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

As of December 31, 2022 $50,000 of the principal amount of the Note remains outstanding.

On October 31, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum . The maturity of the Note is two years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock and/or Series A Preferred Stock, as such Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Stock shall hereafter be changed or reclassified at a conversion price of $18.75 per share.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

As of March 31, 2023 $50,000 of the principal amount of the Note remains outstanding

On May 5, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $200,000 for consideration consisting of $200,000 cash. The Note pays simple interest in the amount of 10% per annum . The maturity of the Note is May 5, 2020. The Note is convertible into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $375 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iii) That date which is twenty four (24) months subsequent to the date of execution of this Note.

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The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $75 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company(“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of March 31, 2023 $200,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $800,000 was recognized by the Company as of March 31, 2023.

On December 20, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $100,000 for consideration consisting of $100,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is December 20, 2020. The Note may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.50 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

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Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $37.5 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of March 31, 2023 $100,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $400,000 was recognized by the Company as of March 31, 2023.

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On October 3, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is October 3, 2020. The Note may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.5 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $37.5 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of March 31, 2023, $50,000 of the principal amount of the Note remains outstanding.

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The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $200,000 was recognized by the Company as of March 31, 2023.

On September 30, 2018 Regen Biopharma, Inc. (“Regen”) issued a convertible promissory note in the principal amount of $350,000 (“Note”) to Zander Therapeutics, Inc. (“Zander”). Consideration for the Note consisted of $350,000. A onetime interest charge of 10% of the principal amount shall be applied to the principal amount of the Note. The Note is due and payable 24 months from the effective date.

Zander has the right, at any time after the September 30, 2018, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of Series A Preferred stock of Regen as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is the greater of $0.0001 or 60% of the lowest trade price in the 25 trading days previous to the conversion. Zander, at any time prior to selling all of the shares from a conversion, may, for any reason, rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to Regen.

As of March 31, 2023, 10,000 of the principal amount of the Note remains outstanding.

Zander and Regen are under common control. Zander Therapeutics, Inc. is the sole licensee of Regen’s NR2F6 intellectual property for veterinary applications.

NOTE 6. RELATED PARTY TRANSACTIONS

On June 23, 2015 the Company entered into an agreement (“Agreement”) with Zander Therapeutics, Inc. ( “Zander”) whereby The Company granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by The Company (” License IP”) for non-human veterinary therapeutic use for a term of fifteen years. Zander is under common control with the Company.

Pursuant to the Agreement, Zander shall pay to The Company one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement.

The abovementioned payments may be made, at Zander’s discretion, in cash or newly issued common stock of Zander.

Pursuant to the Agreement, Zander shall pay to The Company royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, Zander will pay The Company ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Zander from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which The Company receives payment pursuant to the terms and conditions of the Agreement).

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Zander is obligated pay to The Company minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by The Company:

If Zander has not sold any Licensed Product by ten years of the effective date of the Agreement or Zander has not sold any Licensed Product for any twelve (12) month period after Zander’s first commercial sale of a Licensed Product.

The Agreement may be terminated by Zander with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to The Company with regard to that License IP.

The Agreement may be terminated by Zander with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to The Company with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

On December 16, 2019 Zander Therapeutics, Inc. (“Zander”), KCL Therapeutics, Inc. (“KCL”) and Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) whereby:

1) Zander shall return for cancellation 194,285,714 shares of the Series A Preferred stock of Regen (“Conversion Shares”) acquired by Zander through conversion of $340,000 of principal indebtedness of a $350,000 convertible note payable issued by Regen to Zander. Subsequent to this event the principal amount due to Zander by Regen pursuant to the Convertible Note shall be $350,000 which shall be applied pursuant to the Agreement.

2) A $35,000 one time charge due to Zander by Regen (“One Time Charge”) shall be applied pursuant to the Agreement.

3) $75,900 of principal indebtedness due to Regen by Zander and $4,328 of accrued but unpaid interest due by Regen to Zander shall be applied pursuant to the Agreement.

No actions were taken by any of the parties to enforce the terms of the Agreement.

On April 15, 2021 the Agreement was amended as follows so that the material terms and conditions shall be:

a) Zander shall not return the Conversion shares for cancellation and the principal indebtedness of the aforementioned convertible note shall not reflect such return

b) As of December 16, 2019 all principal and accrued interest payable by Regen to Zander on that date resulting from Promissory Notes issued by Regen to Zander shall be credited towards amounts due by Zander pursuant to that agreement, as amended, entered into by and between Zander and Regen on June 23, 2015 (“License Agreement”) whereby Regen granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen for non-human veterinary therapeutic use for a term of fifteen years and that License Assignment And Consent agreement entered into by and between Regen, KCL and Zander on December 17, 2018 whereby Regen transferred and assigned to KCL all rights, duties, and obligations of Regen under the License Agreement and KCL agreed to assume such duties and obligations thereunder and be bound to the terms of the License Agreement with respect thereto.

Zander and Regen are under common control.

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On September 30, 2018 Regen Biopharma, Inc. (“Regen”) issued a convertible promissory note in the principal amount of $350,000 (“Note”) to Zander Therapeutics, Inc. (“Zander”). Consideration for the Note consisted of $350,000. A onetime interest charge of 10% of the principal amount shall be applied to the principal amount of the Note. The Note is due and payable 24 months from the effective date.

Zander has the right, at any time after the September 30, 2018, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of Series A Preferred stock of Regen as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is the greater of $0.0001 or 60% of the lowest trade price in the 25 trading days previous to the conversion. Zander, at any time prior to selling all of the shares from a conversion, may, for any reason, rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to Regen.

As of March 31, 2023, $10,000 of the principal amount of the Note remains outstanding.

On October 8,2021 the Company entered into an agreement with Dr. Brian Koos, MD PhD whereby Dr. Brian Koos would provide services to the Company consisting of :

a) Reviewing existing publications on research being conducted on Checkpoint NR2F6.

b) Identifying the most promising applications for the Company’s technology

c) Drafting a “white paper” on results for 1(b)

d) Making introductions to known experts in appropriate fields identified in 1(b).

Dr. Brian Koos is to be paid compensated $117,000 as total consideration for performing the abovementioned tasks. During the quarter ended December 31, 2021 Dr. Brian Koos was paid the amount of $80,275 and during the quarter ended March 31, 2022 Dr. Brian Koos was paid $36,975. Dr. Brian Koos is the brother of David Koos the Chairman and Chief Executive Officer of the Company.

As of March 31, 2023 the Company is indebted to David R. Koos the Company’s sole officer and director in the amount of $710. $710 lent to the Company by Koos is due and payable at the demand of the holder and bear simple interest at a rate of 15% per annum.

On January 13, 2022 Regen Biopharma, Inc. entered into a sublease agreement with BST Partners (“BST”) whereby Regen Biopharma, Inc. would sublet office space located at 4700 Spring Street, Suite 304, La Mesa, California 91942 from BST on a month to month basis for $5,000 per month beginning January 14, 2022.

BST Partners is controlled by David Koos who serves as the sole officer and director of Regen Biopharma, Inc.

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NOTE 7. ACCOUNTS RECEIVABLE, RELATED PARTY

Accounts Receivable due from Related Party as of March 31, 2023 consists solely of amounts earned by the Company not yet paid resulting from the Company’s license agreement with KCL Therapeutics (See Note 6)

NOTE 8. STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of capital stock as of March 31, 2023:

Common stock, $ 0.0001 par value; 5,800,000,000 shares authorized: 3,381,366 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company’s stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 800,000,000 shares authorized of which 600,000 is designated as Series AA Preferred Stock: 34 shares issued and outstanding as of March 31, 2023, 739,000,000 is designated Series A Preferred Stock of which 409,551 shares are outstanding as of March 31, 2023, 60,000,000 is designated Series M Preferred Stock of which 29,338 shares are outstanding as of March 31, 2023, and 20,000 is designated Series NC stock of which 15,007 shares are outstanding as of March 31, 2023. .

The abovementioned shares authorized pursuant to the Company’s certificate of incorporation may be issued from time to time without prior approval of the shareholders. The Board of Directors of the Company shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, restrictions, options, conversion rights and other special or relative rights of any series of the Stock that may be desired.

Series AA Preferred Stock

On September 15, 2014 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series AA Preferred Stock” (hereinafter referred to as “Series AA Preferred Stock”).

The Board of Directors of the Company have authorized 600,000 shares of the Series AA Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times seven (7). Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series AA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

60

Series A Preferred Stock

On January 15, 2015 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series A Preferred Stock” (hereinafter referred to as “Series A Preferred Stock”).

The Board of Directors of the Company have authorized 739,000,000 shares of the Series A Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series A Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series A Preferred Stock owned by such holder times one . Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series A Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company (the “Board”) out of funds legally available therefore, non-cumulative cash dividends of $0.01 per quarter. In the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock , the holders of Series A Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive, as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had each share of the Series A Preferred Stock been one share of the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the Common Stock.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $0.01 per share of Series A Preferred (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred held by them.

If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred, then the entire net assets of the Company shall be distributed among the holders of the Series A Preferred, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

On January 10, 2017 Regen Biopharma, Inc. (“Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series M Preferred Stock” (hereinafter referred to as “Series M Preferred Stock”).

The Board of Directors of Regen have authorized 60,000,000 shares of the Series M Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series M Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series M Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

61

On March 26, 2021 Regen Biopharma, Inc. ( “Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as Nonconvertible Series NC Preferred Stock (hereinafter referred to as “Series NC Preferred Stock”).

The Board of Directors of Regen have authorized 20,000 shares of the Series NC Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series NC Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series NC Preferred Stock owned by such holder times 334. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series NC Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series NC Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series NC Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

NOTE 9. INVESTMENT SECURITIES, RELATED PARY

On June 11, 2018 Regen Biopharma, Inc. was paid a property dividend consisting of 470,588 of the common shares of Zander Therapeutics, Inc.

On November 29, 2018 the Company accepted 725,000 shares of the Series M Preferred stock of Zander Therapeutics, Inc. in satisfaction of prepaid rent and accrued interest owed to the Company collectively amounting to $13,124.

On March 31,2023 the Company revalued 470,588 of the common shares of Zander Therapeutics, Inc. and 725,000 shares of the Series M Preferred stock of Zander Therapeutics, Inc. based on the following inputs:

Fair Value of Intellectual Property	$1,500
Prepaid Expenses	65,661
Due from Employee	1,071
Note Receivable	64,400
Accrued Interest Receivable	23,989
Investment Securities	8,423,366
Convertible Note Receivable	10,000
Accounts Payable	1,269,041
Notes Payable	400,000
Accrued Expenses Related Parties	162,011
Notes Payable Related Party	5,396
Accrued Expenses	203,037
Enterprise Value	10,563,930
Less: Total Debt	(2,038,343)
Portion of Enterprise Value Attributable to Shareholders	8,525,587
Fair Value Per Share	$0.186168

The abovementioned constitute the Company’s sole related party investment securities as of March 31 , 2023.

62

As of March 31, 2023:

470,588 Common Shares of Zander Therapeutics, Inc.

Basis	Fair Value	Total Unrealized Gains	Net Unrealized Gain or (Loss) realized during the quarter ended March 31,2023
$5,741	$87,608	$81,867	$0

725,000 Series M Preferred of Zander Therapeutics, Inc.

Basis	Fair Value	Total Unrealized Gain	Net Unrealized Gain or (Loss) realized during the quarter ended March 31 , 2023
$13,124	$134,971	$121,847	$0

NOTE 10. STOCK TRANSACTIONS

On March 13, 2023 the Company issued 15,201 Common shares and 3,593 Series A Preferred Shares pursuant to roundup requirements related to the Company’s 1 for 1500 reverse stock split of all issued series of stock.

On March 17, 2023 Regen Biopharma, Inc. (“Regen”) issued 15,000 Series NC preferred shares (“Shares”) to David Koos, the Company’s Chief Executive Officer, in consideration of $10,050 of salaries accrued but unpaid owed to David Koos by Regen.

63

REGEN BIOPHARMA , INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	December 31, 2022 (Unaudited)	September 30, 2022
ASSETS
CURRENT ASSETS
Cash	$40,741	$51,204
Accounts Receivable, Related Party	131,698	254,273
Note Receivable, Related Party	0	0
Accrued Interest Receivable	0	0
Prepaid Expenses	14,089	20,945
Prepaid Rent	5,000	10,000
Total Current Assets	191,528	336,422
OTHER ASSETS
Investment Securities		0
Investment Securities, Related Party	222,580	222,580
Total Other Assets	222,580	222,580
TOTAL ASSETS	$414,108	$559,002

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	31,039	28,799
Notes Payable	710	710
Accrued payroll taxes	4,241	4,241
Accrued Interest	301,363	689,785
Accrued Rent	0	0
Accrued Payroll	1,266,679	1,266,679
Other Accrued Expenses	41,423	41,423
Bank Overdraft	1,000	1,000
Due to Investor	20,000	20,000
Unearned Income	1,686,650	1,718,290
Derivative Liability	1,435,949	3,551,793
Convertible Notes Payable Less unamortized discount	499,880	1,262,340
Convertible Notes Payable, Related Parties Less unamortized discount	10,000	10,000
Total Current Liabilities	5,298,935	8,595,061
Long Term Liabilities:
Convertible Notes Payable, Related Parties Less unamortized discount
Total Long Term Liabilities
Total Liabilities	5,298,935	8,595,061

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock ($.0001 par value) 500,000,000 shares authorized; 5,800,000,000 authorized and 3,354,866 issued and outstanding as of September 30,2022 and 3,366,165 shares issued and outstanding as of December 31, 2022.	337	335
Preferred Stock, 0.0001 par value, 800,000,000 authorized as of September 30,2022 and December 31, 2022 respectively
Series A Preferred 739,000,000 authorized as of December 31, 2022 and 540,000,000 authorized as of September 30, 2022; 293,033 and 405,958 outstanding as of September 30,2022 and December 31, 2022 respectively	40	28
Series AA Preferred $0.0001 par value 600,000 authorized and 34 and 34 outstanding as of September 30, 2022 and December 31,2022 respectively.	0	0
Series M Preferred $0.0001 par value 60,000,000 authorized and 29,338 outstanding as of December 31, 2022 and 60,000,000 authorized and 29,338 outstanding as of September 30, 2022	3	3
Series NC Preferred $0.0001 par value 20,000 authorized and 7 outstanding as of December 31, 2022 and September 30,2022 respectively	0	0
Additional Paid in capital	13,648,107	12,132,620
Contributed Capital	736,326	736,326
Retained Earnings (Deficit)	(19,269,640)	(20,905,369)
Total Stockholders' Equity (Deficit)	(4,884,827)	(8,036,059)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$414,108	$559,002

  The Accompanying Notes are an Integral Part of These Financial Statements

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023.

64

REGEN BIOPHARMA , INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended December 31, 2022	Quarter Ended December 31, 2021
REVENUES
Revenues	$31,640	$31,640
Revenues, Related Party	27,425	27,425
TOTAL REVENUES	59,065	59,065

COST AND EXPENSES
Research and Development	95,513	35,418
Research and Development, Related Party	0	80,275
General and Administrative	8,738	6,658
Consulting and Professional Fees	403,680	38,136
Rent	15,000	5,000
Total Costs and Expenses	522,931	165,487
OPERATING INCOME (LOSS)	$(463,867)	$(106,422)

OTHER INCOME & (EXPENSES)
Interest Income	0	135
Interest Expense	(17,359)	(35,010)

Interest Expense attributable to Amortization of Discount	0	(22,451)
Penalties	0	0
Unrealized Gain ( Loss) on sale of Investment Securities	0	(123,891)
Gain(Loss) on sale of Investment Securities	0	0
Gain (Loss) on derecognition of Accounts Payable	0	62,700
Derivative Income (Expense)	2,115,806	2,964,939
Financing Fees	0	0
Legal Settlement	0	0
Gain (Loss) on Extinguishment Convertible Debt	1,150	(95,019)
TOTAL OTHER INCOME (EXPENSE)	2,099,596	2,751,403
NET INCOME (LOSS)	$1,635,730	$2,644,980
NET INCOME (LOSS) attributable to common shareholders	$1,448,439	$2,391,062

BASIC AND FULLY DILUTED EARNINGS (LOSS) PER SHARE	$0.4310	$0.001
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,360,540	3,004,636

The Accompanying Notes are an Integral Part of These Financial Statements

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

65

REGEN BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY ( DEFICIT)

(unaudited)

Quarters Ended December 31, 2021 and December 31, 2022

			Series A Preferred		Series AA Preferred		Series NC Preferred		Common		Series M Preferred
			Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Retained Earnings	Contributed Capital	Total
Balance September 30, 2021		Balance September 30, 2021	288,190	$28	34	$0	7	$0	2,900,914	$290	29,338	$3	$9,126,378	$(23,348,900)	$736,326	$(13,485,877)
Shares issued for Debt	10-01-2021	Shares issued for Debt							6,667	1			99,999			100,000
Shares issued for Interest	10-01-2021	Shares issued for Interest							1,777	0			26,662		0	26,662
Shares issued for Debt	10-01-2021	Shares issued for Debt							6,667	1			99,999			100,000
Shares issued for Interest	10-01-2021	Shares issued for Interest							2,589	0			38,837		0	38,837
Shares issued for Debt	10-01-2021	Shares issued for Debt							4,015	0			50,000			50,000
Shares issued for Interest	10-01-2021	Shares issued for Interest							1,574	0			19,603			19,603
Shares issued for Debt	10-01-2021	Shares issued for Debt							10,336	1			49,999			50,000
Shares issued for Interest	10-01-2021	Shares issued for Interest							3,840	0			18,575			18,575
Shares issued for Interest	10-01-2021	Shares issued for Interest							15,504	2			74,998			75,000
Shares issued for Debt	10-01-2021	Shares issued for Debt							6,631	1			32,074			32,075
Shares issued for Interest	10-01-2021	Shares issued for Interest							5,168	1			24,999			25,000
Shares issued for Interest	10-01-2021	Shares issued for Interest							2,141	0			10,356			10,356
Shares issued for Debt	10-01-2021	Shares issued for Debt							667	0			25,000			25,000
Shares issued for Interest	10-01-2021	Shares issued for Interest							237	0			8,883			8,883
Shares issued for Debt	10-01-2021	Shares issued for Debt	2,667	0									50,000			50,000
Shares issued for Interest	10-01-2021	Shares issued for Interest	1,246	0									23,369			23,369
Shares issued for Debt	10/29/2021	Shares issued for Debt							6,838	1			99,999			100,000
Shares issued for Interest	10/29/2021	Shares issued for Interest							2,722	0			39,808			39,808
Shares issued for Debt	10/29/2021	Shares issued for Debt							5,614	1			39,999			40,000
Shares issued for Interest	10/29/2021	Shares issued for Interest							1,992	0			14,192			14,192
Shares issued for Debt	11-04-2021	Shares issued for Debt							4,167	0			50,000			50,000
Shares issued for Interest	11-04-2021	Shares issued for Interest							1,584	0			19,012			19,012
Shares issued for Debt	11/24/2021	Shares issued for Debt							48,318	5			10,959			10,964
Shares issued for Debt	11/24/2021	Shares issued for Debt							667	0			25,000			25,000
Shares issued for Interest	11/24/2021	Shares issued for Interest							307	0			11,527			11,527
Shares issued for Debt	11/24/2021	Shares issued for Debt							1,600	0			60,000			60,000
Shares issued for Interest	11/24/2021	Shares issued for Interest							678	0			25,440			25,440
Shares issued for Debt	12-10-2021	Shares issued for Debt	667	0									25,000			25,000
Shares issued for Interest	12-10-2021	Shares issued for Interest	283	0									10,625			10,625
Net Loss for the Quarter Ended December 31,2021		Net Loss for the Quarter Ended December 31,2021		—		—		—		—		—	—	2,644,980		2,644,980
Balance December 31, 2021		Balance December 31, 2021	293,053	$28	34	$0	7	$0	3,043,213	$304	29,338	$3	$10,211,291	$(20,703,920)	$736,326	$(9,755,969)
Balance September 30, 2022		Balance September 30, 2022	293,053	$28	34	$0	7	$—	3,354,886	$335	29,338	$3	$12,132,620	$(20,905,369)	$736,326	$(8,036,059)
Preferred Shares Issued for Nonemployee Services	10/25/2022	Preferred Shares Issued for Nonemployee Services	6,667	$1									299,999			$300,000
Preferred Shares Issued for Debt	11-11-2022	Preferred Shares Issued for Debt	70,114	$7									761,493		0	$761,500
Preferred Shares Issued for Interest	11-11-2022	Preferred Shares Issued for Interest	35,012	$4									380,258			$380,262
Common Shares Issued For Interest	11-11-2022	Common Shares Issued For Interest							11,279	$1			25,368		0	25,369
Preferred Shares Issued for Nonemployee Services	12-05-2022	Preferred Shares Issued for Nonemployee Services	1,112	$0									48,372			$48,372
Net Income for the Quarter ended December 31, 2022		Net Income for the Quarter ended December 31, 2022		—		—		—		—		—	—	1,635,730		1,635,730
Balance December 31, 2022		Balance December 31, 2022	405,958	$40	34	$0	7	$—	3,366,165	$337	29,338		$13,648,107	$(19,269,640)	$736,326	$(4,884,827)

The Accompanying Notes are an Integral Part of These Financial Statements.

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023.

66

REGEN BIOPHARMA , INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended	Quarter Ended
	December 31, 2022	December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$1,635,730	$2,644,980
Adjustments to reconcile net Income to net cash
Common Stock issued for Expenses	0
Preferred Stock issued as compensation	348,372
Increase (Decrease) in Interest expense attributable to amortization of Discount	0	22,451
Increase (Decrease) in Accounts Payable	2,240	(59,210)
(Increase) Decrease in Accounts Receivable	122,575	(27,425)
Increase (Decrease) in accrued Expenses	17,359	6,036
(Increase) Decrease in Prepaid Expenses	11,856	6,856
Increase(Decrease) in Contributed Capital	0
Increase ( Decrease) in Derivative Expense	(2,115,806)	(2,964,939)
Increase ( Decrease) in Unearned Income	(31,640)	(31,640)
Increase ( Decrease) in Penalties	0
(Increase( Decrease in Notes Receivable	0
(Increase( Decrease in Accrued Interest Receivable	0	(135)
Securities accepted as compensation	0
(Gain) Loss on forgiveness of Debt	(1,150)
Increase (Decrease) in Loss on Sale of Investment Securities	0
Unrealized Loss(Gain) on Investment Securities	0	123,891
Net Cash Provided by (Used in) Operating
Net Cash Provided by (Used in) Operating	$(10,463)	$(279,135)
CASH FLOWS FROM INVESTMENT ACTIVITIES
Increase(Decrease) in Sale of Investment Securities
Net Cash Provided By Investment Activities

CASH FLOWS FROM FINANCING ACTIVITIES	0	0
(Decrease) in Notes Payable
Increase (Decrease) in Convertible Notes Payable		(94,535)
Net Cash Provided by (Used in) Financing Activities	0	(94,535)
Net Increase (Decrease) in Cash	$(10,463)	$(373,670)
Cash at Beginning of Period	$51,204	$727,162
Cash at End of Period	$40,741	$353,492
Supplemental Disclosure of Noncash investing and financing activities:
Common shares Issued for Debt	$—	$710,964
Preferred Shares Issued for Debt	$761,500	$75,000
Cash Paid for Interest	$—	$28,973
Common shares Issued for Interest	$25,369	$264,970
Preferred Shares issued for Interest	$380,262	$33,994

The Accompanying Notes are an Integral Part of These Financial Statements.

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

67

REGEN BIOPHARMA, INC.

Notes to Condensed Consolidated Financial Statements

As of December 31, 2022

These Notes have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was organized April 24, 2012 under the laws of the State of Nevada

The Company intends to engage primarily in the development of regenerative medical applications which we intend to license from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials.

The Company is currently engaged in actively identifying small molecules that inhibit or express NR2F6 leading to immune cell activation for oncology applications and immune cell suppression for autoimmune disease.

The Company is in the early stages of development of its proposed products and therapies. The Company will be required to obtain approval from the FDA in order to market any of The Company’s products or therapies. No approval has been granted by the FDA for the marketing and sale of any of the Company’s products and therapies and no assurance may be given that any of the Company’s products or therapies will be granted such approval. The Company’s current plans include the development of regenerative medical applications up to the point of successful completion of Phase I and/ or Phase II clinical trials after which the Company would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. The Company can provide no assurance that the Company will be able to sell or license any product or that, if such product is sold or licensed, such sale or license will be on terms favorable to the Company.

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a September 30 year-end.

B. PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of KCL Therapeutics, Inc., a Nevada corporation and wholly owned subsidiary of Regen. Significant inter-company transactions have been eliminated.

The Company analyzes the conversion feature of Convertible Notes for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change. The Company values the embedded derivative using the Black-Scholes pricing model.

The Black Scholes pricing model used to determine the Derivative Liability on convertible notes issued by the Company in which an embedded derivative is recognized as of December 31, 2022 utilized the following inputs:

Risk Free Interest Rate	3.89%
Expected Term	(2.03) – (2.66) Yrs
Expected Volatility	882.14%
Expected Dividends	0

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H. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2021 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

I.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.

J. ADVERTISING

Costs associated with advertising are charged to expense as incurred. Advertising expenses were $0 for the years ended December 31,2021 and December 31, 2022.

K. NOTES RECEIVABLE

Notes receivable are stated at cost, less impairment, if any.

69

L. REVENUE RECOGNITION

Sales of products and related costs of products sold are recognized when: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the price is fixed or determinable; and (iv) collectability is reasonably assured. These terms are typically met upon the prepayment or invoicing and shipment of products.

The Company determines the amount and timing of royalty revenue based on its contractual agreements with intellectual property licensees. The Company recognizes royalty revenue when earned under the terms of the agreements and when the Company considers realization of payment to be probable. Where royalties are based on a percentage of licensee sales of royalty-bearing products, the Company recognizes royalty revenue by applying this percentage to the Company’s estimate of applicable licensee sales. The Company bases this estimate on an analysis of each licensee’s sales results. Where warranted, revenue from licensees for contractual obligations such as License Initiation Fees are recognized upon satisfaction of all conditions required to be satisfied in order for that revenue to have been earned by the Company.

M. INTEREST RECEIVABLE

Interest receivable is stated at cost, less impairment, if any.

NOTE 2. RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

As of the fiscal year ending September 30, 2019 the Company has adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606). The guidance in this Update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: Step 1: Identify the contract(s) with a customer. Step 2: Identify the performance obligations in the contract. Step 3: Determine the transaction price. Step 4: Allocate the transaction price to the performance obligations in the contract. Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award’s grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

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In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity’s liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity’s liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity’s liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure.

On January 31, 2013, the FASB issued Accounting Standards Update [ASU] 2013-01, entitled Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. The guidance in ASU 2013-01 amends the requirements in the FASB Accounting Standards Codification [FASB ASC] Topic 210, entitled Balance Sheet. The ASU 2013-01 amendments to FASB ASC 210 clarify that ordinary trade receivables and receivables in general are not within the scope of ASU 2011-11, entitled Disclosure about Offsetting Assets and Liabilities, where that ASU amended the guidance in FASB ASC 210. As those disclosures now are modified with the ASU 2013-01 amendments, the FASB ASC 210 balance sheet offsetting disclosures now clearly are applicable only where reporting entities are involved with bifurcated embedded derivatives, repurchase agreements, reverse repurchase agreements, and securities borrowing and lending transactions that either are offset using the FASB ASC 210 or 815 requirements, or that are subject to enforceable master netting arrangements or similar agreements. ASU 2013-01 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of this ASU is not expected to have a material impact on our financial statements.

 On February 28, 2013, the FASB issued Accounting Standards Update [ASU] 2013-04, entitled Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The ASU 2013-04 amendments add to the guidance in FASB Accounting Standards Codification [FASB ASC] Topic 405, entitled Liabilities and require reporting entities to measure obligations resulting from certain joint and several liability arrangements where the total amount of the obligation is fixed as of the reporting date, as the sum of the following:

The amount the reporting entity agreed to pay on the basis of its arrangement among co-obligors.

Any additional amounts the reporting entity expects to pay on behalf of its co-obligors.

While early adoption of the amended guidance is permitted, for public companies, the guidance is required to be implemented in fiscal years, and interim periods within those years, beginning after December 15, 2013. The amendments need to be implemented retrospectively to all prior periods presented for obligations resulting from joint and several liability arrangements that exist at the beginning of the year of adoption. The adoption of ASU 2013-04 is not expected to have a material effect on the Company’s operating results or financial position.

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On April 22, 2013, the FASB issued Accounting Standards Update [ASU] 2013-07, entitled Liquidation Basis of Accounting. With ASU 2013-07, the FASB amends the guidance in the FASB Accounting Standards Codification [FASB ASC] Topic 205, entitled Presentation of Financial Statements. The amendments serve to clarify when and how reporting entities should apply the liquidation basis of accounting. The guidance is applicable to all reporting entities, whether they are public or private companies or not-for-profit entities. The guidance also provides principles for the recognition of assets and liabilities and disclosures, as well as related financial statement presentation requirements. The requirements in ASU 2013-07 are effective for annual reporting periods beginning after December 15, 2013, and interim reporting periods within those annual periods. Reporting entities are required to apply the requirements in ASU 2013-07 prospectively from the day that liquidation becomes imminent. Early adoption is permitted. The adoption of ASU 2013-07 is not expected to have a material effect on the Company’s operating results or financial position.

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company adopted ASU 2016-01 as of the fiscal year ending September 30, 2019.

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity; Own Equity (“ASU 2020-06"), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity, and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year. The Company has adopted ASU 2020-06 as of the Fiscal Year ending September 30, 2022.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $19,269,840  during the period from April 24, 2012 (inception) through December 31, 2022. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise.

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NOTE 4. NOTES PAYABLE

(a) RELATED PARTY

As of December 31, 2022
David Koos	$710
Total:	$710

$710 lent to the Company by David Koos is due and payable at the demand of the holder and bears simple interest at a rate of 15% per annum.

NOTE 5. CONVERTIBLE NOTES PAYABLE

On March 8, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $100,000 for consideration consisting of $100,000 cash. The Note pays simple interest in the amount of 8% per annum . The maturity of the Note is three years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified pursuant to the following terms and conditions:

(a) For the period beginning on the Issue Date and ending 365 days subsequent to the Issue Date (“Year 1") a 50% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(b) For the period beginning one day subsequent to the final day of Year One and ending 365 days subsequent to Year One (“Year 2") a 35% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(c) For the period beginning one day subsequent to the final day of Year 2 and ending 365 days subsequent to Year 2 (“Year 3") a 25% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(d) “Trading Price” means the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Lender (i.e. Bloomberg) or, if the OTCQB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the Lender. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Trading Volume” shall mean the number of shares traded on such Trading Day as reported by such Reporting Service. The Conversion Price shall be equitably adjusted for stock splits, stock dividends, rights offerings, combinations, recapitalization, reclassifications, extraordinary distributions and similar events by the Company relating to the Lender’s securities.

The Company shall have the right, exercisable on not less than five (5) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

Upon closing of a Transaction Event the Lender shall receive 0 .10% ( one tenth of one percent)of the consideration actually received by the Company from an unaffiliated third party as a result of the closing of a Transaction Event.

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“Transaction Event” shall mean either of:

(a) The sale by the Company of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

As of December 31, 2022 $100,000 of the principal amount of the Note remains outstanding.

. On April 6, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 8% per annum . The maturity of the Note is three years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified pursuant to the following terms and conditions:

(a) For the period beginning on the Issue Date and ending 365 days subsequent to the Issue Date (“Year 1") a 50% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or$150 per share (whichever is greater).

(b) For the period beginning one day subsequent to the final day of Year One and ending 365 days subsequent to Year One (“Year 2") a 35% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(c) For the period beginning one day subsequent to the final day of Year 2 and ending 365 days subsequent to Year 2 (“Year 3") a 25% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(d) “Trading Price” means the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Lender (i.e. Bloomberg) or, if the OTCQB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the Lender. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Trading Volume” shall mean the number of shares traded on such Trading Day as reported by such Reporting Service. The Conversion Price shall be equitably adjusted for stock splits, stock dividends, rights offerings, combinations, recapitalization, reclassifications, extraordinary distributions and similar events by the Company relating to the Lender’s securities.

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The Company shall have the right, exercisable on not less than five (5) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

Upon closing of a Transaction Event the Lender shall receive 0 .10% ( one tenth of one percent) of the consideration actually received by the Company from an unaffiliated third party as a result of the closing of a Transaction Event.

“Transaction Event” shall mean either of:

(a) The sale by the Company of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

As of December 31 , 2022 $50,000 of the principal amount of the Note remains outstanding.

On October 31, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum . The maturity of the Note is two years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock and/or Series A Preferred Stock, as such Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Stock shall hereafter be changed or reclassified at a conversion price of $18.75 per share.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

As of December 31, 2022 $50,000 of the principal amount of the Note remains outstanding

On May 5, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $200,000 for consideration consisting of $200,000 cash. The Note pays simple interest in the amount of 10% per annum . The maturity of the Note is May 5, 2020. The Note is convertible into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $375 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iii) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $75 per share.

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The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company(“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of December 31, 2022 $200,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $820,513 was recognized by the Company as of December 31, 2022.

On December 20, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $100,000 for consideration consisting of $100,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is December 20, 2020. The Note may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.50 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”).

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Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $37.5 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of December 31, 2022 $100,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $410,256 was recognized by the Company as of December 31, 2022.

On October 3, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is October 3, 2020. The Note may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.5 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”).

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Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $37.5 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of December 31, 2022, $50,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $184,615 was recognized by the Company as of December 31, 2022.

On September 30, 2018 Regen Biopharma, Inc. (“Regen”) issued a convertible promissory note in the principal amount of $350,000 (“Note”) to Zander Therapeutics, Inc. (“Zander”). Consideration for the Note consisted of $350,000. A onetime interest charge of 10% of the principal amount shall be applied to the principal amount of the Note. The Note is due and payable 24 months from the effective date.

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Zander has the right, at any time after the September 30, 2018, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of Series A Preferred stock of Regen as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is the greater of $0.0001 or 60% of the lowest trade price in the 25 trading days previous to the conversion. Zander, at any time prior to selling all of the shares from a conversion, may, for any reason, rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to Regen.

As of December 31, 2022, 10,000 of the principal amount of the Note remains outstanding.

Zander and Regen are under common control. Zander Therapeutics, Inc. is the sole licensee of Regen’s NR2F6 intellectual property for veterinary applications.

NOTE 6. RELATED PARTY TRANSACTIONS

On June 23, 2015 the Company entered into an agreement (“Agreement”) with Zander Therapeutics, Inc. ( “Zander”) whereby The Company granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by The Company (” License IP”) for non-human veterinary therapeutic use for a term of fifteen years. Zander is under common control with the Company.

Pursuant to the Agreement, Zander shall pay to The Company one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement.

The abovementioned payments may be made, at Zander’s discretion, in cash or newly issued common stock of Zander.

Pursuant to the Agreement, Zander shall pay to The Company royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, Zander will pay The Company ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Zander from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which The Company receives payment pursuant to the terms and conditions of the Agreement).

Zander is obligated pay to The Company minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by The Company:

If Zander has not sold any Licensed Product by ten years of the effective date of the Agreement or Zander has not sold any Licensed Product for any twelve (12) month period after Zander’s first commercial sale of a Licensed Product.

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The Agreement may be terminated by Zander with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to The Company with regard to that License IP.

The Agreement may be terminated by Zander with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to The Company with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

On December 16, 2019 Zander Therapeutics, Inc. (“Zander”), KCL Therapeutics, Inc. (“KCL”) and Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) whereby:

1) Zander shall return for cancellation 194,285,714 shares of the Series A Preferred stock of Regen (“Conversion Shares”) acquired by Zander through conversion of $340,000 of principal indebtedness of a $350,000 convertible note payable issued by Regen to Zander. Subsequent to this event the principal amount due to Zander by Regen pursuant to the Convertible Note shall be $350,000 which shall be applied pursuant to the Agreement.

2) A $35,000 one time charge due to Zander by Regen (“One Time Charge”) shall be applied pursuant to the Agreement.

3) $75,900 of principal indebtedness due to Regen by Zander and $4,328 of accrued but unpaid interest due by Regen to Zander shall be applied pursuant to the Agreement.

No actions were taken by any of the parties to enforce the terms of the Agreement.

On April 15, 2021 the Agreement was amended as follows so that the material terms and conditions shall be:

a) Zander shall not return the Conversion shares for cancellation and the principal indebtedness of the aforementioned convertible note shall not reflect such return

b) As of December 16, 2019 all principal and accrued interest payable by Regen to Zander on that date resulting from Promissory Notes issued by Regen to Zander shall be credited towards amounts due by Zander pursuant to that agreement, as amended, entered into by and between Zander and Regen on June 23, 2015 (“License Agreement”) whereby Regen granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen for non-human veterinary therapeutic use for a term of fifteen years and that License Assignment And Consent agreement entered into by and between Regen, KCL and Zander on December 17, 2018 whereby Regen transferred and assigned to KCL all rights, duties, and obligations of Regen under the License Agreement and KCL agreed to assume such duties and obligations thereunder and be bound to the terms of the License Agreement with respect thereto.

Zander and Regen are under common control.

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On September 30, 2018 Regen Biopharma, Inc. (“Regen”) issued a convertible promissory note in the principal amount of $350,000 (“Note”) to Zander Therapeutics, Inc. (“Zander”). Consideration for the Note consisted of $350,000. A onetime interest charge of 10% of the principal amount shall be applied to the principal amount of the Note. The Note is due and payable 24 months from the effective date.

Zander has the right, at any time after the September 30, 2018, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of Series A Preferred stock of Regen as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is the greater of $0.0001 or 60% of the lowest trade price in the 25 trading days previous to the conversion. Zander, at any time prior to selling all of the shares from a conversion, may, for any reason, rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to Regen.

As of December 31, 2022, $10,000 of the principal amount of the Note remains outstanding.

On October 8,2021 the Company entered into an agreement with Dr. Brian Koos, MD PhD whereby Dr. Brian Koos would provide services to the Company consisting of :

a) Reviewing existing publications on research being conducted on Checkpoint NR2F6.

b) Identifying the most promising applications for the Company’s technology

c) Drafting a “white paper” on results for 1(b)

d) Making introductions to known experts in appropriate fields identified in 1(b).

Dr. Brian Koos is to be paid compensated $117,000 as total consideration for performing the abovementioned tasks. During the quarter ended December 31, 2021 Dr. Brian Koos was paid the amount of $80,275 and during the quarter ended March 31, 2022 Dr. Brian Koos was paid $36,975. Dr. Brian Koos is the brother of David Koos the Chairman and Chief Executive Officer of the Company.

As of December 31, 2022 the Company is indebted to David R. Koos the Company’s sole officer and director in the amount of $710. $710 lent to the Company by Koos is due and payable at the demand of the holder and bear simple interest at a rate of 15% per annum.

During the quarter ended December 31, 2021 the Company paid $5,000 of rental expenses to the landlord of BST Partners as consideration to BST Partners for use of office space. BST Partners is controlled by David R. Koos the Chairman and Chief Executive Officer of the Company.

On January 13, 2022 Regen Biopharma, Inc. entered into a sublease agreement with BST Partners (“BST”) whereby Regen Biopharma, Inc. would sublet office space located at 4700 Spring Street, Suite 304, La Mesa, California 91942 from BST on a month to month basis for $5,000 per month beginning January 14, 2022.

BST Partners is controlled by David Koos who serves as the sole officer and director of Regen Biopharma, Inc.

NOTE 7. ACCOUNTS RECEIVABLE, RELATED PARTY

Accounts Receivable due from Related Party as of December 31, 2022 consists solely of amounts earned by the Company not yet paid resulting from the Company’s license agreement with KCL Therapeutics (See Note 6).

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NOTE 8. STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of capital stock as of December 31, 2022:

Common stock, $ 0.0001 par value; 5,800,000,000 shares authorized: 3,366,165 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company’s stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 800,000,000 shares authorized of which 600,000 is designated as Series AA Preferred Stock: 34 shares issued and outstanding as of December 31, 2022, 739,000,000 is designated Series A Preferred Stock of which 405,958 shares are outstanding as of December 31, 2022, 60,000,000 is designated Series M Preferred Stock of which 29,338 shares are outstanding as of December 31, 2022, and 20,000 is designated Series NC stock of which 7 shares are outstanding as of December 31, 2022. .

The abovementioned shares authorized pursuant to the Company’s certificate of incorporation may be issued from time to time without prior approval of the shareholders. The Board of Directors of the Company shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, restrictions, options, conversion rights and other special or relative rights of any series of the Stock that may be desired.

Series AA Preferred Stock

On September 15, 2014 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series AA Preferred Stock” (hereinafter referred to as “Series AA Preferred Stock”).

The Board of Directors of the Company have authorized 600,000 shares of the Series AA Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times seven (7). Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series AA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Series A Preferred Stock

On January 15, 2015 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series A Preferred Stock” (hereinafter referred to as “Series A Preferred Stock”).

82

The Board of Directors of the Company have authorized 739,000,000 shares of the Series A Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series A Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series A Preferred Stock owned by such holder times one . Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series A Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company (the “Board”) out of funds legally available therefore, non-cumulative cash dividends of $0.01 per quarter. In the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock , the holders of Series A Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive, as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had each share of the Series A Preferred Stock been one share of the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the Common Stock.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $0.01 per share of Series A Preferred (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred held by them.

If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred, then the entire net assets of the Company shall be distributed among the holders of the Series A Preferred, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

On January 10, 2017 Regen Biopharma, Inc. (“Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series M Preferred Stock” (hereinafter referred to as “Series M Preferred Stock”).

The Board of Directors of Regen have authorized 60,000,000 shares of the Series M Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series M Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series M Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

On March 26, 2021 Regen Biopharma, Inc. ( “Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as Nonconvertible Series NC Preferred Stock (hereinafter referred to as “Series NC Preferred Stock”).

83

The Board of Directors of Regen have authorized 20,000 shares of the Series NC Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series NC Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series NC Preferred Stock owned by such holder times 334. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series NC Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series NC Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series NC Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

NOTE 9. INVESTMENT SECURITIES, RELATED PARY

On June 11, 2018 Regen Biopharma, Inc. was paid a property dividend consisting of 470,588 of the common shares of Zander Therapeutics, Inc.

On November 29, 2018 the Company accepted 725,000 shares of the Series M Preferred stock of Zander Therapeutics, Inc. in satisfaction of prepaid rent and accrued interest owed to the Company collectively amounting to $13,124.

On December 31,2022 the Company revalued 470,588 of the common shares of Zander Therapeutics, Inc. and 725,000 shares of the Series M Preferred stock of Zander Therapeutics, Inc. based on the following inputs:

Fair Value of Intellectual Property	$1,500
Prepaid Expenses	65,661
Due from Employee	1,071
Note Receivable	64,400
Accrued Interest Receivable	23,989
Investment Securities	8,423,366
Convertible Note Receivable	10,000
Accounts Payable	1,269,041
Notes Payable	400,000
Accrued Expenses Related Parties	162,011
Notes Payable Related Party	5396
Accrued Expenses	203,037
Enterprise Value	10,563,930
Less: Total Debt	(2,038,343)
Portion of Enterprise Value Attributable to Shareholders	8,525,587
Fair Value Per Share	$0.186168

The abovementioned constitute the Company’s sole related party investment securities as of December 31 , 2022.

As of December 31, 2022:

470,588 Common Shares of Zander Therapeutics, Inc.

Basis	Fair Value	Total Unrealized Gains	Net Unrealized Gain or (Loss) realized during the quarter ended December 31,2022
$5,741	$87,608	$81,867	$0

725,000 Series M Preferred of Zander Therapeutics, Inc.

Basis	Fair Value	Total Unrealized Gain	Net Unrealized Gain or (Loss) realized during the quarter ended December 31 , 2022
$13,124	$134971	$121847	$01

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NOTE 10. STOCK TRANSACTIONS

On October 25, 2022 the Company issued 6,667 Series A preferred shares as consideration for nonemployee services

On November 11, 2022 the Company issued 105126 Series A preferred shares in satisfaction of $761,500 of convertible indebtedness and $380,262 of accrued interest on convertible indebtedness.

On November 11, 2022 the Company issued 11,279 common shares in satisfaction of $25,639 of accrued interest on convertible indebtedness.

On December 5, 2022 the Company issued 1,112 Series A preferred shares as consideration for nonemployee services.

85

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Regen Biopharma, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Regen Biopharma, Inc. (the “Company”) as of September 30, 2022 and 2021 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the two years in the period ended September 30, 2022, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022 and 2021, and the results of its operations and its cash flows for the two years in the period ended September 30, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/S BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2019

Lakewood, CO

November 15, 2022

86

REGEN BIOPHARMA , INC.
CONSOLIDATED BALANCE SHEETS

	As of	As of
	September 30, 2022	September 30, 2021
ASSETS
CURRENT ASSETS
Cash	$51,204	$727,162
Accounts Receivable, Related Party	254,273	213,192
Note Receivable, Related Party	0	5,396
Accrued Interest Receivable	0	230
Prepaid Expenses	20,945	48,144
Prepaid Rent	10,000
Total Current Assets	336,422	994,124

OTHER ASSETS
Investment Securities	0	198,006
Investment Securities, Related Party	222,580	19,969
Total Other Assets	222,580	217,975
TOTAL ASSETS	$559,002	$1,212,099

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	28,799	91,498
Notes Payable	710	1,429,179
Accrued payroll taxes	4,241	4,241
Accrued Interest	689,785	954,861
Accrued Rent	0	0
Accrued Payroll	1,266,679	1,266,679
Other Accrued Expenses	41,423	41,423
Bank Overdraft	1,000	1,000
Due to Investor	20,000	20,000
Unearned Income	1,718,290	1,843,806
Derivative Liability	3,551,793	6,892,477
Convertible Notes Payable Less unamortized discount	1,262,340	2,131,311
Convertible Notes Payable, Related Parties Less unamortized discount	10,000	21,500
Total Current Liabilities	8,595,061	14,697,976
Long Term Liabilities:
Convertible Notes Payable, Related Parties Less unamortized discount		0
Total Long Term Liabilities
Total Liabilities	8,595,061	14,697,976

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock ($.0001 par value) 500,000,000 shares authorized; 5,800,000,000 authorized and 3,354,866 issued and outstanding as of September 30,2022 and 4,800,000,000 authorized and 2,900,914 shares issued and outstanding as of September 30 ,2021.	335	290
Preferred Stock, 0.0001 par value, 800,000,000 authorized as of September 30,2022 and September 30,2021 respectively
Series A Preferred 300,000,000 authorized as of September 30,2021 and 540,000,000 authorized as of September 30, 2022; 293,053 and 288,190 outstanding as of September 30,2022 and September 30, 2021 respectively.	28	28
Series AA Preferred $0.0001 par value 600,000 authorized and 34 and 34 outstanding as of September 30, 2022 and September 30,2021 respectively.	0	0
Series M Preferred $0.0001 par value 300,000,000 authorized and 29,338 outstanding as of September 30, 2021 and 60,000,000 authorized and 29,338 outstanding as of September 30, 2022.	3	3
Series NC Preferred $0.0001 par value 20,000 authorized and 7 outstanding as of September 30, 2021 and September 30, 2022 respectively	0	0
Additional Paid in capital	12,132,620	9,126,378
Contributed Capital	736,326	736,326
Retained Earnings (Deficit)	(20,905,369)	(23,348,900)
Total Stockholders' Equity (Deficit)	(8,036,059)	(13,485,877)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$559,002	$1,212,099

The Accompanying Notes are an Integral Part of These Financial Statements.

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023.

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REGEN BIOPHARMA , INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30	Year Ended September 30
	2022	2021
REVENUES
Revenues	$125,517	$61,194
Revenues, Related Party	110,000	110,000
TOTAL REVENUES	235,517	$171,194

COST AND EXPENSES
Research and Development	158,138	36,704
Research and Development, Related Party	117,250	0
General and Administrative	28,055	119,495
Consulting and Professional Fees	221,679	190,765
Rent	50,000	25,000
Total Costs and Expenses	575,122	371,964

OPERATING INCOME (LOSS)	$(339,605)	$(200,771)

OTHER INCOME & (EXPENSES)
Interest Income	455	230
Interest Expense	(138,720)	(316,013)
Interest Expense attributable to Amortization of Discount	(71,067)	(51,015)
Penalties	(300,000)	0
Unrealized Gain ( Loss) on sale of Investment Securities	31,433	(632,094)
Gain(Loss) on sale of Investment Securities	(1,828)	(524,960)
Gain (Loss) on derecognition of Accounts Payable	62,700	0
Derivative Income (Expense)	3,340,683	(4,264,975)
Financing Fees	(45,500)	0
Legal Settlement	0	(800,000)
Gain (Loss) on Extinguishment Convertible Debt	(95,019)	24,365
TOTAL OTHER INCOME (EXPENSE)	2,783,136	(6,564,462)

NET INCOME (LOSS)	$2,443,531	$(6,765,233)
NET INCOME (LOSS) attributable to common shareholders	$2,227,034	$(6,765,233)

BASIC AND FULLY DILUTED EARNINGS (LOSS) PER SHARE	$0.7102	(0.0000)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,135,846	2,007,696

The Accompanying Notes are an Integral Part of These Financial Statements.

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023.

88

REGEN BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY ( DEFICIT)

(audited)

Years ended September 30, 2021 and September 30, 2022

			Series A Preferred		Series AA Preferred		Series NC Preferred		Common		Series M Preferred
			Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Retained Earnings	Contributed Capital	Total
Balance September 30, 2020		Balance September 30, 2020	254,703	$25	34	0	—	—	1,070,544	$107	29,338	$3	$8,516,821	$(16,583,666)	$731,711	$(7,334,998)
Shares issued for Debt	10/28/2020	Shares issued for Debt							38,484	4			3,748			3,752
Shares Issued For Interest	10/28/2020	Shares Issued For Interest							14,893	1			1,451		0	1,452
Shares issued for Debt	11-06-2020	Shares issued for Debt							40,005	4			3,896			3,900
Shares Issued For Interest	11-06-2020	Shares Issued For Interest							15,951	2			1,553			1,555
Shares issued for Debt	12-11-2020	Shares issued for Debt							40,556	4			7,296			7,300
Shares Issued For Interest	12-11-2020	Shares Issued For Interest							17,457	2			3,140			3,142
Shares issued for Debt	12/16/2020	Shares issued for Debt							2,200	0			429			429
Shares Issued For Interest	12/16/2020	Shares Issued For Interest							1,213	0			236			236
Shares issued for Fees	12/16/2020	Shares issued for Fees							819	0			159			159
Shares issued for Debt	12/16/2020	Shares issued for Debt							41,336	4			4,026			4,030
Shares Issued For Interest	12/16/2020	Shares Issued For Interest							17,437	2			1,698			1,700
Shares issued for Debt	12/17/2020	Shares issued for Debt							45,556	5			8,195			8,200
Shares Issued For Interest	12/17/2020	Shares Issued For Interest							9,922	1			1,699			1,700
Shares issued for Debt	12/17/2020	Shares issued for Debt	13,334	1									12,999			13,000
Shares Issued For Interest	12/17/2020	Shares Issued For Interest	8,252	1									8,045			8,046
Shares issued for Debt	12/23/2020	Shares issued for Debt							59,259	6			15,994			16,000
Shares Issued For Interest	12/23/2020	Shares Issued For Interest							13,037	1			3,249			3,250
Shares issued for Debt	12/31/2020	Shares issued for Debt							54,670	5			5,325			5,330
Shares Issued For Interest	12/31/2020	Shares Issued For Interest							23,889	2			2,327			2,329
Additions to Contributed Capital Quarter ended 12/31/2020		Additions to Contributed Capital Quarter ended 12/31/2020													1,865	1,865
Net Loss Quarter Ended December 31,2020		Net Loss Quarter Ended December 31,2020		—		—		—		—		—	—	1,666,367	—	1,666,367
Balance December 31, 2020		Balance December 31, 2020	276,290	$28	34	0	—	—	1,507,227	$151	29,338	$3	$8,602,285	$(14,917,299)	$733,576	$(5,581,256)
shares issued for debt	1/28/2021	shares issued for debt							57,267	6			5,148			5,154
shares issued for interest	2/23/2021	shares issued for interest							58,667	6			4,394		0	4,400
shares issued for debt	2/24/2021	shares issued for debt							47,620	5			29,995			30,000
shares issued for interest	2/24/2021	shares issued for interest							7,553	1			4,757			4,758
shares issued for debt	03-02-2021	shares issued for debt							53,952	5			5,255			5,260
shares issued for interest	03-02-2021	shares issued for interest							25,561	3			2,489			2,492
shares issued for debt	03-09-2021	shares issued for debt							44,784	4			3,353			3,357
shares issued for interest	03-09-2021	shares issued for interest							5,883	1			440			441
shares issued for debt	03-12-2021	shares issued for debt							11,111	1			999			1,000
shares issued for interest	03-12-2021	shares issued for interest							63,889	6			5,744			5,750
shares issued for debt	3/18/2021	shares issued for debt							45,546	5			3,410			3,415
shares issued for interest	3/18/2021	shares issued for interest							1,120	0			84			84
shares issued for debt	3/31/2021	shares issued for debt							25,680	3			1,922			1,925
shares issued for interest	3/31/2021	shares issued for interest							987	0			74			74
Additions to Contributed Capital Quarter ended 3/31/2021		Additions to Contributed Capital Quarter ended 3/31/2021													250	250
Net Income for the Quarter Ended March 31,2021		Net Income for the Quarter Ended March 31,2021		—		—		—		—		—	—	442,183	—	442,183
Balance March 31, 2021		Balance March 31, 2021	276,290	$28	34	0	0	0	1,956,847	$196	29,338	$3	$8,670,350	$(14,475,117)	$733,826	$(5,070,713)
Shares issued for Debt	04-12-2021	Shares issued for Debt							56,143	6			3,105			3,111
Shares issued for interest	04-12-2021	Shares issued for interest							523	0			49		0	49
Preferred Shares issued for Services	4/13/2021	Preferred Shares issued for Services					7	0					1			1
Shares issued for Debt	4/13/2021	Shares issued for Debt							17,593	2			18,998			19,000
Shares issued for interest	4/13/2021	Shares issued for interest							4,385	0			4,736			4,736
Shares issued for Debt	4/13/2021	Shares issued for Debt							39,002	4			3,506			3,510
Shares issued for interest	4/13/2021	Shares issued for interest							16,756	2			1,506			1,508
Shares issued for Debt	4/15/2021`	Shares issued for Debt							65,028	7			6,333			6,340
Shares issued for interest	4/15/2021`	Shares issued for interest							32,606	3			3,176			3,179
Shares issued for Debt	4/15/2021`	Shares issued for Debt							25,430	3			2,285			2,288
Shares issued for interest	4/15/2021`	Shares issued for interest							7,558	1			679			680
Shares issued for Debt	4/15/2021`	Shares issued for Debt							59,967	6			4,232			4,238
Shares issued for interest	4/15/2021`	Shares issued for interest							241	0			17			17
Shares issued for Debt	4/16/2021`	Shares issued for Debt							40,171	4			46,996			47,000
Shares issued for interest	4/16/2021`	Shares issued for interest							6,999	1			8,188			8,189
Shares issued for Debt	4/21/2021	Shares issued for Debt							84,282	8			7,647			7,655
Shares issued for interest	4/21/2021	Shares issued for interest							24,927	2			2,262			2,264
Shares issued for Debt	4/28/2021	Shares issued for Debt							16,297	2			21,998			22,000
Shares issued for interest	4/28/2021	Shares issued for interest							2,893	0			3,905			3,905
Shares issued for Debt	05-03-2021	Shares issued for Debt							14,529	1			1,415			1,416
Shares issued for interest	05-03-2021	Shares issued for interest							7,480	1			728			729
Shares issued for Debt	05-05-2021	Shares issued for Debt							12,181	1			1,186			1,187
Shares issued for interest	05-05-2021	Shares issued for interest							6,321	1			615			616
Shares issued for Debt	5/18/2021	Shares issued for Debt							22,515	2			2,024			2,026
Contributed Capital Quarter Ended June 30, 2021		Contributed Capital Quarter Ended June 30, 2021													2,500	2,500
Net Loss for the Quarter Ended June 30,2021		Net Loss for the Quarter Ended June 30,2021		—		—		—		—		—	—	(7,489,115)	—	(7,489,115)
Balance June 30, 2021		Balance June 30, 2021	276,290	$28	34	$0	7	$0	2,520,675	$252	29,338	$3	$8,815,938	$(21,964,232)	$736,326	$(12,411,685)
Shares issued for Debt	7/16/2021	Shares issued for Debt							3,333	0			500			500
Shares issued for Interest	7/16/2021	Shares issued for Interest							128,959	13			19,331			19,344
Shares issued for Debt	7/22/2021	Shares issued for Debt							66,667	7			9,993			10,000
Shares issued for Interest	7/22/2021	Shares issued for Interest							66,667	7			9,993			10,000
Shares issued for Debt	08-02-2021	Shares issued for Debt							66,667	7			9,993			10,000
Shares issued for Debt	09-10-2021	Shares issued for Debt							933	0			35,000			35,000
Shares issued for Interest	09-10-2021	Shares issued for Interest							346	0			12,993			12,993
Shares issued for Debt	9/30/2021	Shares issued for Debt							46,667	5			4,195			4,200
Shares issued for Debt	9/30/2021	Shares issued for Debt	2,667	0									50,000			50,000
Shares issued for Interest	9/30/2021	Shares issued for Interest	1,327	0									24,876			24,876
Shares issued for Debt	9/30/2021	Shares issued for Debt	2,667	0									50,000			50,000
Shares issued for Interest	9/30/2021	Shares issued for Interest	1,322	0									24,780			24,780
Shares issued for Debt	9/30/2021	Shares issued for Debt	2,667	0									40,000			40,000
Shares issued for Interest	9/30/2021	Shares issued for Interest	1,252	0									18,783			18,783
Net Loss for the Quarter Ended September 30,2021		Net Loss for the Quarter Ended September 30,2021		—		—		—		—		—	—	(1,384,668)	—	(1,384,668)
Balance September 30, 2021		Balance September 30, 2021	288,190	$28	34	$0	7	$0	2,900,914	$290	29,338	$3	$9,126,378	$(23,348,900)	$736,326	$(13,485,877)
Shares issued for Debt	10-01-2021	Shares issued for Debt							6,667	1			99,999			100,000
Shares issued for Interest	10-01-2021	Shares issued for Interest							1,777	0			26,662		0	26,662
Shares issued for Debt	10-01-2021	Shares issued for Debt							6,667	1			99,999			100,000
Shares issued for Interest	10-01-2021	Shares issued for Interest							2,589	0			38,837		0	38,837
Shares issued for Debt	10-01-2021	Shares issued for Debt							4,015	0			50,000			50,000
Shares issued for Interest	10-01-2021	Shares issued for Interest							1,574	0			19,603			19,603
Shares issued for Debt	10-01-2021	Shares issued for Debt							10,336	1			49,999			50,000
Shares issued for Interest	10-01-2021	Shares issued for Interest							3,840	0			18,575			18,575
Shares issued for Interest	10-01-2021	Shares issued for Interest							15,504	2			74,998			75,000
Shares issued for Debt	10-01-2021	Shares issued for Debt							6,631	1			32,074			32,075
Shares issued for Interest	10-01-2021	Shares issued for Interest							5,168	1			24,999			25,000
Shares issued for Interest	10-01-2021	Shares issued for Interest							2,141	0			10,356			10,356
Shares issued for Debt	10-01-2021	Shares issued for Debt							667	0			25,000			25,000
Shares issued for Interest	10-01-2021	Shares issued for Interest							237	0			8,883			8,883
Shares issued for Debt	10-01-2021	Shares issued for Debt	2,667	0									50,000			50,000
Shares issued for Interest	10-01-2021	Shares issued for Interest	1,246	0									23,369			23,369
Shares issued for Debt	10/29/2021	Shares issued for Debt							6,838	1			99,999			100,000
Shares issued for Interest	10/29/2021	Shares issued for Interest							2,722	0			39,808			39,808
Shares issued for Debt	10/29/2021	Shares issued for Debt							5,614	1			39,999			40,000
Shares issued for Interest	10/29/2021	Shares issued for Interest							1,992	0			14,192			14,192
Shares issued for Debt	11-04-2021	Shares issued for Debt							4,167	0			50,000			50,000
Shares issued for Interest	11-04-2021	Shares issued for Interest							1,584	0			19,012			19,012
Shares issued for Debt	11/24/2021	Shares issued for Debt							48,318	5			10,959			10,964
Shares issued for Debt	11/24/2021	Shares issued for Debt							667	0			25,000			25,000
Shares issued for Interest	11/24/2021	Shares issued for Interest							307	0			11,527			11,527
Shares issued for Debt	11/24/2021	Shares issued for Debt							1,600	0			60,000			60,000
Shares issued for Interest	11/24/2021	Shares issued for Interest							678	0			25,440			25,440
Shares issued for Debt	12-10-2021	Shares issued for Debt	667	0									25,000			25,000
Shares issued for Interest	12-10-2021	Shares issued for Interest	283	0									10,625			10,625
Net Loss for the Quarter Ended December 31,2021		Net Loss for the Quarter Ended December 31,2021		—		—		—		—		—	—	2,644,980	—	2,644,980
Balance December 31,2021		Balance December 31,2021	293,053	$28	34	$0	7	$0	3,043,213	$304	29,338	$3	$10,211,291	$(20,703,920)	$736,326	$(9,755,969)
Shares issued for Debt	3/28/2022	Shares issued for Debt							5,861	1			48,419			48,420
Shares issued for Interest	3/28/2022	Shares issued for Interest							4,806	0			39,708			39,708
Net Loss for the Quarter Ended March 31, 2022		Net Loss for the Quarter Ended March 31, 2022		—		—		—		—		—	—	(67,081,589)	—	(67,081,589)
Balance March 31, 2022		Balance March 31, 2022	293,053	$28	34	$0	7	$—	3,053,879	$305	29,338	$3	$10,299,418	$(87,785,509)	$736,326	$(76,749,430)
Shares issued for Debt	04-05-2022	Shares issued for Debt							26,461	3			218,614			218,617
Shares issued for Interest	04-05-2022	Shares issued for Interest							206	0			1,701			1,701
Shares issued for Debt	04-08-2022	Shares issued for Debt							66,485	7			550,154			550,161
Shares issued for Interest	04-08-2022	Shares issued for Interest							181	0			1,500			1,500
Shares issued for Debt	5/16/2022	Shares issued for Debt							66,667	7			334,793			334,800
Shares issued for Debt	06-08-2022	Shares issued for Debt							66,667	7			334,793			334,800
Net Income for the Quarter Ended June 30, 2022		Net Income for the Quarter Ended June 30, 2022		—		—		—		—		—	—	66,958,167	—	66,958,167
Balance June 30, 2022		Balance June 30, 2022	293,053	$28	34	$0	7	$—	3,280,543	$328	29,338	$3	$11,740,975	$(20,827,342)	$736,326	$(8,349,684)
Shares issued for Debt	7/15/2022	Shares issued for Debt							26,701	3			132,647			132,650
Shares issued for Interest	7/15/2022	Shares issued for Interest							6,632	1			32,949			32,950
Shares issued for Debt	7/20/2022	Shares issued for Debt							36,343	4			180,548			180,552
Shares issued for Expenses	08-04-2022	Shares issued for Expenses							4,667	0			45,500			45,500
Net Loss for the Quarter Ended September 30, 2022		Net Loss for the Quarter Ended September 30, 2022		—		—		—		—		—	—	(78,027)	—	(78,027)
Balance September 30, 2022		Balance September 30, 2022	293,053	$28	34	$0	7	$—	3,354,886	$335	29,338	$3	$12,132,620	$(20,905,369)	$736,326	$(8,036,059)

 The Accompanying Notes are an Integral Part of These Financial Statements.

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023.

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REGEN BIOPHARMA , INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	September 30, 2022	September 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$2,443,531	$(6,765,233)
Adjustments to reconcile net Income to net cash
Common Stock issued for Expenses	45,500	159
Preferred Stock issued as compensation	0	1
Increase (Decrease) in Interest expense attributable to amortization of Discount	71,067	51,015
Increase (Decrease) in Accounts Payable	(62,705)	(18,988)
(Increase) Decrease in Accounts Receivable	(41,082)	(109,999)
Increase (Decrease) in accrued Expenses	109,747	369,825
(Increase) Decrease in Prepaid Expenses	17,199	(48,146)
Increase(Decrease) in Contributed Capital	0	4,615
Increase ( Decrease) in Derivative Expense	(3,340,683)	4,264,974
Increase ( Decrease) in Unearned Income	(125,517)	1,843,806
Increase ( Decrease) in Penalties	300,000
(Increase( Decrease in Notes Receivable	5,396	(5,396)
(Increase( Decrease in Accrued Interest Receivable	230	(230)
Securities accepted as compensation	0	(1,850,000)
Gain( Loss) on forgiveness of Debt		(24,364)
Increase (Decrease) in Loss on Sale of Investment Securities	1,828	524,930
Unrealized Loss(Gain) on Investment Securities	(31,433)	632,094
Net Cash Provided by (Used in) Operating
Net Cash Provided by (Used in) Operating	$(606,921)	$(1,130,938)
CASH FLOWS FROM INVESTMENT ACTIVITIES
Increase(Decrease) in Sale of Investment Securities	25,000	495,000
Net Cash Provided By Investment Activities	25,000	495,000

CASH FLOWS FROM FINANCING ACTIVITIES
(Decrease) in Notes Payable	499	1,363,100
Increase (Decrease) in Convertible Notes Payable	(94,535)
Net Cash Provided by (Used in) Financing Activities	(94,036)	1,363,100
Net Increase (Decrease) in Cash	$(675,957)	$727,162
Cash at Beginning of Period	$727,162	$—
Cash at End of Period	$51,204	$727,162
Supplemental Disclosure of Noncash investing and financing activities:
Common shares Issued for Debt	$2,510,964	$278,423
Preferred Shares Issued for Debt	$75,000	$153,000
Cash Paid for Interest	$27,473	$—
Common shares Issued for Interest	$342,329	$101,929
Preferred Shares issued for Interest	$33,994	$76,485

The Accompanying Notes are an Integral Part of These Financial Statements.

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

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REGEN BIOPHARMA, INC.

Consolidated Financial Statements

As of September 30, 2022

These Notes have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was organized April 24, 2012 under the laws of the State of Nevada

The Company intends to engage primarily in the development of regenerative medical applications which we intend to license from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials.

The Company is currently engaged in actively identifying small molecules that inhibit or express NR2F6 leading to immune cell activation for oncology applications and immune cell suppression for autoimmune disease.

The Company is in the early stages of development of its proposed products and therapies. The Company will be required to obtain approval from the FDA in order to market any of The Company’s products or therapies. No approval has been granted by the FDA for the marketing and sale of any of the Company’s products and therapies and no assurance may be given that any of the Company’s products or therapies will be granted such approval. The Company’s current plans include the development of regenerative medical applications up to the point of successful completion of Phase I and/ or Phase II clinical trials after which the Company would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. The Company can provide no assurance that the Company will be able to sell or license any product or that, if such product is sold or licensed, such sale or license will be on terms favorable to the Company.

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a September 30 year-end.

B. PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of KCL Therapeutics, Inc., a Nevada corporation and wholly owned subsidiary of Regen. Significant inter-company transactions have been eliminated.

The Company analyzes the conversion feature of Convertible Notes for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change. The Company values the embedded derivative using the Black-Scholes pricing model.

The Black Scholes pricing model used to determine the Derivative Liability on convertible notes issued by the Company in which an embedded derivative is recognized as of September 30, 2022 utilized the following inputs:

Risk Free Interest Rate	3.89%
Expected Term	(0.30) – (2.33) Yrs
Expected Volatility	868.81%
Expected Dividends

H. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

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The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of September 30, 2021 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

I.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.

J. ADVERTISING

Costs associated with advertising are charged to expense as incurred. Advertising expenses were $0 for the years ended September 30,2021 and September 30, 2022.

K. NOTES RECEIVABLE

L. REVENUE RECOGNITION

Sales of products and related costs of products sold are recognized when: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the price is fixed or determinable; and (iv) collectability is reasonably assured. These terms are typically met upon the prepayment or invoicing and shipment of products.

The Company determines the amount and timing of royalty revenue based on its contractual agreements with intellectual property licensees. The Company recognizes royalty revenue when earned under the terms of the agreements and when the Company considers realization of payment to be probable. Where royalties are based on a percentage of licensee sales of royalty-bearing products, the Company recognizes royalty revenue by applying this percentage to the Company’s estimate of applicable licensee sales. The Company bases this estimate on an analysis of each licensee’s sales results. Where warranted, revenue from licensees for contractual obligations such as License Initiation Fees are recognized upon satisfaction of all conditions required to be satisfied in order for that revenue to have been earned by the Company.

M. INTEREST RECEIVABLE

Interest receivable is stated at cost, less impairment, if any.

NOTE 2. RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

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As of the fiscal year ending September 30, 2019 the Company has adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606). The guidance in this Update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: Step 1: Identify the contract(s) with a customer. Step 2: Identify the performance obligations in the contract. Step 3: Determine the transaction price. Step 4: Allocate the transaction price to the performance obligations in the contract. Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award’s grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity’s liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity’s liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity’s liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure.

On January 31, 2013, the FASB issued Accounting Standards Update [ASU] 2013-01, entitled Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. The guidance in ASU 2013-01 amends the requirements in the FASB Accounting Standards Codification [FASB ASC] Topic 210, entitled Balance Sheet. The ASU 2013-01 amendments to FASB ASC 210 clarify that ordinary trade receivables and receivables in general are not within the scope of ASU 2011-11, entitled Disclosure about Offsetting Assets and Liabilities, where that ASU amended the guidance in FASB ASC 210. As those disclosures now are modified with the ASU 2013-01 amendments, the FASB ASC 210 balance sheet offsetting disclosures now clearly are applicable only where reporting entities are involved with bifurcated embedded derivatives, repurchase agreements, reverse repurchase agreements, and securities borrowing and lending transactions that either are offset using the FASB ASC 210 or 815 requirements, or that are subject to enforceable master netting arrangements or similar agreements. ASU 2013-01 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of this ASU is not expected to have a material impact on our financial statements.

 On February 28, 2013, the FASB issued Accounting Standards Update [ASU] 2013-04, entitled Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The ASU 2013-04 amendments add to the guidance in FASB Accounting Standards Codification [FASB ASC] Topic 405, entitled Liabilities and require reporting entities to measure obligations resulting from certain joint and several liability arrangements where the total amount of the obligation is fixed as of the reporting date, as the sum of the following:

The amount the reporting entity agreed to pay on the basis of its arrangement among co-obligors.

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Any additional amounts the reporting entity expects to pay on behalf of its co-obligors.

While early adoption of the amended guidance is permitted, for public companies, the guidance is required to be implemented in fiscal years, and interim periods within those years, beginning after December 15, 2013. The amendments need to be implemented retrospectively to all prior periods presented for obligations resulting from joint and several liability arrangements that exist at the beginning of the year of adoption. The adoption of ASU 2013-04 is not expected to have a material effect on the Company’s operating results or financial position.

On April 22, 2013, the FASB issued Accounting Standards Update [ASU] 2013-07, entitled Liquidation Basis of Accounting. With ASU 2013-07, the FASB amends the guidance in the FASB Accounting Standards Codification [FASB ASC] Topic 205, entitled Presentation of Financial Statements. The amendments serve to clarify when and how reporting entities should apply the liquidation basis of accounting. The guidance is applicable to all reporting entities, whether they are public or private companies or not-for-profit entities. The guidance also provides principles for the recognition of assets and liabilities and disclosures, as well as related financial statement presentation requirements. The requirements in ASU 2013-07 are effective for annual reporting periods beginning after December 15, 2013, and interim reporting periods within those annual periods. Reporting entities are required to apply the requirements in ASU 2013-07 prospectively from the day that liquidation becomes imminent. Early adoption is permitted. The adoption of ASU 2013-07 is not expected to have a material effect on the Company’s operating results or financial position.

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company adopted ASU 2016-01 as of the fiscal year ending September 30, 2019.

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity; Own Equity (“ASU 2020-06"), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity, and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year. The Company has adopted ASU 2020-06 as of the Fiscal Year ending September 30, 2022.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $20,905,369  during the period from April 24, 2012 (inception) through September 30, 2022. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise.

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NOTE 4. NOTES PAYABLE

(a) RELATED PARTY

As of September 30, 2022
David Koos	$710
Total:	$710

$710 lent to the Company by David Koos is due and payable at the demand of the holder and bears simple interest at a rate of 15% per annum.

NOTE 5. CONVERTIBLE NOTES PAYABLE

On March 8, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $100,000 for consideration consisting of $100,000 cash. The Note pays simple interest in the amount of 8% per annum . The maturity of the Note is three years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified pursuant to the following terms and conditions:

(a) For the period beginning on the Issue Date and ending 365 days subsequent to the Issue Date (“Year 1") a 50% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(b) For the period beginning one day subsequent to the final day of Year One and ending 365 days subsequent to Year One (“Year 2") a 35% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or ten cents per share (whichever is greater).

(c) For the period beginning one day subsequent to the final day of Year 2 and ending 365 days subsequent to Year 2 (“Year 3") a 25% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or ten cents per share (whichever is greater).

(d) “Trading Price” means the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Lender (i.e. Bloomberg) or, if the OTCQB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the Lender. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Trading Volume” shall mean the number of shares traded on such Trading Day as reported by such Reporting Service. The Conversion Price shall be equitably adjusted for stock splits, stock dividends, rights offerings, combinations, recapitalization, reclassifications, extraordinary distributions and similar events by the Company relating to the Lender’s securities.

The Company shall have the right, exercisable on not less than five (5) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

Upon closing of a Transaction Event the Lender shall receive 0 .10% ( one tenth of one percent)of the consideration actually received by the Company from an unaffiliated third party as a result of the closing of a Transaction Event.

“Transaction Event” shall mean either of:

(a) The sale by the Company of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

As of September 30, 2022 $100,000 of the principal amount of the Note remains outstanding.

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On April 6, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 8% per annum . The maturity of the Note is three years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified pursuant to the following terms and conditions:

(a) For the period beginning on the Issue Date and ending 365 days subsequent to the Issue Date (“Year 1") a 50% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(b) For the period beginning one day subsequent to the final day of Year One and ending 365 days subsequent to Year One (“Year 2") a 35% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(c) For the period beginning one day subsequent to the final day of Year 2 and ending 365 days subsequent to Year 2 (“Year 3") a 25% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(d) “Trading Price” means the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Lender (i.e. Bloomberg) or, if the OTCQB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the Lender. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Trading Volume” shall mean the number of shares traded on such Trading Day as reported by such Reporting Service. The Conversion Price shall be equitably adjusted for stock splits, stock dividends, rights offerings, combinations, recapitalization, reclassifications, extraordinary distributions and similar events by the Company relating to the Lender’s securities.

The Company shall have the right, exercisable on not less than five (5) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

Upon closing of a Transaction Event the Lender shall receive 0 .10% ( one tenth of one percent) of the consideration actually received by the Company from an unaffiliated third party as a result of the closing of a Transaction Event.

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“Transaction Event” shall mean either of:

(a) The sale by the Company of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

As of September 30 , 2022 $50,000 of the principal amount of the Note remains outstanding.

On October 31, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum . The maturity of the Note is two years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock and/or Series A Preferred Stock, as such Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Stock shall hereafter be changed or reclassified at a conversion price of $18.75 per share.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

. As of September 30, 2022 $50,000 of the principal amount of the Note remains outstanding.

On October 31, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum . The maturity of the Note is two years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock and/or Series A Preferred Stock, as such Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Stock shall hereafter be changed or reclassified at a conversion price of $18.75 per share.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

As of September 30, 2022 $50,000 of the principal amount of the Note remains outstanding.

On October 31, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum . The maturity of the Note is two years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock and/or Series A Preferred Stock, as such Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Stock shall hereafter be changed or reclassified at a conversion price of $0.0125 per sha

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

As of September $50,000 of the principal amount of the Note remains outstanding.

97

March 13, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum . The maturity of the Note is February 24, 2020. All or part of the principal is convertible at any time at the demand of the Lender into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $18.75 per common share.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $75 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company(“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note.

As of September 30, 2022 $50,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $184,615 was recognized by the Company as of September 30, 2022.

On March 31, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum . The maturity of the Note is March 31, 2020. All or part of the principal is convertible at any time at the demand of the Lender into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $18.75 per common share.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $75 per share.

98

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company(“Prepayment Date”)

In the event part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note. As of September 30 ,2022 $50,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $184,615 was recognized by the Company as of September 30, 2022.

 On April 19, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum . The maturity of the Note is April 19, 2020. All or part of the principal is convertible at any time at the demand of the Lender into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $18.75 per common share.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $75 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company(“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of September 30 , 2022 $50,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

99

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $184,615 was recognized by the Company as of September 30,2022.

On May 5, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $200,000 for consideration consisting of $200,000 cash. The Note pays simple interest in the amount of 10% per annum . The maturity of the Note is May 5, 2020. The Note is convertible into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.50 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iii) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $75 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company(“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of September 30, 2022 $200,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $738,462 was recognized by the Company as of September 30, 2022.

100

On June 26, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $150,000 for consideration consisting of $150,000 cash. The Note pays simple interest in the amount of 10% per annum . The maturity of the Note is June 16, 2020. The Note may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.5 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $37.5 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company(“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of September 30, 2022 $150,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $553,846 was recognized by the Company as of September 30 2022.

101

On September 25, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is September 25, 2020. The Note may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $18.75 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party.

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $37.5 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of September 30, 2022 $50,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $184,615 was recognized by the Company as of September 30, 2022.

102

On October 3, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is October 3, 2020. The Note may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.50 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $37.50 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of September 30, 2022, $50,000 of the principal amount of the Note remains outstanding.

103

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $184,615 was recognized by the Company as of September 30, 2022.

On October 16, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $100,000 for consideration consisting of $100,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is October 9, 2020. The Note may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.50 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

104

Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $37.50 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of September 30, 2022 $100,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $369,231 was recognized by the Company as of September 30, 2022.

On November 1, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $25,000 for consideration consisting of $25,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is November 1, 2020. The Note may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.50 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

105

Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $37.50 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of September 30, 2022 $25,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $92,308 was recognized by the Company as of September 30 2022.

On November 1, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $25,000 for consideration consisting of $25,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is November 1, 2020. The Note may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.50 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

106

Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $37.50 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of September 30 2022 $25,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $82,308 was recognized by the Company as of September 30, 2022.

On December 20, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $100,000 for consideration consisting of $100,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is December 20, 2020. The Note may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.50 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

107

Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $37.50 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of September 30, 2022 $100,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $369,231 was recognized by the Company as of September 30, 2022.

On February 28, 2018 (“Issue date”) the Company issued a two Convertible Notes (“Notes”) in the aggregate face amount of $100,000 for consideration consisting of $100,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Notes is February 28, 2021. The Notes may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.50 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of these Notes, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

108

Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Notes in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the notes, or if the Lender chooses not to convert the remaining amount of the notes into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Notes into Common shares of the Company. The warrants shall have a strike price of $37.50 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Notes on or prior to the close of business on the three (3) month anniversary of the date that the Notes shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Notes, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Notes

As of September 30, 2022 $100,000 of the principal amount of the Notes remains outstanding.

The Company analyzed the conversion feature of the Notes for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $369,231 was recognized by the Company as of September 30, 2022.

On July 11, 2018 the Company issued a Convertible Note (“Note”) in the face amount of $11,500 to an entity controlled by the Company’s then Chief Financial Officer for consideration consisting of $11,500 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is May 4, 2021. The Note may be converted into the Common Shares of Regen at a price per share ( “Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $15 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

109

Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

 (b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $15 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note.

As of September 30, 2022 $11,500 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Notes for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $42,461 was recognized by the Company as of September 30, 2022.

On September 30, 2018 Regen Biopharma, Inc. (“Regen”) issued a convertible promissory note in the principal amount of $350,000 (“Note”) to Zander Therapeutics, Inc. (“Zander”). Consideration for the Note consisted of $350,000. A onetime interest charge of 10% of the principal amount shall be applied to the principal amount of the Note. The Note is due and payable 24 months from the effective date.

Zander has the right, at any time after the September 30, 2018, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of Series A Preferred stock of Regen as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is the greater of $0.0001 or 60% of the lowest trade price in the 25 trading days previous to the conversion. Zander, at any time prior to selling all of the shares from a conversion, may, for any reason, rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to Regen.

As of September 30, 2022, 10,000 of the principal amount of the Note remains outstanding.

Zander and Regen are under common control. Zander Therapeutics, Inc. is the sole licensee of Regen’s NR2F6 intellectual property for veterinary applications.

On July 19, 2019 the Company issued a convertible promissory note in the face amount of $100,000 (“Note”) for consideration consisting of:

$95,000 cash

the payment of $5,000 of legal fees.

110

The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is July 19, 2020. The Note may be converted into the common stock of Regen at a price per share ( “Conversion Price”) equivalent to 60% of the lowest Trading price of the common stock of the Company as reported on the National Quotations Bureau OTC Markets exchange upon which the Company’s shares are traded or any exchange upon which the Common Stock of the Company may be traded in the future , for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent. . In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by the Holder and its affiliates would exceed 9.9% of the outstanding shares of the Common Stock of the Company.

The proceeds from the issuance of the Note are to be allocated as follows:

$30,592 will be utilized to retire the outstanding balance of a $75,000 note issued by the Company on August 15, 2018 to One44 capital, LLC and $22,877 will be allocated to the Company’s accountants and auditors to bring the Company current with regards to the Company’s quarterly reporting requirements under the Securities and Exchange Act of 1934.

The Note may be prepaid with the following penalties:

Time Period	Payment Premium
<=60 days after note issuance	125% of the sum of principal plus accrued interest
>60 days <= 120 days after note issuance	135% of the sum of principal plus accrued interest
>120 days <=180 days after note issuance	140% of the sum• of principal plus accrued• interest

This Note may not be prepaid after the 180th day.

As of September 30, 2022 $1,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $1639 was recognized by the Company as of September 30, 2022.

NOTE 6. RELATED PARTY TRANSACTIONS

On June 23, 2015 the Company entered into an agreement (“Agreement”) with Zander Therapeutics, Inc. ( “Zander”) whereby The Company granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by The Company (” License IP”) for non-human veterinary therapeutic use for a term of fifteen years. Zander is under common control with the Company.

Pursuant to the Agreement, Zander shall pay to The Company one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement.

The abovementioned payments may be made, at Zander’s discretion, in cash or newly issued common stock of Zander.

Pursuant to the Agreement, Zander shall pay to The Company royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

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Pursuant to the Agreement, Zander will pay The Company ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Zander from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which The Company receives payment pursuant to the terms and conditions of the Agreement).

Zander is obligated pay to The Company minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by The Company:

If Zander has not sold any Licensed Product by ten years of the effective date of the Agreement or Zander has not sold any Licensed Product for any twelve (12) month period after Zander’s first commercial sale of a Licensed Product.

The Agreement may be terminated by Zander with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to The Company with regard to that License IP.

The Agreement may be terminated by Zander with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to The Company with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

On December 16, 2019 Zander Therapeutics, Inc. (“Zander”), KCL Therapeutics, Inc. (“KCL”) and Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) whereby:

1) Zander shall return for cancellation 194,285,714 shares of the Series A Preferred stock of Regen (“Conversion Shares”) acquired by Zander through conversion of $340,000 of principal indebtedness of a $350,000 convertible note payable issued by Regen to Zander. Subsequent to this event the principal amount due to Zander by Regen pursuant to the Convertible Note shall be $350,000 which shall be applied pursuant to the Agreement.

2) A $35,000 one time charge due to Zander by Regen (“One Time Charge”) shall be applied pursuant to the Agreement.

3) $75,900 of principal indebtedness due to Regen by Zander and $4,328 of accrued but unpaid interest due by Regen to Zander shall be applied pursuant to the Agreement.

No actions were taken by any of the parties to enforce the terms of the Agreement.

On April 15, 2021 the Agreement was amended as follows so that the material terms and conditions shall be:

a) Zander shall not return the Conversion shares for cancellation and the principal indebtedness of the aforementioned convertible note shall not reflect such return

b) As of December 16, 2019 all principal and accrued interest payable by Regen to Zander on that date resulting from Promissory Notes issued by Regen to Zander shall be credited towards amounts due by Zander pursuant to that agreement, as amended, entered into by and between Zander and Regen on June 23, 2015 (“License Agreement”) whereby Regen granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen for non-human veterinary therapeutic use for a term of fifteen years and that License Assignment And Consent agreement entered into by and between Regen, KCL and Zander on December 17, 2018 whereby Regen transferred and assigned to KCL all rights, duties, and obligations of Regen under the License Agreement and KCL agreed to assume such duties and obligations thereunder and be bound to the terms of the License Agreement with respect thereto.

Zander and Regen are under common control.

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On September 30, 2018 Regen Biopharma, Inc. (“Regen”) issued a convertible promissory note in the principal amount of $350,000 (“Note”) to Zander Therapeutics, Inc. (“Zander”). Consideration for the Note consisted of $350,000. A onetime interest charge of 10% of the principal amount shall be applied to the principal amount of the Note. The Note is due and payable 24 months from the effective date.

Zander has the right, at any time after the September 30, 2018, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of Series A Preferred stock of Regen as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is the greater of $0.0001 or 60% of the lowest trade price in the 25 trading days previous to the conversion. Zander, at any time prior to selling all of the shares from a conversion, may, for any reason, rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to Regen.

As of September 30, 2021, $10,000 of the principal amount of the Note remains outstanding.

On October 8,2021 the Company entered into an agreement with Dr. Brian Koos, MD PhD whereby Dr. Brian Koos would provide services to the Company consisting of :

a) Reviewing existing publications on research being conducted on Checkpoint NR2F6.

b) Identifying the most promising applications for the Company’s technology

c) Drafting a “white paper” on results for 1(b)

d) Making introductions to known experts in appropriate fields identified in 1(b).

Dr. Brian Koos is to be paid compensated $117,000 as total consideration for performing the abovementioned tasks. During the quarter ended December 31, 2021 Dr. Brian Koos was paid the amount of $80,275 and during the quarter ended March 31, 2022 Dr. Brian Koos was paid $36,975. Dr. Brian Koos is the brother of David Koos the Chairman and Chief Executive Officer of the Company.

As of September 30, 2022 the Company is indebted to David R. Koos the Company’s sole officer and director in the amount of $710. $710 lent to the Company by Koos is due and payable at the demand of the holder and bear simple interest at a rate of 15% per annum.

During the quarter ended December 31, 2021 the Company paid $5,000 of rental expenses to the landlord of BST Partners as consideration to BST Partners for use of office space. BST Partners is controlled by David R. Koos the Chairman and Chief Executive Officer of the Company.

On January 13, 2022 Regen Biopharma, Inc. entered into a sublease agreement with BST Partners (“BST”) whereby Regen Biopharma, Inc. would sublet office space located at 4700 Spring Street, Suite 304, La Mesa, California 91942 from BST on a month to month basis for $5,000 per month beginning January 14, 2022.

BST Partners is controlled by David Koos who serves as the sole officer and director of Regen Biopharma, Inc.

On August 8, 2022 the Company sold 18,200 common shares of Oncology Pharma, Inc. to Zander Therapeutics, Inc. for consideration consisting of $25,000 cash.

NOTE 7. ACCOUNTS RECEIVABLE, RELATED PARTY

Accounts Receivable due from Related Party as of September 30, 2022 consists solely of amounts earned by the Company not yet paid resulting from the Company’s license agreement with KCL Therapeutics (See Note 6).

NOTE 8. STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of capital stock as of September 30 2022:

Common stock, $ 0.0001 par value; 5,800,000,000 shares authorized: 3,354,866  shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

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On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company’s stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 800,000,000 shares authorized of which 600,000 is designated as Series AA Preferred Stock: 34 shares issued and outstanding as of September 30, 2022, 540,000,000 is designated Series A Preferred Stock of which 293,053 shares are outstanding as of September 30, 2022, 60,000,000 is designated Series M Preferred Stock of which 29,338 shares are outstanding as of September 30, 2022, and 20,000 is designated Series NC stock of which 7 shares are outstanding as of September 30, 2022. .

The abovementioned shares authorized pursuant to the Company’s certificate of incorporation may be issued from time to time without prior approval of the shareholders. The Board of Directors of the Company shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, restrictions, options, conversion rights and other special or relative rights of any series of the Stock that may be desired.

Series AA Preferred Stock

On September 15, 2014 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series AA Preferred Stock” (hereinafter referred to as “Series AA Preferred Stock”).

The Board of Directors of the Company have authorized 600,000 shares of the Series AA Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times seven (7). Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series AA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Series A Preferred Stock

On January 15, 2015 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series A Preferred Stock” (hereinafter referred to as “Series A Preferred Stock”).

The Board of Directors of the Company have authorized 540,000,000 shares of the Series A Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series A Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series A Preferred Stock owned by such holder times one . Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series A Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company (the “Board”) out of funds legally available therefore, non-cumulative cash dividends of $0.01 per quarter. In the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock , the holders of Series A Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive, as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had each share of the Series A Preferred Stock been one share of the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the Common Stock.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $0.01 per share of Series A Preferred (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred held by them.

If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred, then the entire net assets of the Company shall be distributed among the holders of the Series A Preferred, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

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On January 10, 2017 Regen Biopharma, Inc. (“Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series M Preferred Stock” (hereinafter referred to as “Series M Preferred Stock”).

The Board of Directors of Regen have authorized 60,000,000 shares of the Series M Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series M Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series M Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

On March 26, 2021 Regen Biopharma, Inc. ( “Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as Nonconvertible Series NC Preferred Stock (hereinafter referred to as “Series NC Preferred Stock”).

The Board of Directors of Regen have authorized 20,000 shares of the Series NC Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series NC Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series NC Preferred Stock owned by such holder times 334. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series NC Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series NC Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series NC Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

NOTE 9. INVESTMENT SECURITIES, RELATED PARY

On June 11, 2018 Regen Biopharma, Inc. was paid a property dividend consisting of 470,588 of the common shares of Zander Therapeutics, Inc.

On November 29, 2018 the Company accepted 725,000 shares of the Series M Preferred stock of Zander Therapeutics, Inc. in satisfaction of prepaid rent and accrued interest owed to the Company collectively amounting to $13,124.

On September 30,2022 the Company revalued 470,588 of the common shares of Zander Therapeutics, Inc. and 725,000 shares of the Series M Preferred stock of Zander Therapeutics, Inc. based on the following inputs:

Fair Value of Intellectual Property	$1,500
Prepaid Expenses	65,661
Due from Employee	1,071
Note Receivable	64,400
Accrued Interest Receivable	23,989
Investment Securities	8,423,366
Convertible Note Receivable	10,000
Accounts Payable	1,269,041
Notes Payable	400,000
Accrued Expenses Related Parties	162,011
Notes Payable Related Party	5396
Accrued Expenses	203,037
Enterprise Value	10,563,930
Less: Total Debt	(2,038,343)
Portion of Enterprise Value Attributable to Shareholders	8,525,587
Fair Value Per Share	$0.186168

The abovementioned constitute the Company’s sole related party investment securities as of September 30, 2022.

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As of September 30, 2022:

470,588 Common Shares of Zander Therapeutics, Inc.

Basis	Fair Value	Total Unrealized Gains	Net Unrealized Gain or (Loss) realized during the quarter ended September 30,2022
$5,741	$87,608	$81,867	$0

725,000 Series M Preferred of Zander Therapeutics, Inc.

Basis	Fair Value	Total Unrealized Gain	Net Unrealized Gain or (Loss) realized during the quarter ended September 30, 2022
$13,124	$134971	$121,847	$01

NOTE 10. INVESTMENT SECURITIES

During the quarter ended June 30, 2021 the Company was paid 50,000 common shares of Oncology Pharma, Inc. pursuant to an agreement entered into by and between KCL Therapeutics, Inc. ( a wholly owned subsidiary of the Company) and Oncology Pharma, Inc. whereby Oncology Pharma, Inc. was granted a license for the development and commercialization of certain intellectual property (“License IP”) for the treatment in humans of colon cancer for a term of fifteen years from April 7, 2021.

During the quarter ended June 30, 2021 13,700 of the aforementioned common shares were sold to an unrelated party for $300,000 cash.

During the quarter ended September 30, 2021 18,000 of the aforementioned common shares were sold to an unrelated party for $195,000 cash.

During the quarter ended September 30, 2022 18,300 of the aforementioned common shares were sold to Zander Therapeutics, Inc. ( company under common control with Regen) for consideration consisting of $25,000 cash.

NOTE 11. INCOME TAXES

As of September 30, 2022

Deferred tax assets:
Net operating tax carry forwards	$4,390,127
Other	(0)
Gross deferred tax assets	4,390,127
Valuation allowance	(4,390,127)
Net deferred tax assets	$(0)

As of September 30 2021 the Company has a Deferred Tax Asset of $4,390,127 completely attributable to net operating loss carry forwards of approximately $20,905,369. The amount and availability of any net operating loss carryforward will be subject to the limitations set forth in the Internal Revenue Code. Such factors as the number of shares ultimately issued within a three-year look-back period; whether there is a deemed more than 50% change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of any net operating loss carryforward.

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Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain.

A corporation is considered to undergo “an ownership change” if, as a result of changes in the stock ownership by “5-percent shareholders” or as a result of certain reorganizations, the percentage of the corporation’s stock owned by those 5-percent shareholders increases by more than 50 percentage points over the lowest percentage of stock owned by those shareholders at any time during the prior three-year testing period. Five-percent shareholders are persons who hold 5% or more of the stock of a corporation at any time during the testing period as well as certain groups of shareholders (based typically on whether they acquired their shares in a single offering or exchange transaction) who are not individually 5-percent shareholders.

As the Company will require cash infusions in order to implement its business plan, and as it is probable, although not guaranteed, that such funding needs may be met through the sale of equity securities to “5-percent shareholders”, the Company recognized a valuation allowance equal to the deferred Tax Asset and the Company recorded a valuation allowance reducing all deferred tax assets to 0.

NOTE 11. STOCK TRANSACTIONS

On October 1, 2021 the Company issued 67,812 common shares in satisfaction of $425,000 of convertible indebtedness and $154,991 of accrued interest on convertible indebtedness.

On October 1, 2021 the Company issued 3914 shares of Series A Preferred stock in satisfaction of $50,000 of convertible indebtedness and $23,369 of accrued interest on convertible indebtedness.

On October 29, 2021 the Company issued 17,165 common shares in satisfaction of $140,000 of convertible indebtedness and $54,000 of accrued interest on convertible indebtedness.

On November 4 , 2021 the Company issued 5,751 common shares in satisfaction of $50,000 of convertible indebtedness and $69,012 of accrued interest on convertible indebtedness.

On November 24, 2021 the Company issued 51,570 common shares in satisfaction of $95,964 of convertible indebtedness and $36,967 of accrued interest on convertible indebtedness.

On December 10 2021 the Company issued 950 shares of Series A Preferred stock in satisfaction of $25,000 of convertible indebtedness and $10,625 of accrued interest on convertible indebtedness.

On March 28, 2022 the Company issued 10,667 common shares in satisfaction of $48,420 of convertible indebtedness and $39,708 of accrued interest on convertible indebtedness.

On April 5, 2022 the Company issued 26,667 common shares in satisfaction of $218,617 of convertible indebtedness and $1,701 of accrued interest on convertible indebtedness.

On April 8, 2022 the Company issued 66,666 common shares in satisfaction of $550,161 of convertible indebtedness and $1,500 of accrued interest on convertible indebtedness.

On May 16, 2022 the Company issued 66,667 common shares in satisfaction of $334,800 of convertible indebtedness.

On June 8, 2022 the Company issued 66,667 common shares in satisfaction of $334,800 of convertible indebtedness.

On July 15 2022 the Company issued 33,333 common shares in satisfaction of $132,650 of convertible indebtedness and $32,950 of accrued interest on convertible indebtedness.

On July 20, 2022 the Company issued 36,343 common shares in satisfaction of $180,552 of convertible indebtedness.

On August 4, 2022 the Company issued 4,667 common shares pursuant to contractual obligations imposed by a previously issued convertible note which has now been fully converted.

NOTE 12. SUBSEQUENT EVENTS

On October 25, 2022 the Company issued 6,667 shares of its Series A Preferred Stock as consideration for social media services to be rendered.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies.

As of March 31, 2023 we had Cash of $87,700 and as of September 30, 2022 we had cash of $51,204. The decrease in cash of approximately 70% is primarily attributable to cash expended in the operation of the Company’s business offset by .receipt by the Company of $230,000 in accrued license fees ( related party) due as well as the issuance by the Company of Notes Payable in the principal amount of $100,000.

As of March 31, 2023 we had Accounts Receivable, Related Party of $79,123 and as of September 30, 2022 we had Accounts Receivable, Related Party of $ 295,466. The decrease of approximately 6% is primarily attributable to (a)receipt by the Company of $150,000 in accrued license fees ( related party) due offset by accrual of $27,425 of minimum royalties and anniversary fees pursuant to a license granted to Zander Therapeutics, Inc. by Regen Biopharma, Inc. during the quarter ended December 31, 2022 and (b) )receipt by the Company of $80,000 in accrued license fees ( related party) due offset by accrual of $27,425 of minimum royalties and anniversary fees pursuant to a license granted to Zander Therapeutics, Inc. by Regen Biopharma, Inc. during the quarter ended March 31, 2023 .

As of March 31, 2023 we had Prepaid Expenses of $7,233 and as of September 30, 2022 we had prepaid expenses of $20,945. The decrease in Prepaid Expenses of approximately 65% is attributable to the recognition of expenses incurred over the six months ended March 31, 2023 resulting from an agreement to provide Research and Development services which was prepaid during the quarter ended September 30, 2021. The term of the agreement is from July 1, 2021 to July 1, 2023. The total consideration due of $55,000 was paid to the contractor as of July 1, 2021 and is being expensed over the term of the agreement. .

As of September 30, 2022 we had Accounts Payable of $28,799 and as of March 31, 2023 we had Accounts Payable of $34,047 The increase in Accounts Payable of approximately 18% is primarily attributable to $5,248 of Transfer Agent fees incurred during the six months ended March 31, 2023.

As of September 30,2022 we had Notes Payable of $710 and as of March 31, 2023 we had Notes Payable of $100,710 attributable to Promissory Notes issued by the Company during the quarter ended March 31, 2023 in the principal amount od $100,000.

As of September 30, 2022 we had Accrued Interest Payable of $689,785 and as of March 31, 2023 we had Accrued Interest Payable of $313,448. The decrease in Accrued Interest Payable of approximately 55% is attributable to the issuance of equity securities of the Company during the quarter ended December 31, 2022 in satisfaction of $405,631 of interest accrued but unpaid on Convertible Notes issued by the Company offset by additional interest accrued but unpaid during the quarter ended December 31, 2022 on Notes Payable and Convertible Notes Payable.

As of September 30, 2022 we had a Derivative Liability of $3,551,793 and as of March 31, 2023 we had a Derivative Liability of $1,400,000. The decrease in Derivative Liability of approximately 61% is attributable to the recognition by the Company of embedded derivatives on Convertible Notes Payable with an aggregate face value of $350,000 outstanding as of March 31, 2023.

As of March 31, 2023 we had total Convertible Notes Payable of $509,880 and as of September 30, 2022 we had total Convertible Notes Payable of $1,272,340. The decrease in total Convertible Notes Payable of approximately 60 % is attributable to the conversion of $761,500 of convertible indebtedness into shares of the Company’s Series A Preferred Stock as well as the derecognition of $1,000 of convertible indebtedness.

Revenues from continuing operations were $59,065 for the three months ended March 31, 2023 and $58,369 for the same period ended 2021. $27,425 of revenue from related parties recognized during the three months ended March 31, 2023 and March 31, 2022 consisted of $24,932 related to an anniversary expense receivable pursuant to a license granted by the Company to Zander Therapeutics, Inc. and $2,493 of minimum royalties recognized during the three months ended March 31, 2023 and 2022 respectively pursuant to the same license. $30,945 of revenue recognized during the three months ended March 31, 2022 were recognized pursuant to licenses granted to Oncology Pharma,Inc. and $31,640 of revenue was recognized during the quarter ended March 31, 2023 pursuant to those same license.

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With regards to the aforementioned license granted to Zander On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

The Company recognized an Operating Loss of $524,708 during the six months ended March 31, 2023 whereas the Company recognized an Operating Loss of 182,917 for the same period ended 2022. The large disparity in Operating Losses is primarily attributable to $471,480 in Consulting and Professional fees expensed during the period ended 2023 as well as $131,959 of Research and Development Expenses incurred during the period ended 2023.The Company recognized a Net Loss of $64,436,609 for the three months ended March 31, 2022 whereas the Company recognized Net Income of $1,580,752for the same period ended 2023 primarily attributable to Derivative Losses of $63, 699,343 recognized during the six months ended March 31, 2022 as opposed to Derivative Income of $2,151,755 recognized during the same period ended 2023..

As of March 31, 2023 we had $87,700 in cash on hand and current liabilities of $5,336,389. We feel we will not be able to satisfy our cash requirements over the next twelve months and shall be required to seek additional financing.

As of March 31, 2023 the Company was not party to any binding agreements which would commit Regen to any material capital expenditures.

As of December 31, 2022 we had Cash of $40,741 and as of September 30, 2022 we had cash of $51,204. The decrease in cash of approximately 20% is primarily attributable to cash expended in the operation of the Company’s business offset by .receipt by the Company of $150,000 in accrued license fees ( related party) due.

As of December 31, 2022 we had Accounts Receivable, Related Party of $131,698 and as of September 30, 2022 we had Accounts Receivable, Related Party of $ 295,466. The decrease of approximately 48% is primarily attributable to receipt by the Company of $150,000 in accrued license fees ( related party) due offset by accrual of $27,425 of minimum royalties and anniversary fees pursuant to a license granted to Zander Therapeutics, Inc. by Regen Biopharma, Inc. during the quarter ended December 31, 2022.

As of December 31, 2022 we had Prepaid Expenses of $14,089 and as of September 30, 2022 we had prepaid expenses of $20,945. The decrease in Prepaid Expenses of approximately 33% is attributable to the recognition of expenses incurred over the three months ended December 31, 2022 resulting from an agreement to provide Research and Development services which was prepaid during the quarter ended September 30, 2021. The term of the agreement is from July 1, 2021 to July 1, 2023. The total consideration due of $55,000 was paid to the contractor as of July 1, 2021 and is being expensed over the term of the agreement. .

As of September 30, 2022 we had Prepaid Rent of $10,000 and as of December 31, 2022 we had Prepaid Rent of $0. The decrease in Prepaid Rent of 50% is attributable to $10,000 of rental expenses prepaid to BST Partners (an entity under common control with the Company) during the quarter ended September 30, 2022 of which $5,000 was expensed during the quarter ended December 31, 2022.

As of September 30, 2022 we had Accounts Payable of $28,799 and as of December 31, 2022 we had Accounts Payable of $31,039. The increase in Accounts Payable of approximately 8% is primarily attributable to expenses of $1,730 of patent related legal expenses as well as $510 of Transfer Agent fees incurred during the quarter ended December 31, 2022.

As of September 30, 2022 we had Accrued Interest Payable of $689,785 and as of December 31, 2022 we had Accrued Interest Payable of $301,363. The decrease in Accrued Interest Payable of approximately 56% is attributable to the issuance of equity securities of the Company during the quarter ended December 31,2022 in satisfaction of $405,631 of interest accrued but unpaid on Convertible Notes issued by the Company offset by  additional interest accrued but unpaid during the quarter ended December 31, 2022 on Notes Payable and Convertible Notes Payable.

As of September 30, 2022 we had a Derivative Liability of $3,551,793 and as of December 31, 2022 we had a Derivative Liability of $1,435, 949. The decrease in Derivative Liability of approximately 60% is attributable to the recognition by the Company of embedded derivatives on Convertible Notes Payable with an aggregate face value of $350,000 outstanding as of December 31, 2022.

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As of December 31, 2022 we had total Convertible Notes Payable of $509,880 and as of September 30, 2022 we had total Convertible Notes Payable of $1,272,340. The decrease in total Convertible Notes Payable of approximately 60 % is attributable to the conversion of $761,500 of convertible indebtedness into shares of the Company’s Series A Preferred Stock as well as the derecognition of $1,000 of convertible indebtedness.

Revenues from continuing operations were $59,065 for the three months ended December 31, 2022 and $59,065 for the same period ended 2021. $27,425 of revenue from related parties recognized during the three months ended December 31, 2022 and December 31, 2021 consisted of $24,932 related to an anniversary expense receivable pursuant to a license granted by the Company to Zander Therapeutics, Inc. and $2,493 of minimum royalties recognized during the three months ended December 31, 2021 and 2022 respectively pursuant to the same license. $31,640 of revenue recognized during the three months ended December 31, 2021 were recognized pursuant to licenses granted to Oncology Pharma,Inc. and $31,640 of revenue was recognized during the quarter ended December 31, 2022 pursuant to those same licenses.

With regards to the aforementioned license granted to Zander On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

The Company recognized an Operating Loss of $463,867 during the three months ended December 31, 2022 whereas the Company recognized an Operating Loss of $106,422 for the same period ended 2021. The Company recognized a Net Loss of $2,644,980 for the three months ended December 31, 2021 whereas the Company recognized a Net Income of $1,635,730 for the same period ended 2022. The larger Operating Loss recognized during the three months ended December 31 , 2022 as compared to the same period ended 2021 is primarily attributable to material increases in Research and Development expenses and consulting expenses incurred during the period ended 2022 as compared to the same period ended 2021. With regard to Net Income contributing factors to greater Net Income being recognized during the three months ended December 31, 2021 as compared to the same period ended 2021 include:

(1)	greater operating losses incurred during the three months ended December 31, 2022
(2)	Recognition of Derivative Income of $2,964,939 during the quarter ended December 31, 2021 as opposed to $2,115,806 of Derivative Income recognized during the quarter ended December 31, 2022
(3)	The recognition of a $62,700 gain on derecognition of Accounts Payable during the quarter ended December 31, 2021 for which recovery is barred by the statute of limitations imposed under California Code of Civil Procedure §337.

As of December 31, 2022 we had $40,741 in cash on hand and current liabilities of $5,298,935. We feel we will not be able to satisfy our cash requirements over the next twelve months and shall be required to seek additional financing.

As of December 31, 2022 the Company was not party to any binding agreements which would commit Regen to any material capital expenditures.

As of September 30, 2021 we had Cash of $727,162 and as of September 30, 2022 we had cash of $51,204. The decrease in cash of approximately 93% is primarily attributable to the payment of $218,529 in satisfaction $94,537 of convertible indebtedness and $28,973 of accrued interest on convertible indebtedness as well as funds expended in operation of the Company’s business.

As of September 30, 2021 we had Accounts Receivable, Related Party of $213,192 and as of September 30, 2022 we had Accounts Receivable, Related Party of $ 295,466. The increase of approximately 19% is attributable to the accrual during the quarter ended December 31, 2021 of $27,425 of minimum royalties and anniversary fees pursuant to a license granted to Zander Therapeutics, Inc. by Regen Biopharma, Inc. , the accrual during the quarter ended March 31,2022 of $27,425 of minimum royalties and anniversary fees pursuant to a license granted to Zander Therapeutics, Inc. by Regen Biopharma, Inc. the accrual during the quarter ended June 30,2022 of $27,425 of minimum royalties and anniversary fees pursuant to a license granted to Zander Therapeutics, Inc. by Regen Biopharma, Inc. offset by the paying down by licensee of $41,193 of fees accrued yet unpaid due to the Company during the quarter ended September 30, 2022.

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As of September 30, 2021 we had Prepaid Expenses of $48,144 and as of September 30, 2022 we had prepaid expenses of $20,945. The decrease in Prepaid Expenses of approximately 56.4% is attributable to the recognition of expenses incurred over the twelve months ended September 30, 2022 resulting from an agreement to provide Research and Development services which was prepaid during the quarter ended September 30, 2021. The term of the agreement is from July 1, 2021 to July 1, 2023. The total consideration due of $55,000 was paid to the contractor as of July 1, 2021 and is being expensed over the term of the agreement.

As of September 30, 2022 we had Notes Receivable, Related Party of $0 and as of September 30, 2021 we had Notes Receivable, Related Party of $ 5,396. As of September 30, 2022 we had Accrued Interest Receivable, Related Party of $0 and as of September 30, 2021 we Accrued Interest Receivable, Related Party of $230. The decrease is attributable to the payment in cash by Zander Therapeutics, Inc.( an entity under common control with the Company) during the quarter ended September 30, 2022 of the principal balance and accrued interest there of a promissory note issued by Zander Therapeutics, Inc. to the Company during the quarter ended June 30, 2021.

As of September 30, 2022 we had Investment Securities (Not Related Party) of $0 and as of September 30, 2021 we had Investment Securities (Not Related Party) of $198,006. The decrease in Investment Securities (Not Related Party) is attributable to the sale by the Company of 18,300 common shares of Oncology Pharma, Inc. during the year ended September 30, 2022.

As of September 30, 2022 we had Prepaid Rent of $10,000 and as of September 30, 2021 we had Prepaid Rent of $0. The increase in Prepaid Rent is primarily attributable to $10,000 of rental expenses prepaid to BST Partners (an entity under common control with the Company) during the quarter ended September 30, 2022.

As of September 30, 2022 we had Investment Securities (Related Party) of $222,580 and as of September 30, 2021 we had Investment Securities ( Related Party) of $19, 969. During the fiscal year ended September 30, 2022 the Company revalued its owned shares of Zander Therapeutics, Inc. resulting in the recognition of an increase in fair value of 1014.65% as compared to September 30, 2021.

As of September 30, 2022 we had Accounts Payable of $28,799 and as of September 30, 2021 we had Accounts Payable of $91,498. The decrease in Accounts Payable of approximately 69% is primarily attributable to the derecognition of $62,700 of payables for which recovery is barred by the statute of limitations imposed under California Code of Civil Procedure §337.

As of September 30, 2022 we had Accrued Interest Payable of $689,785 and as of September 30, 2021 we had Accrued Interest Payable of $954,861. The decrease in Accrued Interest Payable of approximately 28% is primarily attributable to

(a) the conversion during the quarter ended December 31, 2021 of $298,964 of interest accrued but unpaid on Convertible Notes issued by the Company and the satisfaction of $28,973 of interest accrued but unpaid in cash,

(b) the conversion during the quarter ended March 31, 2022 of $39,708 of interest accrued but unpaid on Convertible Notes issued by the Company ,

(c) the conversion of during the quarter ended June 30, 2022 of $3,201 of interest accrued but unpaid on Convertible Notes issued by the Company

(d) the conversion of during the quarter ended September 30, 2022 of $32,950 of interest accrued but unpaid on a Convertible Note issued by the Company offset by additional interest accrued but unpaid during the year ended September 30, 2022 on Notes Payable and Convertible Notes Payable.

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As of September 30, 2021 we had Notes Payable of $1,429,179 and as of September 30, 2022 we had Notes Payable of $710. The decrease in Notes Payable of 99.9% is primarily attributable to the reclassification of a Note in the principal amount of $1,500,000 (net of unamortized Original Issue Discount) as a Convertible Note Payable. Such reclassification occurred as a result of the Company’s failure to make a required payment such failure triggering the conversion feature. The aforementioned $1,500,000 Note has been satisfied as of September 30, 2022.

As of September 30, 2021 we had total Convertible Notes Payable of $2,152,811 and as of September 30, 2022 we had total Convertible Notes Payable of $1,272,340. The decrease in total Convertible Notes Payable of 40.98 % is attributable to the following:

(a)	The satisfaction of $785,964 of principal convertible indebtedness through the issuance of equity securities during the quarter ended December 31, 2021
(b)	The settlement of $94,537 of principal convertible indebtedness through cash payments during the quarter ended December 31, 2021
(c)	The reclassification during the quarter ended March 31, 2022 of $1,724, 960 (net of unamortized discount and including a $300,000 penalty incurred due to the failure by the Company to make a required payment to the lender) of principal indebtedness as convertible debt.
(d)	The conversion during the quarter ended March 31, 2022 of $48,420 of principal convertible indebtedness
(e)	The conversion during the quarter ended June 30, 2022 of $1,438,378 of principal convertible indebtedness
(f)	The conversion during the quarter ended September 30, 2022 of $313,202 of principal convertible indebtedness offset by the recognition of $71,607 Amortization of Discount recognized during the fiscal year ended September 30, 2022.

As of September 30, 2022 we had a Derivative Liability of $3,551,793 and as of September 30, 2021 we had a Derivative Liability of $6,892,477. The decrease in Derivative Liability of approximately 48% is attributable to the recognition by the Company of embedded derivatives on Convertible Notes Payable with an aggregate face value of $962,500 outstanding as of September 30, 2022.

As of September 30, 2022 we had a Unearned Income of $1,718,290 and as of September 30, 2021 we had a Unearned Income of $1,843,806. Unearned Income represents that portion of $1,905,000 of license fees paid during the quarter ended June 30, 2021 to be recognized as revenue over the 15 year term of the licenses granted in accordance with ASC 606. The decrease of 6% is attributable to the recognition by the Company of $125,517 of licensing revenue over the year ended September 30, 2022.

Revenues from continuing operations were $235,517 for the twelve months ended September 30, 2022 and $171,194 for the same period ended 2021. $110,000 of revenue from related parties recognized during the years ended September 30, 2021 and September 30, 2022 consisted of $100,000 related to an anniversary expense receivable pursuant to a license granted by the Company to Zander Therapeutics, Inc. and $10,000 of minimum royalties recognized during the twelve months ended September 30 2021 and 2022 respectively pursuant to the same license. $61,194 of revenue recognized during the year ended September 30, 2021 were recognized pursuant to licenses granted to Oncology Pharma,Inc. and $125,517 of revenue was recognized during the year ended September 30, 2022 pursuant to those same licenses.

With regards to the aforementioned license granted to Zander On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

The Company recognized an Operating Loss of $200,771 during the year ended September 30, 2021 whereas the Company recognized an Operating Loss of $339,605 for the same period ended September 30, 2022. The Company recognized a Net Loss of $6,765,233 for the twelve months ended September 30, 2021 whereas the Company recognized a Net Income of $2,443,531 for the same period ended 2022. Contributing factors to the difference between the periods were the recognition of a Derivative Income of $3,340,683 during the period ended 2022 as opposed to the recognition of Derivative Losses of $4,264,975 during the period ended 2021, the recognition during the fiscal year ended September 30, 2021 of an $800,000 expense related to a legal settlement during the year ended September 30,2021 and recognition of $632, 094 of unrealized losses on sales of Investment Securities as well as $524,960 of realized losses on sales of Investment Securities during the year ended September 30, 2021.

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As of September 30, 2022 we had $51,204 in cash on hand and current liabilities of $8,595,461 such liabilities materially consisting of Accounts Payable, Notes Payable, Convertible Notes Payable , Derivative Liability Recognized, Unearned Income and Accrued Expenses. We feel we will not be able to satisfy our cash requirements over the next twelve months and shall be required to seek additional financing.

As of September 30, 2022 the Company was not party to any binding agreements which would commit Regen to any material capital expenditures.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During our most two most recent fiscal year there have been no changes in or disagreements with our independent registered public accountant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Management and Directors:

David R. Koos

David R. Koos has served as Chairman of the Board of Directors, Chief Executive Officer, Secretary, and Treasurer since April 24, 2012 until his resignation in January 22, 2020.

David R. Koos has served as Acting Chief Financial Officer of the Company for the period beginning April 24, 2012 and ending February 11, 2015.

On March 23, 2021 David R. Koos was appointed Chairman and Sole Director of Regen Biopharma, Inc. On March 23, 2021 David R. Koos was appointed Chief Executive Officer, President, Secretary and Treasurer of Regen Biopharma, Inc.

On March 23, 2021 David R. Koos was appointed Chairman and Sole Director of KCL Therapeutics, Inc. On March 23, 2021 David R. Koos was appointed Chief Executive Officer, President, Secretary and Treasurer of KCL Therapeutics, Inc.

KCL Therapeutics, Inc. is a wholly owned subsidiary of Regen Biopharma, Inc.

Education:

DBA - Finance (December 2003)

Atlantic International University

Ph.D. - Sociology (September 2003)

Atlantic International University

MA - Sociology (June 1983)

University of California - Riverside, California

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Five Year Employment History:

David R. Koos, 62 has served as Chairman of the Board of Directors, Chief Executive Officer, President, Secretary and Treasurer of SYBLEU INC., a biotechnology company, from June 12, 2020 to December 13, 2022. David R. Koos served as Chief Financial Officer of SYBLEU INC. from June 12, 2020 to July 21, 2020. On March 23, 2021 David R. Koos assumed the position of sole officer and director of Zander Therapeutics, Inc., a biotechnology company.

Position:	Company Name:	Employment Dates:
Chairman, President, Chief Executive Officer, Secretary, Acting Chief Financial Officer, Principal Accounting Officer	Entest Group, Inc.	June 19, 2009 to November 28, 2018
Chairman, President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer	Entest BioMedical, Inc.( a California corporation)	August 22,2008 to the Present
Chairman and CEO	Regen BioPharma, Inc.	April 24, 2012 to January 22,2020
Acting CFO	Regen BioPharma, Inc.	April 24, 2012 to February 11, 2015
President	Regen BioPharma, Inc.	May 29, 2013 to October 9, 2013
Chairman, CEO	Zander Therapeutics, Inc.	February 2017 to January 22,2020
Sole Officer and Director	Cell Source Research, Inc.	March 24, 2003 to the Present
Chairman, President, CEO and Acting CFO	Bio-Matrix Scientific Group, Inc.	June 14, 2006 (Chairman) to July 31;2019 June 19, 2006 (President, CEO and Acting CFO); June 19, 2006 (Secretary) to July 31, 2019
Chairman & CEO	BST Partners Inc. (A California Corporation)	November 30, 2018 to the Present
Chairman & CEO	BST Partners Inc. (A Wyoming Corporation)	March 17, to 2017 to the Present

TRANSACTIONS WITH RELATED PERSONS

 On June 23, 2015 the Company entered into an agreement (“Agreement”) with Zander Therapeutics, Inc. ( “Zander”) whereby The Company granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by The Company (” License IP”) for non-human veterinary therapeutic use for a term of fifteen years. Zander is under common control with the Company.

Pursuant to the Agreement, Zander shall pay to The Company one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement.

The abovementioned payments may be made, at Zander’s discretion, in cash or newly issued common stock of Zander.

Pursuant to the Agreement, Zander shall pay to The Company royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, Zander will pay The Company ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Zander from sublicensees ( excluding royalties from sublicensees based on Net Sales of any Licensed Products for which The Company receives payment pursuant to the terms and conditions of the Agreement).

Zander is obligated pay to The Company minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

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The Agreement may be terminated by The Company:

If Zander has not sold any Licensed Product by ten years of the effective date of the Agreement or Zander has not sold any Licensed Product for any twelve (12) month period after Zander’s first commercial sale of a Licensed Product.

The Agreement may be terminated by Zander with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to The Company with regard to that License IP.

The Agreement may be terminated by Zander with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to The Company with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

On December 16, 2019 Zander Therapeutics, Inc. (“Zander”), KCL Therapeutics, Inc. (“KCL”) and Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) whereby:

1) Zander shall return for cancellation 194,285,714 shares of the Series A Preferred stock of Regen (“Conversion Shares”) acquired by Zander through conversion of $340,000 of principal indebtedness of a $350,000 convertible note payable issued by Regen to Zander. Subsequent to this event the principal amount due to Zander by Regen pursuant to the Convertible Note shall be $350,000 which shall be applied pursuant to the Agreement.

2) A $35,000 one time charge due to Zander by Regen (“One Time Charge”) shall be applied pursuant to the Agreement.

3) $75,900 of principal indebtedness due to Regen by Zander and $4,328 of accrued but unpaid interest due by Regen to Zander shall be applied pursuant to the Agreement.

No actions were taken by any of the parties to enforce the terms of the Agreement.

On April 15, 2021 the Agreement was amended as follows so that the material terms and conditions shall be:

a)	Zander shall not return the Conversion shares for cancellation and the principal indebtedness of the aforementioned convertible note shall not reflect such return

b)	As of December 16, 2019 all principal and accrued interest payable by Regen to Zander on that date resulting from Promissory Notes issued by Regen to Zander shall be credited towards amounts due by Zander pursuant to that agreement, as amended, entered into by and between Zander and Regen on June 23, 2015 (“License Agreement”) whereby Regen granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen for non-human veterinary therapeutic use for a term of fifteen years and that License Assignment And Consent agreement entered into by and between Regen, KCL and Zander on December 17, 2018 whereby Regen transferred and assigned to KCL all rights, duties, and obligations of Regen under the License Agreement and KCL agreed to assume such duties and obligations thereunder and be bound to the terms of the License Agreement with respect thereto.

Zander and Regen are under common control.

On September 30, 2018 Regen Biopharma, Inc. (“Regen”) issued a convertible promissory note in the principal amount of $350,000 (“Note”) to Zander Therapeutics, Inc. (“Zander”). Consideration for the Note consisted of $350,000. A onetime interest charge of 10% of the principal amount shall be applied to the principal amount of the Note. The Note is due and payable 24 months from the effective date.

Zander has the right, at any time after the September 30, 2018, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of Series A Preferred stock of Regen as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is the greater of $0.0001 or 60% of the lowest trade price in the 25 trading days previous to the conversion. Zander, at any time prior to selling all of the shares from a conversion, may, for any reason, rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to Regen.

As of September 1, 2022, $10,000 of the principal amount of the Note remains outstanding.

During the quarter ended June 30, 2021 Zander Therapeutics, Inc. issued a promissory note in the amount of $5,396 to the Company as consideration for expenses of Zander Therapeutics Inc., paid by the Company. The Note is payable on demand of the Holder and bears simple interest at 10% per annum.

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On October 8,2021 the Company entered into an agreement with Dr. Brian Koos, MD PhD whereby Dr. Brian Koos would provide services to the Company consisting of :

a)	Reviewing existing publications on research being conducted on Checkpoint NR2F6.
b)	Identifying the most promising applications for the Company’s technology
c)	Drafting a “white paper” on results for 1(b)
d)	Making introductions to known experts in appropriate fields identified in 1(b).

Dr. Brian Koos is to be paid compensated $117,000 as total consideration for performing the abovementioned tasks. During the quarter ended December 31, 2021. Dr. Brian Koos was paid the amount of $80,275 and during the quarter ended March 31, 2022 Dr. Brian Koos was paid $36,975. Dr. Brian Koos is the brother of David Koos the Chairman and Chief Executive Officer of the Company.

As of September 1, 2022 the Company is indebted to David R. Koos the Company’s sole officer and director in the amount of $227. $227 lent to the Company by Koos is due and payable at the demand of the holder and bear simple interest at a rate of 15% per annum.

During the quarter ended December 31, 2021 the Company paid $5,000 of rental expenses to the landlord of BST Partners as consideration to BST Partners for use of office space. BST Partners is controlled by David R. Koos the Chairman and Chief Executive Officer of the Company.

On January 13, 2022 Regen Biopharma, Inc. entered into a sublease agreement with BST Partners (“BST”) whereby Regen Biopharma, Inc. would sublet office space located at 4700 Spring Street, Suite 304, La Mesa, California 91942 from BST on a month to month basis for $5,000 per month beginning January 14, 2022.

BST Partners is controlled by David Koos who serves as the sole officer and director of Regen Biopharma, Inc.

CORPORATE GOVERNANCE

Code of Ethics

On September 25, 2013 we adopted a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002.

Director Independence

Audit Committee and Audit Committee Financial Expert

The members of the Company’s board of Directors may not be considered independent. The Company is not a “listed company” under Securities and Exchange Commission (“SEC”) rules and is therefore not required to have an audit committee comprised of independent directors. The Company does not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, the Company’s Board of Directors is deemed to be its audit committee and as such functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. The Board of Directors has determined that its member is able to read and understand fundamental financial statements and has substantial business experience that results in that member’s financial sophistication. Accordingly, the Board of Directors believes that its member has the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Nominating and Compensation Committees

The Company does not have standing nominating or compensation committees, or committees performing similar functions. The board of directors believes that it is not necessary to have a compensation committee at this time because the functions of such committee are adequately performed by the board of directors. The board of directors also is of the view that it is appropriate for the Company not to have a standing nominating committee because the board of directors has performed and will perform adequately the functions of a nominating committee. The Company is not a “listed company” under SEC rules and is therefore not required to have a compensation committee or a nominating committee.

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Shareholder Communications

There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. There are no specific, minimum qualifications that the board of directors believes must be met by a candidate recommended by the board of directors. Currently, the entire board of directors decides on nominees, on the recommendation of any member of the board of directors followed by the board’s review of the candidates’ resumes and interview of candidates. Based on the information gathered, the board of directors then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

Because the Chief Executive Officer of the Company is also the Chairman of the Board of Directors of the Company, the Board of Directors has determined not to adopt a formal methodology for communications from shareholders on the belief that any communication would be brought to the Board of Directors’ attention by virtue of the co-extensive capacities of the Chairman of the Board of Directors.

EXECUTIVE COMPENSATION

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Total Deferred Compensation Earnings ($)
David Koos Chairman, and CEO	From October 1, 2020 to September 30, 2021	$0	1	0	0	0

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Total Deferred Compensation Earnings ($)
David Koos Chairman, and CEO	From October 1, 2021 to September 30, 2022	$0	0	0	0	0

There is a balance of $457,111 of salary accrued but unpaid due to David Koos.

Employment Agreements

Currently neither the Company nor the Company’s wholly owned subsidiary is party to any employment agreement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of each class of the Company’s capital stock as of April 10, 2023 for (1) each person known by the Company to beneficially own more than 5% of each class of the Company’s voting securities, (2) each executive officer, (3) each of the Company’s directors and (4) all of the Company’s executive officers and directors as a group.

Based on 3,381,366 shares issued and outstanding as of April 10, 2023

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage
Common	David R. Koos	504	*	0.01%
	c/o Regen Biopharma, Inc.
	4700 Spring Street St 304
	La Mesa CA 91942*
Common	All Officers and Directors as a Group	504*		0.01%

*includes 4 shares held by BMXP Holdings Shareholder’s Business Trust and 2 shares held by the AFN Trust

Based on 409,551 shares issued and outstanding as of April 10, 2023

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Series A Preferred	David R. Koos		30.10%
	c/o Regen Biopharma, Inc.	122,221
	4700 Spring Street St 304
Series A Preferred	Zander Therapeutics, Inc.	105,204	25.90%
	4700 Spring Street St 304
	La Mesa CA 91942
Series A Preferred	RGBP HOLDINGS LLC	40,949	10.87%
	9962 S CLYDE PLACE HIGHLANDS RANCH, CO 80129
Series A Preferred	All Officers and Directors as a Group	122,221	30.10%
* Includes 1 share held by BMXP Holdings Shareholder’s Business Trust, 17,013 shares held by BST Partners, 105, 204 shares held by Zander Therapeutics, Inc. and 1 share held by the AFN Trust

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Based on 29,338 shares outstanding as of April 10, 2023

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Series M Preferred	David R. Koos	7,667	26.14%
	c/o Regen Biopharma, Inc
	4700 Spring Street, Suite 304,
	La Mesa, California 91942
Series M Preferred	Todd S. Caven	6,667	22.73%
	8578 TERRACEVIEW LANE NORTH
	MAPLE GROVE, MN 55311
Series M Preferred	Roger Formisano	2,001	6.82%
	4124 N. 64th Street
	Scottsdale, AZ 85251
Series M Preferred	Robert D. Hopkins	2,001	6.82%
	11642 N. 40th Place
	Phoenix, AZ 85028
Series M Preferred	Harry Lander	6,667	22.73%
	50 SUTTON PLACE SOUTH
	APT. 6A
	NEW YORK, NY 10022
Series M Preferred	Jean-Pierre Millon	4,001	13.64%
	3908 E. San Miguel Ave
	Paradise Valley, AZ 85253
Series M Preferred	All Officers and Directors as a Group	7,667	26.14%

based on 334 shares outstanding as of April 10, 2023

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Series AA Preferred	David R. Koos
	c/o Regen Biopharma, Inc.	334	100%
	4700 Spring Street St 304
	La Mesa CA 91942
Series AA Preferred	All Officers and Directors as a Group	334	100%

based on 15,007 shares outstanding as of April 10, 2023

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Series NC Preferred	David R. Koos
	c/o Regen Biopharma, Inc.	15,007	100%
	4700 Spring Street St 304
	La Mesa CA 91942
Series NC Preferred	All Officers and Directors as a Group	15,007	100%

129

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

130

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Under applicable provisions of the Nevada Revised Statutes, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our Bylaws indemnify members of the board of directors, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the state of Nevada against any or all expense, liability and loss reasonably incurred in defending a civil or criminal action, suit or proceeding to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

131

1,000,000 Shares of

Common Stock

SYBLEU INC.

PROSPECTUS

______2023

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by our Company or the Distributing Security Holder.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Except where otherwise indicated, this prospectus speaks as of the effective date of the registration statement.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of our Company since the date hereof.

132

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Securities and Exchange Commission Filing Fee	$220.40
Accountant’s Fees	$5,500
Total	$5,720.40

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Nevada Revised Statutes(“NRS”), provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

133

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Bylaws indemnify members of the board of directors, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the state of Nevada against any or all expense, liability and loss reasonably incurred in defending a civil or criminal action, suit or proceeding to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

RECENT SALES OF UNREGISTERED SECURITIES

Retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

Quarter ended December 31, 2022

On October 25, 2022 the Company issued 6,667 Series A preferred shares as consideration for nonemployee services

On November 11, 2022 the Company issued 105126 Series A preferred shares in satisfaction of $761,500 of convertible indebtedness and $380,262 of accrued interest on convertible indebtedness.

On November 11, 2022 the Company issued 11,279 common shares in satisfaction of $25,639 of accrued interest on convertible indebtedness.

On December 5, 2022 the Company issued 1,112 Series A preferred shares as consideration for nonemployee services.

Fiscal Year Ended September 30, 2022

On October 1, 2021 the Company issued 67,812 common shares in satisfaction of $425,000 of convertible indebtedness and $154,991 of accrued interest on convertible indebtedness.

On October 1, 2021 the Company issued 3914 shares of Series A Preferred stock in satisfaction of $50,000 of convertible indebtedness and $23,369 of accrued interest on convertible indebtedness.

On October 29, 2021 the Company issued 17,165 common shares in satisfaction of $140,000 of convertible indebtedness and $54,000 of accrued interest on convertible indebtedness.

On November 4 , 2021 the Company issued 5,751 common shares in satisfaction of $50,000 of convertible indebtedness and $69,012 of accrued interest on convertible indebtedness.

On November 24, 2021 the Company issued 51,570 common shares in satisfaction of $95,964 of convertible indebtedness and $36,967 of accrued interest on convertible indebtedness.

On December 10 2021 the Company issued 950 shares of Series A Preferred stock in satisfaction of $25,000 of convertible indebtedness and $10,625 of accrued interest on convertible indebtedness.

On March 28, 2022 the Company issued 10,667 common shares in satisfaction of $48,420 of convertible indebtedness and $39,708 of accrued interest on convertible indebtedness.

134

On April 5, 2022 the Company issued 26,667 common shares in satisfaction of $218,617 of convertible indebtedness and $1,701 of accrued interest on convertible indebtedness.

On April 8, 2022 the Company issued 66,666 common shares in satisfaction of $550,161 of convertible indebtedness and $1,500 of accrued interest on convertible indebtedness.

On May 16, 2022 the Company issued 66,667 common shares in satisfaction of $334,800 of convertible indebtedness.

On June 8, 2022 the Company issued 66,667 common shares in satisfaction of $334,800 of convertible indebtedness.

On July 15 2022 the Company issued 33,333 common shares in satisfaction of $132,650 of convertible indebtedness and $32,950 of accrued interest on convertible indebtedness.

On July 20, 2022 the Company issued 36343 common shares in satisfaction of $180,552 of convertible indebtedness.

On August 4, 2022 the Company issued 4,667 common shares pursuant to contractual obligations imposed by a previously issued convertible note which has now been fully converted.

Fiscal Year Ended September 30, 2021

Quarter ended December 31, 2020

Issuance of Common Shares:

On October 28, 2020 the Company issued 53,377 common shares in satisfaction of $3,752 of convertible indebtedness and $1,452 of accrued interest on convertible indebtedness.

On November 6, 2020 the Company issued 55,956 common shares in satisfaction of $3,900 of convertible indebtedness and $1,555 of accrued interest on convertible indebtedness.

On December 11, 2020 the Company issued 58,013 common shares in satisfaction of $7,300 of convertible indebtedness and $3,142 of accrued interest on convertible indebtedness.

On December 16, 2020 the Company issued 4,231 common shares in satisfaction of $429 of convertible indebtedness, $129 in fees and $236 of accrued interest on convertible indebtedness.

On December 16, 2020 the Company issued 58,773 common shares in satisfaction of $4,030 of convertible indebtedness and $1,700 of accrued interest on convertible indebtedness.

On December 17, 2020 the Company issued 55,478 common shares in satisfaction of $8,200 of convertible indebtedness and $1,786 of accrued interest on convertible indebtedness.

On December 23, 2020 the Company issued 72,296 common shares in satisfaction of $16,000 of convertible indebtedness and $3,250 of accrued interest on convertible indebtedness.

On December 31, 2020 the Company issued 78,558 common shares in satisfaction of $5,330 of convertible indebtedness and $2,329 of accrued interest on convertible indebtedness.

Issuance of Series A Preferred Shares:

On December 17, 2020 the Company issued 21,586 shares of Series A Preferred stock in satisfaction of $13,000 of convertible indebtedness and $8,046 of accrued interest on convertible indebtedness.

Quarter ended March 31, 2021

135

Issuance of Common Shares:

On January 28, 2021 the Company issued 57,266 common shares in satisfaction of $5,154 of convertible indebtedness.

On February 23, 2021 the Company issued 58,666  common shares in satisfaction of $4,400 of accrued interest on convertible indebtedness.

On February 24, 2021 the Company issued 55,173 common shares in satisfaction of $30,000 of convertible indebtedness and $4,758 of accrued interest on convertible indebtedness.

On March 2, 2021 the Company issued 79,513 common shares in satisfaction of $5,260 of convertible indebtedness and $2,492 of accrued interest on convertible indebtedness.

On March 9,2021 the Company issued 50,666 common shares in satisfaction of $3,457 of convertible indebtedness and $441 of accrued interest on convertible indebtedness.

On March 20,2021 the Company issued 75,000 common shares in satisfaction of $1,000 of convertible indebtedness and $5,750 of accrued interest on convertible indebtedness.

On March 18, 2021 the Company issued 46,667 common shares in satisfaction of $3,415 of convertible indebtedness and $84 of accrued interest on convertible indebtedness.

On March 31, 2021 the Company issued 26,667 common shares in satisfaction of $1926 of convertible indebtedness and $74 of accrued interest on convertible indebtedness.

Quarter Ended June 30,2021

Issuance of Common Shares

On April 12, 2021 the Company issued 56,666 common shares in satisfaction of $3111 of convertible indebtedness and $49 of accrued interest on convertible indebtedness.

On April 13, 2021 the Company issued 21,979 common shares in satisfaction of $3,510 of convertible indebtedness and $1508 of accrued interest on convertible indebtedness.

On April 13, 2021 the Company issued 55,757 common shares in satisfaction of $19,000 of convertible indebtedness and $4736 of accrued interest on convertible indebtedness.

On April 15, 2021 the Company issued 190,830 common shares in satisfaction of $12,866 of convertible indebtedness and $3,876 of accrued interest on convertible indebtedness.

On April 16, 2021 the Company issued 47,171 common shares in satisfaction of $47,000 of convertible indebtedness and $8,189 of accrued interest on convertible indebtedness.

On April 21, 2021 the Company issued 109,209 common shares in satisfaction of $7655 of convertible indebtedness and $2,264 of accrued interest on convertible indebtedness.

On April 28, 2021 the Company issued 19,189 common shares in satisfaction of $22,000 of convertible indebtedness and $3,905 of accrued interest on convertible indebtedness.

136

On May 3, 2021 the Company issued 22,008 common shares in satisfaction of $1,416 of convertible indebtedness and $729 of accrued interest on convertible indebtedness.

On May 5, 2021 the Company issued 18,502  common shares in satisfaction of $1,187 of convertible indebtedness and $616 of accrued interest on convertible indebtedness.

On May 18, 2021 the Company issued 22,515 common shares in satisfaction of $2,026 of convertible indebtedness.

Quarter ended September 30, 2021.

Issuance of Common Shares

On July 16, 2021 the Company issued 132,293 common shares in satisfaction of $500 of convertible indebtedness and $19,344 of accrued interest on convertible indebtedness .

On July 22, 2021 the Company issued 133,333 common shares in satisfaction of $10,000 of convertible indebtedness and $10,000 of accrued interest on convertible indebtedness .

On August 2, 2021 the Company issued 66,667 common shares in satisfaction of $10,000 of convertible indebtedness.

On September 10 , 2021 the Company issued 1,280 common shares in satisfaction of $35,000 of convertible indebtedness and $12,993 of accrued interest on convertible indebtedness .

On September 30, 2021 the Company issued 46,667 common shares in satisfaction of $4,200 of convertible indebtedness.

Issuance of Series A Preferred Shares:

On September 30, 2021 the Company issued 11,901 shares of Series A Preferred stock in satisfaction of $140,000 of convertible indebtedness and $68,535 of accrued interest on convertible indebtedness.

Fiscal Year ended September 30, 2020

October 29, 2019 the Company issued 16,169 common shares in satisfaction of $10,000 of convertible indebtedness and $1,641 of accrued interest on convertible indebtedness.

On October 29, 2019 the Company issued 12,984 common shares in satisfaction of $4,907 of convertible indebtedness and $1,422 of accrued interest on convertible indebtedness.

On November 5, 2019 the Company issued 19,479 common shares in satisfaction of $9,000 of convertible indebtedness and $1,518 of accrued interest on convertible indebtedness.

On November 5, 2019 the Company issued 18,667 common shares in satisfaction of $5,775 of convertible indebtedness and $2,625 of accrued interest on convertible indebtedness.

On November 5, 2019 the Company issued 20,370 common shares in satisfaction of $11,000 of convertible indebtedness .

On November 27, 2019 the Company issued 24,335 common shares in satisfaction of 2785 accrued interest on convertible indebtedness and $500 in fees.

On December 3, 2019 the Company issued 24,076 common shares in satisfaction of $5,500 of convertible indebtedness and $1,000 accrued interest on convertible indebtedness.

137

On December 4, 2019 the Company issued 24,362 common shares in satisfaction of $6,090 of convertible indebtedness and $1,035 accrued interest on convertible indebtedness .

On December 5, 2019 the Company issued 27,948 common shares in satisfaction of $7,456 of convertible indebtedness .

On December 6, 2019 the Company issued 27,949 common shares in satisfaction of $907 of convertible indebtedness and $2,365 accrued interest on convertible indebtedness .

On December 10, 2019 the Company issued 33,153 common shares in satisfaction of $5,878 of convertible indebtedness .

On December 13, 2019 the Company issued 34,810 common shares in satisfaction of $2,266 of convertible indebtedness and $366 of accrued interest on convertible indebtedness and $500 in fees.

On December 13, 2019 the Company issued 34,800 common shares in satisfaction of $3,132 of convertible indebtedness.

On December 16, 2019 the Company issued 33,173 common shares in satisfaction of $5,470 of convertible indebtedness and $988 of accrued interest on convertible indebtedness.

On December 19, 2019 the Company issued 28,000 common shares in satisfaction of $3,280 of convertible indebtedness

On December 20, 2019 the Company issued 39,960 common shares in satisfaction of $3,280 of convertible indebtedness and $616 of accrued interest on convertible indebtedness.

On December 20, 2019 the Company issued 39,933 common shares in satisfaction of $3,594 of convertible indebtedness.

On December 23, 2019 the Company issued 39,938 common shares in satisfaction of $942 of convertible indebtedness, $354 of accrued interest on convertible indebtedness and $500 in fees.

On January 2, 2020 the Company issued 46,457 common shares in satisfaction of $3,763 of convertible indebtedness.

On January 2, 2020 the Company issued 47,195 common shares in satisfaction of $1,104 of convertible indebtedness , 524 of accrued interest on convertible indebtedness and $500 in fees.

On January 23, 2020 the Company issued 28,024 common shares in satisfaction of $202 of convertible indebtedness , $558 of accrued interest on convertible indebtedness and $500 in fees.

Issuance of Series A Preferred Shares:

On May 12, 2020 the Company issued 3,493 Series A Preferred shares in satisfaction of $3,000 of convertible indebtedness and $1,426 of accrued interest on convertible indebtedness.

On July 1, 2020 the Company issued 7736 Series A Preferred shares in satisfaction of $5,000 of convertible indebtedness and $2,542 of accrued interest on convertible indebtedness.

On August 7, 2020 the Company issued 11,033 Series A Preferred shares in satisfaction of $7,000 of convertible indebtedness and $3,757 of accrued interest on convertible indebtedness.

138

Issuance of non publicly traded securities

Issuance of Series M Preferred Shares:

On November 15, 2019 the Company issued 2,666 Series M Preferred shares as consideration for services.

On November 18, 2019 the Company issued 1,333 Series M Preferred shares as consideration for services.

Issuance of Series NC Preferred Shares

On April 13, 2021 the Company issued 7 Series NC Preferred shares to its Chief Executive Officer David Koos as consideration for services.

On March 17,2023 the Company issued 15,000 Series NC Preferred shares to its Chief Executive Officer David Koos in satisfaction of $10,050 of salaries accrued yet unpaid.

Issuance of Convertible Notes

On September 17,2021 the Company issued a promissory note in the principal amount of $1,500,000 ( “Note”) of which $75,000 was retained by the Holder through an Original Issue Discount (“OID”) for due diligence and origination related to this transaction and Thirty-five Thousand Dollars $35,000 was remitted by the Holder, at the instance and on behalf of the Company, directly to Holder’s counsel for documentation preparation fees resulting in net consideration paid to the Company of $1,390,000.

The Note carries “Guaranteed Interest” on the principal amount at the rate of 5% per annum for the ten-month term of this Note for an aggregate Guaranteed Interest $62,500 all of which Guaranteed Interest shall be deemed earned as of September 17, 2021.

The Principal Amount and the Guaranteed Interest shall be due and payable in five equal monthly payments of $312,500 commencing on March 17, 2022 and continuing on the 17th day of each month thereafter until paid in full not later than July 18, 2022 (the “Maturity Date”).

Solely following an Event of Default (as such term is defined in the Note) the Note shall become convertible, in whole or in part, into shares of Common Stock at the option of the Holder. The conversion price of the Note is 90% of the lowest per-share Trading Price per share. Trading Price is defined as the lowest daily VWAP for the 20 Trading Days preceding a Conversion Date. VWAP is defined as the dollar volume-weighted average price for the common shares as reported by Bloomberg.

$800,000 of the proceeds received as consideration for the abovementioned Note was utilized to satisfy a settlement agreement entered into by and between the Company and ChemDiv, Inc.

Principal and interest due on the Note have been satisfied and no longer are an obligation of the Company.

All the abovementioned securities were issued pursuant to Section 4(a) (2) of the securities Act of 1933, as amended (the “Act”). No underwriters were retained to serve as placement agents for the sale. The securities were sold directly through our management. No commission or other consideration was paid in connection with the sale of the securities. There was no advertisement or general solicitation made in connection with this Offer and Sale of securities.

With the exception of securities eligible for public resale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, a legend was placed on the certificate that evidences the securities stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

With regard to all securities sold for cash consideration described above cash proceeds received from sale were utilized by Regen for general corporate purposes unless otherwise indicated.

139

EXHIBITS

Exhibit No.	Description
3(i)	Articles of Incorporation
3(i)(2)	Amendment to Articles of incorporation
3(ii)	Bylaws of the Registrant
5.1	Opinion Regarding Legality
14.1	Code of Ethics
3(i)(3)	Certificate of Designation Series A Preferred
3(i)(4)	Certificate of Designation Series AA Preferred
3(i)(5)	Certificate of Designation Series M Preferred
3(i)(6)	Certificate of Designation Series NC Preferred
3(i)(7)	Amendment to Certificates of Designation Series A Preferred Stock and Series M Preferred Stock
3(i)(8)	Certificate of Change effective March 6, 2023
3(i)(9)	Amendment to Certificates of Designation Series AA Preferred Stock and Series NC Preferred Stock
10.1	License Agreement Regen Zander
10.2	Assignment License Agreement Regen Zander
10.3	License Agreement Oncology Pharma Regen
10.4	License Agreement Oncology Pharma KCL
23.1	Consent BF Borgers
23.2	Consent William Aul
99.1	Form of Subscription Agreement
10.5	Convertible Note 1
10.6	Convertible Note 2
10.7	Convertible Note 3
10.8	Convertible Note 4
10.9	Convertible Note Zander Therapeutics, Inc.
10.10	Convertible Note 5

140

UNDERTAKINGS

The Registrant hereby undertakes the following:

(a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, but notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information of the plan of distribution.

For (2) determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a (3) post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged Securities Act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

141

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of La Mesa, State of California, on May 2nd, 2023.

REGEN BIOPHARMA, INC.

By:	/s/ David R. Koos
David R. Koos,
Chief Executive Officer, Principal Executive Officer
May 02, 2023

By:	/s/ David R. Koos
David R. Koos
Principal Accounting Officer
May 02, 2023

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ David R. Koos	Principal Executive Officer	May 02, 2023
David R. Koos

/s/ David R. Koos	Principal Accounting Officer	May 02, 2023
David R. Koos

/s/ David R. Koos	Director	May 02, 2023
David R. Koos

/s/ David R. Koos	Principal Financial Officer	May 02, 2023

142